      As filed with the Securities and Exchange Commission on JUNE 17, 1996
                                                     REGISTRATION  NO. 333-4418
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                                 ---------------


                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                         NELLIE MAE EDUCATION LOAN TRUST
                     (Issuer of the Asset-Backed Securities)

                        NELLIE MAE EDUCATION FUNDING, LLC
                   (Originator of the Trust described herein)
            (Exact name of Registrant as specified in ITS CHARTER)

          DELAWARE                                               043318763
(State or OTHER JURISDICTION of                              (I.R.S. Employer
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)


                                 ---------------


                       50 BRAINTREE HILL PARK - SUITE 300
                         BRAINTREE, MASSACHUSETTS 02184
                                 (617) 849-1325
    (Address, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  of Registrant's PRINCIPAL EXECUTIVE OFFICES)

                                 ---------------

                               JOHN F. REMONDI
                      TREASURER AND CHIEF FINANCIAL OFFICER
                       50 BRAINTREE HILL PARK - SUITE 300
                         BRAINTREE, MASSACHUSETTS 02184
                                 (617) 849-1325
 (Name, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                                  COPIES TO:
                                 ---------------

                            JOHN R. REGIER, ESQ.
                           MINTZ, LEVIN, COHN, FERRIS,
                             GLOVSKY AND POPEO, P.C.
                              ONE FINANCIAL CENTER
                           BOSTON, MASSACHUSETTS 02111
                                 (617) 542-6000
                                 ---------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: from time to time after the effective date of this Registration Statement, as determined by market conditions.


       If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /


       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under this Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                                                  CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                                                                                 AMOUNT OF
      TITLE OF EACH CLASS OF         AMOUNT TO         PROPOSED MAXIMUM      PROPOSED MAXIMUM AGGREGATE      REGISTRATION FEE(2)
   SECURITIES TO BE REGISTERED     BE REGISTERED     OFFERING PRICE (1)          OFFERING PRICE (1)
- --------------------------------------------------------------------------------------------------------------------------------
A-1 Asset Backed Notes
A-2 Asset Backed NOTES
Asset Backed Certificates           $ 67,000,000             100%                    $ 67,000,000                     n/a
                                    $ 48,800,000             100%                    $ 48,800,000                     n/a
                                    $  7,700,000             100%                    $  7,700,000                     n/a


TOTAL                               $123,500,000             100%                    $123,500,000                $42,586.21
================================================================================================================================

(1)  ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE.

(2) A PORTION OF THIS AMOUNT, $37,931.03, WAS PAID IN CONNECTION WITH THE INITIAL FILING OF THE REGISTRATION STATEMENT ON MAY 3, 1996. THE REMAINDER, $4,655.18, IS PAID IN CONNECTION HEREWITH.

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the COMMISSION, acting pursuant to said Section
8(a), may determine.


================================================================================

PROSPECTUS         SUBJECT TO COMPLETION, DATED JUNE 17, 1996


                         NELLIE MAE EDUCATION LOAN TRUST


               $67,000,000 LIBOR RATE ASSET BACKED CLASS A-1 NOTES $48,800,000 LIBOR RATE ASSET BACKED CLASS A-2 NOTES
                 $7,700,000 LIBOR RATE ASSET BACKED CERTIFICATES


                   NELLIE MAE EDUCATION FUNDING, LLC (SELLER)


         The Nellie Mae Education Loan Trust (the "Trust" or "Issuer") will be formed pursuant to a Trust Agreement, dated as of JUNE 1, 1996 (TOGETHER WITH ANY SUPPLEMENT OR AMENDMENT THERETO, THE "TRUST AGREEMENT"), between Nellie Mae Education Funding, LLC ("Seller") and FLEET NATIONAL BANK, AS OWNER trustee
(the "Owner Trustee"), and will issue (i) an aggregate of $67,000,000 LIBOR
Rate Asset Backed Class A-1 Notes (the "A-1 Notes"), which will bear interest at an interest rate equal to the LIBOR Rate plus ___%, but not to exceed at any time 18% per annum, and have a MATURITY DATE OF DECEMBER 15, 2004; AN AGGREGATE OF $48,800,000 LIBOR RATE (cover continued on next page)

         SEE "RISK FACTORS" BEGINNING ON PAGE 12 OF THIS PROSPECTUS FOR A DISCUSSION OF RISK FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE 1996 SECURITIES.


   THE OFFERED 1996 NOTES REPRESENT OBLIGATIONS OF, AND THE 1996 CERTIFICATES
        REPRESENT UNDIVIDED BENEFICIAL INTERESTS IN, THE TRUST AND DO NOT
         REPRESENT OBLIGATIONS OF OR INTERESTS IN NELLIE MAE, INC., THE
             SELLER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE OR ANY
                 OF THEIR RESPECTIVE AFFILIATES OR SUBSIDIARIES.


      EACH OF NELLIE MAE, INC AND THE SELLER IS A PRIVATE, NONGOVERNMENTAL ORGANIZATION AND THE FINANCED LOANS ARE NOT FUNDED OR INSURED BY ANY
                              GOVERNMENTAL ENTITY.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR
       HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                                  Price to              Underwriting           Proceeds to the
                                   PUBLIC               DISCOUNT (1)              Seller(2)


A-1 Notes                             %                       %                        %
A-2 Notes                             %                       %                        %
1996 Certificates                     %                       %                        %

     Total                        $                      $                        $


- ------------------------
(1) Nellie Mae, Inc. has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

(2)  Before deducting expenses, estimated at $__________.

         The 1996 Securities are offered by the Underwriter subject to prior sale, when, as and if issued to and accepted by the Underwriter, subject to approval of certain legal matters by counsel for the Underwriter. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the 1996 Securities will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company on or about __________, 1996.


                                SMITH BARNEY INC.

DATED:  ______, 1996



Information contained herein is subject to completion and amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These Securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

(cover continued from previous page)


ASSET BACKED CLASS A-2 NOTES (THE "A-2 NOTES", AND TOGETHER WITH THE A-1 NOTES,THE "1996 NOTES"), WHICH WILL BEAR INTEREST AT AN INTEREST RATE equal to the LIBOR Rate plus ____%, but not to exceed 18% per annum, AND HAVE A MATURITY DATE OF DECEMBER 15, 2018; AND (III) AN AGGREGATE OF $7,700,000 LIBOR RATE ASSET BACKED CERTIFICATES (THE "1996 CERTIFICATES" AND TOGETHER WITH THE 1996 NOTES, THE "1996 SECURITIES"), WHICH WILL BEAR INTEREST AT AN INTEREST RATE EQUAL TO THE LIBOR RATE PLUS ___%, BUT NOT TO EXCEED 18% PER ANNUM, AND HAVE A MATURITY DATE OF DECEMBER 15, 2018. In the event that the interest rate on the 1996 Notes or 1996 Certificates, as the case may be, for any Interest Period exceeds the applicable Net Loan Rate (as defined herein) for such Interest Period, the Noteholders or Certificateholders, as the case may be, will receive interest payments on the 1996 Notes or 1996 Certificates for such Interest Period at the applicable Net Loan Rate; the difference between the interest rate and the applicable Net LOAN Rate for such an Interest Period shall be deferred and paid to the Noteholders or Certificateholders, as the case may be, on the next succeeding Distribution Date on which funds are available therefor, except as described herein. The 1996 Notes will be issued pursuant to a Master Trust Indenture, dated as of JUNE 1, 1996 (the "Master Indenture," and together with any supplements or amendments thereto, the "Indenture") between the Issuer and STATE STREET BANK AND TRUST COMPANY, AS INDENTURE trustee (the "Indenture Trustee"), and the First Terms Supplement thereto. The 1996 Certificates will be issued pursuant to the Trust Agreement AND THE FIRST TRUST SUPPLEMENT THERETO. The assets of the Trust will consist primarily of a pool of student loans purchased or to be purchased from the Seller as more completely described herein. The Notes will be secured by the assets of the Trust (other than the CERTIFICATE Fund) pursuant to the Indenture. Pursuant to the Indenture, the Issuer, subject to certain conditions contained therein, may issue from time to time additional notes that will be equally and ratably secured with the 1996 Notes by the assets of the Trust (collectively with the 1996 Notes, the "Notes"). In addition, the Issuer may issue from time to time, subject to certain conditions contained in the Trust Agreement, additional certificates (together with the 1996 Certificates, the "Certificates," and collectively with the Notes, the "Securities").


         There is currently no secondary market for the 1996 Securities. The Underwriter intends to make a secondary market for the 1996 Securities, but has no obligation to do so. There can be no assurance that a secondary market for the 1996 Securities will develop or, if one does develop, that it will continue.

                                                             (end of cover page)


                                 --------------


         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AND THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                 --------------

         THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND ARE INTENDED TO BE SUBJECT TO THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE FUTURE EVENTS DESCRIBED IN SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING THOSE SET FORTH IN "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS.

                              SUMMARY OF PROSPECTUS

The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus. A GLOSSARY OF MAJOR DEFINED TERMS IS SET FORTH IMMEDIATELY PRECEDING THE BACK COVER PAGE.

Issuer..................................    Nellie Mae Education Loan Trust (the "Trust" or the "Issuer") is a
                                            Massachusetts business trust to be formed by the Seller and the Owner
                                            Trustee pursuant to the Trust Agreement, dated as of JUNE 1, 1996.
                                            The activities of the Trust and the Owner Trustee are limited by the terms of the Trust Agreement to acquiring, owning, selling and managing the Loans and the other assets of the Trust as described herein, issuing the Securities, collecting and making payments thereon and other activities related thereto.  SEE "FORMATION OF THE TRUST."

Seller..................................    Nellie Mae Education Funding, LLC (the "Seller") is a DELAWARE
                                            limited liability company.  The Seller is a limited purpose entity formed solely to acquire Loans from  NELLIE MAE, INC., to transfer such Loans to the Issuer and to carry out certain related functions described herein.
                                             NELLIE MAE, INC. owns 99% of the interests in the Seller, and NMI
                                            Education Loan Corporation ("NMELC"), a Massachusetts non-profit corporation of which NELLIE MAE, INC. is the sole member, owns the remaining ONE PERCENT (1%) interest in the Seller.  SEE "NELLIE
                                            MAE EDUCATION FUNDING, LLC."

Administrator ..........................    Nellie Mae, Inc. ("NELLIE MAE, INC."), will act as administrator (in such capacity, the "Administrator") on behalf of the Trust pursuant to an
                                            Administration Agreement (as amended and supplemented from time to time, the "Administration Agreement"), among the Administrator, the
                                            Issuer, the Owner Trustee and the Indenture Trustee.   NELLIE MAE,
                                            INC. is a non-profit corporation organized and existing under the laws of
                                            The Commonwealth of Massachusetts and is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.
                                            NELLIE MAE, INC. CARRIES ON A PRIVATE, NONGOVERNMENTAL EDUCATION
                                            LOAN PROGRAM to provide funds to assist families and individuals in financing the cost of attendance at various educational institutions, by originating or purchasing loans made for such purposes.  NELLIE MAE,
                                            INC.'S LOAN PROGRAM, WHICH IS UNRELATED TO ANY FEDERALLY GUARANTEED
                                            OR INSURED EDUCATION LOAN PROGRAMS, IS DESIGNED TO MEET THE NEEDS OF
                                            PARENTS AND STUDENTS WHOSE EDUCATION LOAN REQUIREMENTS ARE NOT
                                            FULLY MET BY SUCH FEDERAL EDUCATION LOAN PROGRAMS.  See "NELLIE
                                            MAE, INC."  Neither  NELLIE MAE, INC. nor any of its affiliates, including the Seller, NOR ANY OTHER PRIVATE OR GOVERNMENTAL ENTITY has
                                            guaranteed, insured or is otherwise obligated with respect to the
                                            Securities.  See "RISK FACTORS."

Indenture Trustee.......................    STATE STREET BANK AND TRUST COMPANY IS THE INDENTURE Trustee
                                            under the Indenture.

Owner Trustee...........................    FLEET NATIONAL BANK is the Owner Trustee under the Trust
                                            Agreement.


Servicer................................    USA Group Loan Services, Inc. (the "Servicer" or "Loan Services") will service those Financed Loans that are acquired by the Issuer and delivered to Loan Services.  Loan Services is a private, non-profit corporation organized under the laws of Delaware.  SEE "SERVICER."

Purpose of Issue........................    Proceeds of the 1996 Securities will be used by the Issuer to finance the
                                            Issuer's purchase of certain loans (the "Loans") originated under NELLIE
                                            MAE, INC.'S PRIVATE, NONGOVERNMENTAL EDUCATION LOAN PROGRAM to
                                            finance the cost of higher education (the Loans so financed by the 1996
                                            Securities being referred to herein as the "1996 Financed Loans", and together with any similar loans financed by the issuance of additional
                                            Securities, the "Financed Loans").

ASSETS OF THE TRUST

FINANCED LOANS..........................    THE FINANCED LOANS WILL CONSIST OF LOANS MADE OR PURCHASED BY
                                            NELLIE MAE, INC. PURSUANT TO ITS PRIVATE, NONGOVERNMENTAL GRADUATE
                                            AND UNDERGRADUATE LOAN PROGRAM AND WILL INCLUDE RIGHTS TO RECEIVE
                                            PAYMENTS MADE WITH RESPECT TO SUCH FINANCED LOANS.  AS OF APRIL
                                            30, 1996 (THE "INITIAL CUT-OFF DATE"), THE INITIAL LOANS HAD AN
                                            AGGREGATE PRINCIPAL BALANCE OF $68,306,777 AND A REMAINING WEIGHTED
                                            AVERAGE MATURITY OF 142 MONTHS.

       LOAN ORIGINATION PROCESS             APPLICANTS FOR NELLIE MAE, INC.'S STUDENT LOANS APPLY DIRECTLY TO
                                            NELLIE MAE, INC.  UPON REVIEW AND APPROVAL OF THE APPLICANT FOR
                                            CREDIT QUALIFICATION, NELLIE MAE, INC. CONFIRMS WITH THE STUDENT'S
                                            SCHOOL THAT THE REQUESTED LOAN AMOUNT IS WITHIN THE STUDENT'S COSTS
                                            OF EDUCATION THAT HAVE NOT BEEN MET THROUGH OTHER SOURCES OF
                                            FINANCIAL AID.  PROCEEDS OF THE LOAN ARE THEN DISBURSED EITHER BY
                                            NELLIE MAE, INC., OR BY A COMMERCIAL BANK ON ITS BEHALF, DIRECTLY TO
                                            THE STUDENT'S SCHOOL ON BEHALF OF THE STUDENT.  WHEN THE LOAN IS IN
                                            REPAYMENT, THE BORROWER MAKES MONTHLY PAYMENTS TO THE SERVICER
                                            AS AGENT FOR NELLIE MAE, INC. WHICH IS THE OWNER OF THE LOAN.  THE
                                            SERVICER DEPOSITS THESE PAYMENTS INTO THE DESIGNATED NELLIE MAE, INC.
                                            ACCOUNT.  SEE "THE TRUST ESTATE-NELLIE MAE, INC.'S LOAN
                                            PROGRAM--LOAN ORIGINATION PROCESS."

       SECURITIZATION OF FINANCED LOANS.    ON OR PRIOR TO THE DATE OF ISSUANCE OF THE 1996 SECURITIES (THE

                                            "CLOSING DATE"), NELLIE MAE, INC. WILL SELL STUDENT LOANS THAT WILL
                                            CONSTITUTE THE INITIAL LOANS TO THE SELLER PURSUANT TO A MASTER TERMS
                                            PURCHASE AGREEMENT, DATED AS OF JUNE 1, 1996 AND PURCHASE AGREEMENT NUMBER
                                            1 DATED AS OF THE CLOSING DATE (TOGETHER WITH SUBSEQUENT SUPPLEMENTAL
                                            PURCHASE AGREEMENTS ENTERED INTO ON OR BEFORE JANUARY 10, 1997, THE
                                            "PURCHASE AGREEMENT") AND THE SELLER WILL SELL THE INITIAL LOANS TO THE
                                            ISSUER PURSUANT TO A MASTER TERMS SALES AGREEMENT, DATED AS OF JUNE 1, 1996
                                            AND SALES AGREEMENT NUMBER 1 DATED AS OF THE CLOSING DATE (TOGETHER WITH
                                            SUBSEQUENT SUPPLEMENTAL SALES AGREEMENTS ENTERED INTO ON OR BEFORE JANUARY
                                            10, 1997, THE "SALES AGREEMENT"). THE ISSUER WILL PURCHASE THE 1996
                                            FINANCED LOANS WITH THE PROCEEDS OF THE 1996 SECURITIES. THE ISSUER WILL
                                            MAKE PAYMENTS OF PRINCIPAL AND INTEREST DUE TO THE 1996

                                            SECURITYHOLDERS FROM THE NET CASH RECEIPTS OF PAYMENTS MADE BY THE
                                            BORROWERS OF THE 1996 FINANCED LOANS. SEE "DESCRIPTION OF THE SALES AND
                                            PURCHASE AGREEMENTS."

PRE-FUNDING ACCOUNT.....................    FROM TIME TO TIME ON OR PRIOR TO JANUARY 10, 1997, PURSUANT TO THE
                                            PURCHASE AGREEMENT, NELLIE MAE, INC. WILL BE OBLIGATED TO SELL, AND THE
                                            SELLER WILL BE OBLIGATED TO PURCHASE, SUBJECT TO THE SATISFACTION OF
                                            CERTAIN CONDITIONS DESCRIBED THEREIN, SUBSEQUENT LOANS AT A PURCHASE PRICE
                                            EQUAL TO THE PRINCIPAL BALANCE PLUS ACCRUED INTEREST LESS AMOUNTS HELD TO
                                            INSURE AGAINST LOAN LOSSES. PURSUANT TO THE SALES AGREEMENT, AND SUBJECT TO
                                            THE SATISFACTION OF CERTAIN CONDITIONS DESCRIBED HEREIN AND THEREIN, THE
                                            SELLER WILL IN TURN SELL THE SUBSEQUENT LOANS TO THE ISSUER AT A PURCHASE
                                            PRICE EQUAL TO THE AMOUNT PAID BY THE SELLER TO NELLIE MAE, INC. FOR SUCH
                                            SUBSEQUENT LOANS, WHICH PURCHASE PRICE SHALL BE PAID FROM MONEYS ON DEPOSIT
                                            IN THE 1996-A SUBACCOUNT WITHIN THE PRE-FUNDING ACCOUNT. SUBSEQUENT LOANS
                                            WILL BE TRANSFERRED FROM NELLIE MAE, INC. TO THE SELLER AND FROM THE SELLER
                                            TO THE ISSUER ON THE BUSINESS DAY SPECIFIED BY NELLIE MAE, INC. AND THE
                                            SELLER (EACH, A "SUBSEQUENT TRANSFER DATE"). THE 1996-A SUBACCOUNT OF THE
                                            PRE-FUNDING ACCOUNT WILL BE MAINTAINED WITH THE INDENTURE TRUSTEE AND WILL
                                            BE AN ASSET OF THE INDENTURE TRUST ESTATE. THE 1996-A SUBACCOUNT OF THE
                                            PRE-FUNDING ACCOUNT IS DESIGNED SOLELY TO HOLD FUNDS TO BE APPLIED BY THE
                                            ISSUER DURING THE 1996 FUNDING PERIOD (AS DEFINED BELOW) TO PAY TO THE
                                            SELLER THE PURCHASE PRICE FOR SUBSEQUENT LOANS. MONEYS ON DEPOSIT IN THE
                                            1996-A SUBACCOUNT OF THE PRE-FUNDING ACCOUNT WILL NOT BE AVAILABLE TO COVER
                                            LOSSES ON OR IN RESPECT OF THE 1996 FINANCED LOANS.

                                            ON THE CLOSING DATE, THE 1996-A SUBACCOUNT OF THE PRE-FUNDING ACCOUNT WILL
                                            BE CREATED WITH AN INITIAL DEPOSIT, FROM THE PROCEEDS OF THE SECURITIES, OF
                                            $38,000,000 (THE "1996 PRE-FUNDED AMOUNT"). THE "1996 FUNDING PERIOD" WILL
                                            BE THE PERIOD FROM THE CLOSING DATE UNTIL THE EARLIEST TO OCCUR OF (i) THE
                                            DATE ON WHICH THE AMOUNT ON DEPOSIT IN THE 1996-A SUBACCOUNT OF THE
                                            PRE-FUNDING ACCOUNT IS LESS THAN $100,000, (ii) THE DATE ON WHICH AN EVENT
                                            OF DEFAULT OCCURS UNDER THE INDENTURE, (iii) THE DATE ON WHICH AN EVENT OF
                                            TERMINATION OCCURS UNDER THE SALES AGREEMENT, (iv) THE INSOLVENCY OF THE
                                            SELLER OR NELLIE MAE, INC. OR (V) THE CLOSE OF BUSINESS ON JANUARY 10,
                                            1997. DURING THE 1996 FUNDING PERIOD, ON ONE OR MORE SUBSEQUENT TRANSFER
                                            DATES, THE 1996 PRE-FUNDED AMOUNT WILL BE APPLIED TO PURCHASE SUBSEQUENT
                                            LOANS FROM THE SELLER. NELLIE MAE, INC. EXPECTS THAT IT WILL HAVE
                                            COMMITMENTS FOR LOANS EQUAL TO OR IN EXCESS OF THE 1996 PRE-FUNDED AMOUNT
                                            ON OR BEFORE NOVEMBER 15, 1996 (THE "COMMITMENT CUT-OFF DATE") AND THAT THE
                                            1996 PRE-FUNDED AMOUNT WILL BE FULLY APPLIED TO ACQUIRE LOANS BY JANUARY
                                            10, 1997, ALTHOUGH NO ASSURANCE CAN BE GIVEN THAT THIS WILL IN FACT OCCUR.
                                            ANY PORTION OF THE 1996-A SUBACCOUNT OF THE PRE-FUNDING ACCOUNT REMAINING
                                            UNCOMMITTED TO THE ACQUISITION OF LOANS AFTER THE COMMITMENT CUT- OFF DATE
                                            AND ANY PORTION OF THE 1996-A SUBACCOUNT IN THE PRE- FUNDING ACCOUNT
                                            REMAINING UNEXPENDED AT THE END OF THE FUNDING PERIOD, WILL BE APPLIED TO
                                            PAY PRINCIPAL OF THE NOTES ON THE FIRST DISTRIBUTION DATE AFTER (i) THE

                                            COMMITMENT CUT-OFF DATE; OR (ii) THE END OF THE 1996 FUNDING PERIOD, AS THE
                                            CASE MAY BE. APPLICATION OF AMOUNTS IN THE 1996-A SUBACCOUNT OF THE
                                            PRE-FUNDING ACCOUNT MAY BE APPLIED TO PAY PRINCIPAL OF THE 1996 NOTES ON OR
                                            BEFORE THE COMMITMENT CUT-OFF DATE OR THE END OF THE 1996 FUNDING PERIOD IF
                                            THE ISSUER CERTIFIES TO THE INDENTURE TRUSTEE, BASED UPON A CERTIFICATE
                                            RECEIVED BY THE ISSUER FROM THE SELLER, THAT THE AMOUNT OF LOANS COMMITTED
                                            OR ORIGINATED WILL BE INSUFFICIENT TO UTILIZE BY THE COMMITMENT CUT-OFF
                                            DATE OR THE END OF THE 1996 FUNDING PERIOD, AS THE CASE MAY BE, THE ENTIRE
                                            1996 PRE-FUNDING AMOUNT.

REVENUE FUND............................    THE INDENTURE TRUSTEE IS REQUIRED TO MAINTAIN THE REVENUE FUND INTO
                                            WHICH IS DEPOSITED (I) ALL AMOUNTS RECEIVED IN RESPECT OF THE FINANCED
                                            LOANS, WHETHER AS PRINCIPAL, INTEREST, LATE CHARGES OR IN PAYMENT OR
                                            REPURCHASE OF FINANCED LOANS, (II) AMOUNTS RECEIVED ON CANCELLATION OF
                                            FINANCED LOANS, (III) AMOUNTS RECEIVED AS RECOVERIES FROM A GUARANTOR, IF
                                            ANY, AND (IV) AMOUNTS RECEIVED AS EARNINGS ON OR INCOME FROM INVESTMENT
                                            SECURITIES INCLUDED IN THE BALANCES OF THE FUNDS AND ACCOUNTS. SEE
                                            "DESCRIPTION OF THE INDENTURE- FLOW OF FUNDS--REVENUE FUND."

DEBT SERVICE RESERVE FUND...............    THE INDENTURE TRUSTEE IS REQUIRED TO MAINTAIN THE DEBT SERVICE
                                            RESERVE FUND. ON THE CLOSING DATE, THE INDENTURE TRUSTEE IS REQUIRED TO
                                            DEPOSIT TO THE APPLICABLE ACCOUNT WITHIN THE DEBT SERVICE RESERVE FUND THE
                                            AMOUNT SPECIFIED IN THE RELATED TERMS SUPPLEMENT. MONEYS SHALL ALSO BE
                                            DEPOSITED INTO THE APPLICABLE DEBT SERVICE RESERVE ACCOUNT FROM THE
                                            APPLICABLE REVENUE ACCOUNT IF THE AMOUNT THEREIN IS LESS THAN THE
                                            APPLICABLE DEBT SERVICE RESERVE REQUIREMENT. SEE "DESCRIPTION OF THE
                                            INDENTURE-FLOW OF FUNDS--DEBT SERVICE RESERVE FUND."

SALES AND PURCHASE AGREEMENTS...........    NELLIE MAE, INC. WILL SELL LOANS TO THE SELLER PURSUANT TO A MASTER
                                            TERMS PURCHASE AGREEMENT AND SUPPLEMENTAL PURCHASE AGREEMENTS AND THE
                                            SELLER WILL SELL LOANS TO THE TRUST PURSUANT TO A MASTER TERMS SALES
                                            AGREEMENT AND SUPPLEMENTAL SALES AGREEMENTS.

                                            NELLIE MAE, INC. AND THE SELLER, UNDER THE PURCHASE AGREEMENT AND THE SALES
                                            AGREEMENT, RESPECTIVELY, WILL BE OBLIGATED TO REPURCHASE ANY FINANCED LOAN
                                            IF THE INTEREST OF THE PURCHASER OF SUCH FINANCED LOAN IS MATERIALLY
                                            ADVERSELY AFFECTED BY A BREACH OF ANY REPRESENTATION OR WARRANTY MADE BY
                                            NELLIE MAE, INC. OR THE SELLER, AS THE CASE MAY BE, WITH RESPECT TO THE
                                            FINANCED LOAN, IF THE BREACH HAS NOT BEEN CURED FOLLOWING THE DISCOVERY BY
                                            OR NOTICE TO NELLIE MAE, INC. OR THE SELLER, AS THE CASE MAY BE. SEE
                                            "DESCRIPTION OF SALES AND PURCHASE AGREEMENTS.

SERVICING AGREEMENT ....................    THE ISSUER WILL ENTER INTO A SERVICING AGREEMENT DATED AS OF JUNE 1,
                                            1996 WITH THE SERVICER FOR THE SERVICING OF THE FINANCED LOANS.  SEE
                                            "SERVICER."

ADMINISTRATION AGREEMENT................    THE ISSUER, THE INDENTURE TRUSTEE AND THE OWNER TRUSTEE WILL ENTER
                                            INTO AN ADMINISTRATION AGREEMENT DATED AS OF JUNE 1, 1996 WITH THE
                                            ADMINISTRATOR PURSUANT TO WHICH THE ADMINISTRATOR WILL

                                            PERFORM CERTAIN DUTIES ON BEHALF OF THE ISSUER AND THE OWNER TRUSTEE IN
                                            CONNECTION WITH THE NOTES, THE CERTIFICATES AND THE TRUST ESTATE, INCLUDING
                                            THE FINANCED LOANS. SEE "DESCRIPTION OF ADMINISTRATION AGREEMENT."

The 1996 Notes

General.................................    The 1996 Notes are to be issued in the following classes and initial principal amounts (each a "Class"):


                                                      $67,000,000 A-1 Notes
                                                      $48,800,000 A-2 Notes

                                            The Trust will issue the 1996 Notes pursuant to the Master Trust Indenture, dated as of JUNE 1, 1996 (the "Master Indenture") and the First Terms
                                            Supplement dated as of JUNE 1, 1996, authorizing such 1996 Notes (the
                                            "First Terms Supplement" and, together with the Master Indenture and any other amendments or supplements thereto, the "Indenture") between the Trust and the Indenture Trustee. The 1996 Notes will represent obligations of the
                                            Trust, secured by the assets of the Trust (other than the CERTIFICATE
                                            Fund). The 1996 Notes will be issued as fully-registered notes without coupons and are initially to be issued in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). See "THE 1996 NOTES."


INTEREST PAYMENTS.....................      INTEREST ON THE A-1 NOTES FOR THE PERIOD BEGINNING ON THE DATE OF
                                            ISSUANCE TO, BUT NOT INCLUDING, JULY 15, 1996 (the "Initial Period") shall accrue at an interest rate equal to the LIBOR Rate determined on
                                            __________, 1996 plus ____%, and interest on the A-2 Notes for the Initial
                                            Period shall accrue at an interest rate equal to the LIBOR Rate determined on __________, 1996 plus ____%. Thereafter, interest on the 1996 Notes will accrue at an interest rate which shall be equal to the LIBOR Rate plus
                                            ____%, in the case of the A-1 Notes, and the LIBOR Rate plus ____%, in the case of the A-2 Notes. The interest rate on each Class of 1996 Notes will be adjusted on July 15, 1996, and on the 15th day of each month thereafter
                                            (each a "Rate Adjustment Date"), based on the LIBOR Rate determined on the second Business Day immediately preceding each such Rate Adjustment Date (a
                                            "Rate Determination Date"). The interest rate on the 1996 Notes shall never exceed the maximum rate permitted by law. In addition, the interest rate on the 1996 Notes shall never exceed, for any Interest Period, a rate of 18%
                                            per annum. See "THE NOTES--Interest on the Notes."


                                            Interest on the 1996 Notes (calculated on the basis of a 360-day year for actual days elapsed) will be payable on the 15th day of each month (each a "Distribution Date").


                                            In the event that the interest rate on the 1996 Notes for any Interest
                                            Period exceeds the applicable Net Loan Rate (which rate is equal to the weighted average interest rate on the 1996 Financed Loans minus _________
                                            percent (___%)) for such Interest Period, the Noteholders will receive interest payments on the 1996 Notes for such Interest Period in an amount equal to such applicable Net Loan Rate; the difference between the interest rate and the applicable Net Loan Rate for such an Interest Period shall be deferred and paid to the Noteholders on the next succeeding Distribution
                                            Date on which funds are available therefor, provided that the principal of such 1996 Notes is not fully paid prior to such Distribution Date. See "THE
                                            1996 NOTES--Interest on the Notes."

Principal Payments......................    Each Class of 1996 Notes has the following stated maturity dates:

                                                      Class                      Maturity Date
                                                      -----                      -------------

                                                       A-1                           DECEMBER 15, 2004
                                                       A-2                           DECEMBER 15, 2018

                                            The 1996 Notes are subject to mandatory principal distributions, mandatory prepayments and optional purchase prepayment prior to maturity. See "THE
                                            1996 NOTES--Prepayment."

Mandatory Principal
Distributions...........................    The Indenture provides that, except as provided under "THE 1996
                                            NOTES--Prepayment--Mandatory Principal Distributions," principal payments on or with respect to the 1996 Financed Loans must be deposited to the
                                            1996-A Subaccount of the NOTE Payment Account established under the Indenture.

                                            The 1996 Notes are subject to mandatory principal distributions on each
                                            Distribution Date as a whole or in part in amounts equal to moneys representing principal payments on or with respect to the 1996 Financed
                                            Loans deposited to the credit of the 1996-A Subaccount of the NOTE ----
                                            Payment Account. No principal of A-2 Notes may be so prepaid unless no A-1
                                            Notes remain outstanding.

                                            IF THE PRIMARY PARITY TRIGGER (AS DEFINED BELOW) IS LESS THAN 104%,
                                            THE INDENTURE REQUIRES THAT THE INTEREST PAYMENTS ON OR WITH RESPECT
                                            TO THE 1996 FINANCED LOANS AND OTHER MONEYS IN THE 1996-A
                                            ACCOUNTS AND SUBACCOUNTS UNDER THE INDENTURE IN EXCESS OF AMOUNTS
                                            NECESSARY TO PAY INTEREST (EXCLUSIVE OF DEFERRED INTEREST) ON THE 1996
                                            NOTES SHALL BE APPLIED TO MAKE MANDATORY PRINCIPAL DISTRIBUTIONS ON
                                            THE 1996 NOTES. SEE "DESCRIPTION OF INDENTURE--FLOW OF
                                            FUNDS."

                                            In addition, if the PRIMARY Parity Trigger is less than 112.78%, the
                                            Indenture requires that the interest payments on or with respect to the
                                            1996 Financed Loans and other moneys in various 1996-A Accounts and
                                            Subaccounts under the Indenture in excess of amounts NECESSARY to pay interest on the 1996 Securities (exclusive of Deferred Interest) and to INCREASE THE AMOUNT IN the 1996-A Account of the Debt Service
                                            Reserve Fund TO THE DEBT SERVICE RESERVE REQUIREMENT shall be applied to make mandatory principal distributions on the 1996 Notes.
                                            See "DESCRIPTION OF INDENTURE--Flow of Funds."

                                            "PRIMARY PARITY TRIGGER" MEANS, AS OF ANY DATE OF DETERMINATION,
                                            AN AMOUNT (EXPRESSED AS A PERCENTAGE) EQUAL TO THE SUM OF (I) THE
                                            BALANCES THEN ON DEPOSIT IN ALL FUNDS AND ACCOUNTS ALLOCABLE TO THE
                                            1996 SECURITIES (EXCLUDING BALANCES ATTRIBUTABLE TO PRINCIPAL OF OR
                                            ACCRUED INTEREST ON DEFAULTED LOANS) AND (II) AMOUNTS ON DEPOSIT IN
                                            THE LOCKBOX ACCOUNT HELD BY THE SERVICER AND ALLOCABLE to the 1996
                                            Financed Loans , DIVIDED BY AN AMOUNT EQUAL TO THE PRINCIPAL
                                            AMOUNT OF ALL NOTES THEN OUTSTANDING PLUS ALL ACCRUED AND UNPAID
                                            INTEREST THEREON PLUS ANY UNPAID PORTION OF THE ADMINISTRATION
                                            REQUIREMENT.  THE PRIMARY PARITY TRIGGER SHALL BE CALCULATED BY THE

                                            ADMINISTRATOR AS OF THE DATE OF THE INFORMATION CONTAINED IN THE THEN
                                            MOST RECENT REPORT OF THE SERVICER PROVIDED BY THE ISSUER TO THE
                                            INDENTURE TRUSTEE.

                                            "SECONDARY Parity Trigger" SHALL MEAN , as of any date of
                                            determination, an amount (expressed as a percentage) equal to the sum of (i) the Balances then on deposit in all Funds and Accounts
                                            HEREUNDER (excluding Balances attributable to principal of or accrued interest on Defaulted Loans) and (ii) amounts on deposit in the lockbox account held by the Servicer and allocable to THE 1996 Financed Loans, divided by an amount equal to the principal amount of all Notes AND
                                            CERTIFICATES then Outstanding plus all accrued and unpaid interest thereon plus any unpaid portion of the Administration Requirement.  The
                                            SECONDARY Parity Trigger shall be calculated by the Administrator as of the date of the information contained in the then most recent report of the Servicer provided by the Issuer to the Indenture Trustee.

                                            The 1996 Notes are also subject to mandatory principal distribution from excess moneys in the 1996-A Subaccount of the Pre-Funding Account.
                                            See "DESCRIPTION OF THE INDENTURE--FLOW of Funds."

Optional Purchase
Prepayment..............................    The Seller may repurchase all remaining Financed Loans, and thus effect the early retirement of the A-2 Notes, on any Distribution Date on or after which the BALANCE in the 1996-A Account of the Student Loan
                                            Portfolio Fund IS equal to or less than 10% of the Initial Pool Balance, at a price equal to the outstanding principal balance of the Financed Loans, plus accrued and unpaid interest. See "THE 1996 NOTES--Prepayment--Optional
                                            Purchase Prepayment."

Principal Factor........................    All prepayments of 1996 Notes of any Class, whether by mandatory principal distribution or prepayment, shall be made pro rata within that
                                            Class. In connection with each prepayment of 1996 Notes of any Class, the
                                            Indenture Trustee shall compute the Principal Factor for that Class. The
                                            Principal Factor shall be a seven-digit decimal indicating the principal balance of each 1996 Note of a Class as of a Distribution Date (after giving effect to any prepayments made on that date) as a fraction of the original principal amount of the 1996 Note. The principal balance of any
                                            1996 Note can be determined by multiplying the original principal amount of
                                            SUCH 1996 Note by the Principal Factor applicable to that Class of 1996
                                            Notes.

Security for the Notes

Indenture Trust Estate..................    The Indenture Trust Estate consists of (i) all Revenues (as defined herein); (ii) the amounts in all Subaccounts, Accounts and Funds (whether derived from proceeds of the sale of the Notes, from Revenues or from any other source, excluding the CERTIFICATE Fund); (iii) all rights, title, interest and privileges of the Issuer, as the owner of the Financed Loans, in and to (a) the Financed Loans, including all promissory notes evidencing the indebtedness for Financed Loans and all related documentation, and all rights of the Issuer to receive any and all payments of any nature and from any source with respect to the

                                            Financed Loans, (b) each Guaranty AGREEMENT insofar as it relates to the
                                            Financed Loans, (c) the Servicing Agreement, (d) THE Administration
                                            Agreement, and (e) any Sales Agreements with the Seller with respect to the
                                            Financed Loans; (iv) all products and proceeds of any of the foregoing; and
                                            (v) all other property of every kind and nature which is now or from time to time hereafter pledged, assigned or transferred as and for security under the Indenture to the Indenture Trustee by the Issuer OR by anyone on its behalf. See "THE TRUST ESTATE."

Collateralization.......................    Upon closing, the value of all assets pledged to the Indenture Trust
                                            Estate will equal 110.65% of the principal amount of all of the Notes AND
                                            IS EXPECTED TO REACH AT LEAST 112.78% UPON EXPENDITURE OF ALL THE FUNDS IN
                                            THE 1996-A SUBACCOUNT IN THE PRE-FUNDING ACCOUNT.

Denominations...........................    The 1996 Notes will be offered for purchase in minimum denominations of $20,000 and integral multiples of $1,000 in excess thereof in book-
                                            entry form only. Definitive 1996 Notes will be issued only under the limited circumstances described herein. Persons acquiring beneficial interests in the Notes will hold their interests through DTC. SEE
                                            "INFORMATION REGARDING THE SECURITIES-Book-Entry Registration" and
                                            "-Definitive Securities."


ADDITIONAL Notes........................    The Indenture provides that the Issuer may from time to time issue additional Notes to acquire additional Loans. Such additional Notes shall be secured by the Indenture Trust Estate equally and ratably with the 1996
                                            Notes. In order to issue additional Notes, the Indenture requires that the
                                            Issuer satisfy certain conditions, including but not limited to, the condition that the issuance of SUCH additional Notes will not adversely affect the ratings on the then outstanding Notes and Certificates.

The 1996 Certificates

General.................................    The 1996 Certificates will represent undivided interests in the Trust.
                                            See "THE 1996 CERTIFICATES-General."

                                            The Trust will issue $7,700,000 aggregate principal amount of 1996
                                            Certificates pursuant to the Trust Agreement and the First Trust
                                            Supplement. Payments in respect of the Certificates, including the 1996
                                            Certificates, will be subordinated to payments on the Notes to the extent described herein. See "THE 1996 CERTIFICATES-General."

Interest Payments.......................    Interest on the 1996 Certificates (calculated on the basis of a 360-day year for actual days elapsed) will be payable on each Distribution Date.

                                            Interest on the 1996 Certificates for the period beginning on the date of issuance to, but not including, July 15, 1996 (the "Initial Period") shall accrue at an interest rate equal to the LIBOR Rate determined on
                                            ____________, 1996 plus ___%.  Thereafter, interest on the 1996
                                            Certificates will accrue at an interest rate which shall be equal to the
                                            LIBOR Rate plus ___%.  The interest rate on the 1996 Certificates will be adjusted on July 15, 1996, and on the 15th day of each month thereafter (each a "Rate Adjustment Date"), based on the LIBOR Rate determined on the second Business Day immediately preceding each such
                                            Rate Adjustment Date (a "Rate Determination Date").  The interest rate on the 1996 Certificates shall never exceed the maximum rate permitted by law.  In addition, the interest rate on the 1996 Certificates shall never exceed, for any Interest Period, the rate of 18% per annum.  See "THE
                                            1996 CERTIFICATES--Interest on the Certificates."

                                            In the event that the interest rate on the 1996 Certificates for any Interest
                                            Period exceeds the applicable Net Loan Rate for such Interest Period, the Certificateholders will receive interest payments on the 1996
                                            Certificates for such Interest Period in an amount equal to such applicable Net Loan Rate; the difference between the interest rate and the applicable Net Loan Rate for such an Interest Period shall be deferred and paid to the Certificateholders on the next succeeding
                                            Distribution Date on which funds are available therefor, provided that the principal of such 1996 Certificates is not fully paid prior to such
                                            Distribution Date.  See "THE 1996 CERTIFICATES--Interest on the
                                            CERTIFICATES."

                                            NO INTEREST ON THE 1996 CERTIFICATES SHALL BE DISTRIBUTED IF AFTER
                                            SUCH DISTRIBUTION THE PRIMARY PARITY TRIGGER WOULD BE LESS THAN 104%.

Principal Payments......................    The 1996 Certificates shall have a maturity date of DECEMBER 15,
                                            2018.

Mandatory Principal
Distributions...........................    The Indenture provides that, except as provided under "THE 1996
                                            NOTES--Prepayment--Mandatory Principal Distributions," principal payments on or with respect to the 1996 Financed Loans must be deposited to the 1996
                                            -A Subaccount of the NOTE Payment Account established under the Indenture.

                                            The Indenture provides that if no 1996 Notes are Outstanding, principal payments on or with respect to the 1996 Financed Loans shall be transferred to the Owner Trustee and applied to the prepayment of principal of the 1996 Certificates in accordance with the Trust
                                            Agreement ON EACH DISTRIBUTION DATE.

Optional Purchase
Prepayment..............................    The Seller may repurchase all remaining 1996 Financed Loans, and thus effect the early retirement of the 1996 Certificates, on any
                                            Distribution Date on or after which the BALANCE in the 1996-A Account of the Student Loan Portfolio Fund IS equal to or less than 10% of the Initial
                                            POOL Balance, at a price equal to the outstanding principal balance of the
                                            1996 Financed Loans, plus accrued and unpaid interest. SEE "THE 1996
                                            CERTIFICATES--PREPAYMENT-OPTIONAL PURCHASE PREPAYMENT".

Principal Factor........................    All prepayments of 1996 Certificates, whether by mandatory principal distribution or optional purchase prepayment, shall be made pro rata. In connection with each prepayment of 1996 Certificates, the Owner Trustee shall compute the Principal Factor for the 1996 Certificates. The Principal
                                            Factor shall be a seven-digit decimal indicating the principal balance of each 1996 Certificate as of a Distribution Date (after giving effect to any prepayments made on that date) as a fraction of the original principal amount of the 1996 Certificate.

                                            The principal balance of any 1996 Certificate can be determined by multiplying the original principal amount of the 1996 Certificate by the
                                            Principal Factor applicable to that 1996 Certificate.


Collateralization.......................    Upon closing, the value of all moneys and  1996 Financed Loans owned by the Issuer will equal 103.75% of the principal amount of all Notes and Certificates AND IS EXPECTED TO BE AT LEAST 103.75% UPON EXPENDITURE OF
                                            ALL THE FUNDS IN THE 1996-A SUBACCOUNT IN THE PRE- FUNDING ACCOUNT.

Additional Certificates.................    The Trust Agreement provides that the Issuer may from time to time issue additional Certificates to acquire additional Loans. In order to issue additional Certificates, the Trust Agreement requires that the Issuer satisfy certain conditions, including but not limited to, the condition that the issuance of SUCH additional Certificates will not adversely affect the ratings on the then outstanding Notes and Certificates.

Denominations...........................    The 1996 Certificates will be issued in minimum denominations of
                                            $20,000 and integral multiples of $1,000 in excess thereof in book-entry form only; provided, however, that 1996 Certificates may be issued in denominations less than $20,000 and other than in integral multiples of
                                            $1,000 to the Seller and NMELC. Persons acquiring beneficial interests in the 1996 Certificates will hold their interests through DTC. Definitive certificates will be issued only under the limited circumstances described herein. See " INFORMATION REGARDING THE 1996 SECURITIES--Book-Entry
                                            Registration" and "--Definitive Securities."


Tax Considerations......................    In the opinion of counsel for the Issuer, (i) the 1996 Notes will be characterized as debt for Federal income tax purposes, and (ii) the 1996
                                            Certificates will constitute interests in a trust fund that will not be treated as an association taxable as a corporation.

                                            Each Noteholder, by the acceptance of a Note of a given SERIES, will agree to treat such Note as indebtedness, and each Certificateholder, by the acceptance of a Certificate of a given CLASS and assuming that any such Certificates are sold to persons other than the Seller, will agree to treat the Issuer as a partnership in which such Certificateholder is a partner for  FEDERAL income tax PURPOSES.

                                            Due to the method of allocation of Issuer income to the
                                            CERTIFICATEHOLDERS, cash basis holders may, in effect, be required to report income from the Certificates on an accrual basis.  In addition, because tax allocations and tax reporting will be done on a uniform basis, but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.  SEE "CERTAIN FEDERAL
                                            INCOME TAX CONSEQUENCES."


ERISA Considerations....................    A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974,
                                            as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986,
                                            as amended (the "Code"), should carefully review with its legal advisors whether the purchase or holding of any class of Securities could give rise to a transaction prohibited or not otherwise permissible under ERISA or
                                            Section 4975 of the Code. See "ERISA CONSIDERATIONS."

Subordination of CERTIFICATES...........    The rights of the Certificateholders to receive distributions with respect to the 1996 Financed Loans will be subordinated to the rights of the
                                            Noteholders, to the extent described herein. This subordination is intended to enhance the likelihood of timely receipt by the Noteholders of the full amount of interest and principal required to be paid to SUCH HOLDERS, and to afford such Noteholders limited protection against losses in respect of the 1996 Financed Loans.

                                            The protection afforded to the Noteholders by the subordination feature described above will be effected by the preferential right of the
                                            Noteholders to receive, to the extent described herein, current distributions from collections on or in respect of the Financed Loans prior to the application of such collections FOR making payments in respect of the Certificates.  There is no other protection against losses on the Financed Loans afforded TO THE HOLDERS OF the Notes.

Ratings of the SECURITIES...............    It is a condition OF the issuance of the NOTES AND OF THE CERTIFICATES
                                            THAT THE NOTES BE RATED IN THE HIGHEST INVESTMENT RATING CATEGORY BY AT
                                            LEAST TWO NATIONALLY RECOGNIZED RATING AGENCIES AND THAT THE Certificates
                                            be rated IN THE "A" RATING CATEGORY BY AT LEAST TWO SUCH RATING AGENCIES. A
                                            RATING IS NOT A RECOMMENDATION TO PURCHASE, HOLD OR SELL SECURITIES,
                                            INASMUCH AS SUCH RATING DOES NOT COMMENT AS TO MARKET PRICE OR SUITABILITY
                                            FOR A PARTICULAR INVESTOR. The ratings of the NOTES AND CERTIFICATES
                                            ADDRESS THE LIKELIHOOD OF THE ULTIMATE PAYMENT OF PRINCIPAL OF AND INTEREST
                                            ON THE NOTES AND CERTIFICATES PURSUANT TO THEIR RESPECTIVE TERMS. HOWEVER,
                                            THE RATING AGENCIES DO NOT EVALUATE, AND THE RATINGS OF THE NOTES AND
                                            CERTIFICATE DO NOT ADDRESS, THE LIKELIHOOD OF PAYMENT OF THE NOTEHOLDERS'
                                            DEFERRED INTEREST OR THE CERTIFICATEHOLDERS' DEFERRED INTEREST. There can
                                            be no assurance that A rating will remain for any given period of time or that a rating will not be lowered or withdrawn ENTIRELY BY A Rating Agency if, in its JUDGEMENT, circumstances IN THE FUTURE so warrant. There can be no assurance AS TO whether any ADDITIONAL rating agency will rate the Notes or the Certificates, or if one does, what rating would be assigned by such rating agency.

                                  RISK FACTORS


         THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT AND ARE INTENDED TO BE SUBJECT TO THE "SAFE-HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO MANY RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH STATEMENTS.

         Prospective purchasers of the 1996 Securities should consider carefully the following discussion of risk factors associated with an investment in the 1996 Securities.

LIMITED LIQUIDITY

         THERE IS CURRENTLY NO SECONDARY MARKET FOR THE 1996 SECURITIES. SMITH BARNEY INC. (THE "UNDERWRITER") INTENDS TO MAKE A SECONDARY MARKET IN THE 1996 SECURITIES, BUT HAS NO OBLIGATION TO DO SO. THERE CAN BE NO ASSURANCE THAT A SECONDARY MARKET WILL DEVELOP FOR THE 1996 SECURITIES OR, IF IT DOES DEVELOP, THAT IT WILL PROVIDE THE HOLDERS OF THE 1996 SECURITIES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL REMAIN FOR THE TERM OF THE 1996 SECURITIES.

BASIS RISK; NET LOAN RATE

         The Financed Loans bear interest based on the Prime Rate, which is the base rate on corporate loans at large U.S. money center commercial banks as reported in The Wall Street Journal. The 1996 Securities, however, will bear interest based on the LIBOR Rate as published by the Telerate Service, up to a maximum of 18%. If the spread between the Prime Rate and the LIBOR Rate were to narrow permanently, the Holders of the 1996 Securities might receive interest at a rate equal to the Net Loan Rate. Interest at a rate equal to the difference between the interest rate on the 1996 Securities and the Net Loan Rate would be deferred until the next succeeding Distribution Date on which funds are available therefor. To the extent principal of the 1996 Securities is paid prior to the payment of any Deferred Interest, the Deferred Interest on SUCH principal will not be paid.

FACTORS POSSIBLY AFFECTING RECEIPT OF REVENUES FROM OR WITH RESPECT TO THE FINANCED LOANS

         GENERALLY. Actual revenues received from the Financed Loans and, therefore, the Trust's ability to pay promptly the amount of interest and principal payable on the 1996 Securities, will depend on various factors including, among others, the maturities and other terms of the FINANCED Loans and the timely receipt of payments of principal of and interest on such FINANCED Loans. To the extent actual revenues received from or with respect to THE FINANCED Loans vary in timing or amount from the assumptions for THIS financing, the ability of the Trust to pay principal of and interest on some or all of the 1996 Securities could be adversely affected.

         VARIABILITY OF ACTUAL CASH FLOWS. Amounts received with respect to the Financed Loans may vary in both timing and amount from the payments actually due on the Financed Loans for a variety of economic, social and other factors, including, both individual factors, such as unemployment of the borrower, and general factors, such as a general economic downturn which could increase the amount of defaulted Financed Loans. Failure by borrowers to pay timely the principal of and interest on the Financed Loans will affect the amount of available funds, which may reduce the amount of principal and interest paid to Holders of the 1996 Securities. The effect of such factors, including the effect on the TRUST'S ability to pay principal and interest with respect to the 1996 Securities, is impossible to predict.

         LOAN DEFERMENT AND FORBEARANCE. THE TERMS OF THE FINANCED LOANS ALLOW QUALIFIED BORROWERS OF UNDERGRADUATE LOANS (SEE "THE TRUST ESTATE-UNDERGRADUATE LOAN PROGRAM") TO DEFER PAYMENTS OF PRINCIPAL AND QUALIFIED BORROWERS OF GRADUATE LOANS (SEE "THE TRUST ESTATE-GRADUATE LOAN PROGRAM") TO DEFER PAYMENTS OF BOTH PRINCIPAL AND INTEREST DURING PERIODS WHEN THE STUDENT IS CONTINUOUSLY ENROLLED IN SCHOOL. IN EITHER THE UNDERGRADUATE OR GRADUATE LOAN PROGRAM, THE STUDENT MAY EXTEND THE PERIOD OF

CONTINUOUS ENROLLMENT, THEREBY EXTENDING THE TERM OF THE LOAN AND, IN THE CASE OF GRADUATE LOANS, MAY FURTHER DELAY THE PAYMENT OF INTEREST. HOWEVER, ONCE A STUDENT IS NO LONGER ENROLLED, SUCH STUDENT CANNOT RETURN TO A CONTINUOUS ENROLLMENT STATUS.

         BORROWERS ARE ALSO ELIGIBLE FOR PERIODS OF FORBEARANCE AT THE DISCRETION OF NELLIE MAE, INC., WHEREBY PAYMENTS OF PRINCIPAL AND INTEREST MAY BE REDUCED OR DEFERRED. NELLIE MAE, INC.'S POLICY IS TO PERMIT UP TO TWO, SIX MONTH PERIODS OF FORBEARANCE IN CASES OF DEMONSTRATED FINANCIAL HARDSHIP.

         LIMITED LIQUIDITY OF FINANCED LOANS. If an Event of Default occurs under the Indenture, subject to certain conditions, the Indenture Trustee is authorized, with the consent of the Noteholders, to sell the Financed Loans. There can be no assurance, however, that the Indenture Trustee will be able to find a purchaser for the Financed Loans in a timely manner or that the market value of such Financed Loans would, at any time, be equal to the aggregate outstanding principal amount of the 1996 Securities and accrued interest thereon.

         DEFAULT RISK ON FINANCED LOANS. THE Financed Loans are NOT MADE
UNDER ANY FEDERAL OR GOVERNMENTAL LOAN PROGRAM AND ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY. THE ACTUAL CASH FLOW TO THE INDENTURE TRUST ESTATE MAY VARY DEPENDING UPON THE ACTUAL DEFAULT EXPERIENCE of the Financed Loans. IF ACTUAL DEFAULT EXPERIENCE IS HIGHER THAN EXPECTED BY NELLIE MAE, INC., THERE WILL BE A DELAY OR REDUCTION IN RECEIPT OF REVENUES BY THE INDENTURE TRUSTEE. IF THE ACTUAL EXPERIENCE IS SUBSTANTIALLY HIGHER THAN EXPECTED, A DELAY OR REDUCTION IN PAYMENTS TO NOTEHOLDERS AND CERTIFICATEHOLDERS MAY OCCUR.

SUBORDINATION OF CERTIFICATES

         The rights of THE Certificateholders to receive payments of interest ARE subordinated to THE RIGHTS of the Noteholders TO RECEIVE PAYMENTS OF INTEREST AND THE RIGHTS OF THE CERTIFICATEHOLDERS TO RECEIVE PAYMENTS OF PRINCIPAL ARE SUBORDINATED TO THE RIGHTS OF THE NOTEHOLDERS TO RECEIVE PAYMENTS OF INTEREST AND PRINCIPAL. CONSEQUENTLY, REVENUES ON DEPOSIT IN THE REVENUE FUND AND THE DEBT SERVICE RESERVE FUND ON (I) ANY DISTRIBUTION DATE, WILL BE APPLIED TO THE PAYMENT OF INTEREST ON THE NOTES BEFORE PAYMENT OF INTEREST ON THE CERTIFICATES AND (II) ANY DISTRIBUTION DATE THAT IS ALSO A MATURITY DATE, WILL BE APPLIED TO THE PAYMENT OF INTEREST ON THE NOTES BEFORE PAYMENT OF INTEREST AND PRINCIPAL ON THE CERTIFICATES AND WILL BE APPLIED TO THE PAYMENT OF PRINCIPAL ON THE NOTES BEFORE PAYMENT OF PRINCIPAL ON THE CERTIFICATES. THE CERTIFICATEHOLDERS WILL NOT BE ENTITLED TO ANY PAYMENTS OF PRINCIPAL UNTIL THE NOTES ARE PAID IN FULL. IF AMOUNTS OTHERWISE ALLOCABLE TO THE CERTIFICATES ARE USED TO FUND PAYMENTS OF INTEREST OR PRINCIPAL ON THE NOTES, DISTRIBUTIONS WITH RESPECT TO THE CERTIFICATES MAY BE DELAYED OR REDUCED AND CERTIFICATEHOLDERS MAY SUFFER A LOSS. NOTWITHSTANDING THE FOREGOING, DISTRIBUTIONS OF PRINCIPAL TO CERTIFICATEHOLDERS WILL NOT BE SUBORDINATED TO THE PAYMENT OF DEFERRED INTEREST TO NOTEHOLDERS, IF ANY. THE CERTIFICATEHOLDERS BEAR DIRECTLY THE CREDIT AND OTHER RISKS ASSOCIATED WITH AN UNDIVIDED INTEREST IN THE TRUST. SEE "THE 1996 CERTIFICATES-SUBORDINATION."

LIMITED ASSETS OF THE TRUST

         THE TRUST does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Financed Loans , THE REVENUE FUND, THE PRE-FUNDING ACCOUNT AND THE DEBT SERVICE RESERVE FUND. THE NOTES REPRESENT OBLIGATIONS SOLELY OF THE TRUST, AND THE Certificates represent interests solely in the Trust and its assets. NEITHER THE NOTES NOR THE CERTIFICATES WILL BE INSURED OR GUARANTEED BY THE SELLER, THE SERVICER, NELLIE MAE, INC., THE OWNER TRUSTEE OR ANY GOVERNMENTAL AGENCY. CONSEQUENTLY, HOLDERS OF THE NOTES AND THE Certificates must rely FOR REPAYMENT UPON PAYMENTS MADE WITH RESPECT TO the Financed Loans and, TO THE EXTENT AVAILABLE UNDER THE CIRCUMSTANCES DESCRIBED HEREIN, AMOUNTS ON DEPOSIT IN THE FUNDS AND ACCOUNTS DESCRIBED ABOVE. THE 1996-A Pre-Funding AccountWILL ONLY BE AVAILABLE DURING THE FUNDING PERIOD TO COVER OBLIGATIONS OF THE TRUST RELATING TO SUBSEQUENT LOANS OR THE PREPAYMENT OF NOTES AS REQUIRED HEREIN, AND IS NOT INTENDED TO COVER LOSSES ON THE FINANCED LOANS. SIMILARLY, AMOUNTS TO BE DEPOSITED IN THE DEBT SERVICE RESERVE FUND ARE LIMITED IN AMOUNT AND WILL BE REDUCED, SUBJECT TO THE DEBT SERVICE RESERVE REQUIREMENT. IF THE DEBT SERVICE RESERVE FUND IS EXHAUSTED, THE TRUST WILL DEPEND SOLELY ON PAYMENTS MADE

WITH RESPECT TO THE FINANCED LOANS TO MAKE PAYMENTS ON THE NOTES AND THE CERTIFICATES AND NOTEHOLDERS AND CERTIFICATEHOLDERS COULD SUFFER A LOSS. NOTEHOLDERS AND CERTIFICATEHOLDERS WILL HAVE NO CLAIM TO ANY AMOUNTS PROPERLY DISTRIBUTED TO THE SELLER, NMELC, THE ADMINISTRATOR OR THE SERVICER FROM TIME TO TIME AS DESCRIBED HEREIN AND THE SELLER, NMELC, THE ADMINISTRATOR AND THE SERVICER SHALL IN NO EVENT BE REQUIRED TO REFUND SUCH DISTRIBUTED AMOUNTS. SEE "DESCRIPTION OF THE INDENTURE-FLOW OF FUNDS."

PREPAYMENT OF THE 1996 SECURITIES FROM MONEYS IN THE 1996-A PRE-FUNDING
SUBACCOUNT

         ON THE Closing Date, the Trust will own the INITIAL Financed Loans and the Pre-Funded Amount on deposit in the 1996-A Pre-Funding SUBACCOUNT.
If the aggregate principal amount of the 1996 Financed Loans sold by the Seller to the TRUST during the Funding Period is less than the 1996 Pre-Funded
Amount, the Trust will prepay principal to NOTEHOLDERS. TO THE EXTENT THAT AMOUNTS ON DEPOSIT IN THE 1996-A PRE-FUNDING ACCOUNT HAVE NOT BEEN FULLY COMMITTED BY THE COMMITMENT CUT-OFF DATE OR FULLY APPLIED TO PURCHASE SUBSEQUENT LOANS BY THE TRUST BY THE END OF THE 1996 FUNDING PERIOD, THE HOLDERS OF THE CLASS OF NOTES WITH THE EARLIEST MATURITY DATE THAT FUNDED THE 1996-A PRE-FUNDING SUBACCOUNT WILL RECEIVE AS PREPAYMENTS OF PRINCIPAL AN AMOUNT EQUAL TO THE AMOUNT IN THE 1996-A PRE-FUNDING SUBACCOUNT IN EXCESS OF THAT NEEDED TO ACQUIRE SUBSEQUENT LOANS. SEE DESCRIPTION OF THE INDENTURE-PRE-FUNDING ACCOUNT."


         In addition, any conveyance of Subsequent Loans is subject to the following conditions, among others: (i) each such Subsequent Loan must satisfy the eligibility criteria specified in the Sales Agreement and (ii) the Seller will not select such Subsequent Loans in a manner that it believes is adverse to the interests of the Noteholders or the Certificateholders.


PREPAYMENT OF THE 1996 SECURITIES FROM MONEYS RECEIVED AS PREPAYMENTS OF THE FINANCED LOANS

         Financed Loans may be prepaid by borrowers at any time. For this purpose the term "prepayments" includes prepayments in full or in part from any SOURCE, including with respect to Financed Loans payments from Guarantors, IF ANY OR IF APPLICABLE, upon default. The rate of prepayments on the Financed Loans CANNOT BE PREDICTED AND may be influenced by a variety of economic, social and other factors affecting borrowers, including interest rates, the availability of alternative financing and the general job market for graduates of institutions of higher education. In addition, under certain circumstances, the SellerOR NELLIE MAE, INC. will be obligated to repurchase Financed Loans from the TRUST as a result of breaches of their respective representations, warranties or covenants in the Sales Agreementor the Purchase Agreement. THE PROCEEDS TO THE TRUST OF SUCH REPURCHASE WILL BE DEPOSITED IN THE REVENUE FUND. See "DESCRIPTION OF THE SALES AND PURCHASE AGREEMENTS."

         In addition, because monthly payment schedules on CERTAIN OF the Financed Loans are fixed for certain periods of time, scheduled payments with respect to, and maturities of, the Financed Loans will be extended if interest RATES on the Financed Loans RISE, or shortened if THE interest rates on the Financed Loans fall. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Loans will be borne entirely by the Noteholders and the Certificateholders.

UNSECURED NATURE OF FINANCED STUDENTS LOANS

         ALL OF THE FINANCED LOANS ARE UNSECURED OBLIGATIONS OF THE BORROWERS. THE BORROWERS HAVE NOT PLEDGED ANY COLLATERAL TO THE REPAYMENT OF THE FINANCED LOANS.

DIFFERENT RISK BETWEEN CLASSES OF NOTES AND THE CERTIFICATES

         Because the Classes of Notes within a Series with a later Maturity
Date will receive no payment of principal until the Classes of Notes within that Series with an earlier Maturity Date have been paid in full, the Classes of Notes with an earlier Maturity Date bear relatively greater risk than each Class with a later Maturity Date of an increased rate of principal
PREPAYMENTS with respect to the Financed Loans (whether as a result of voluntary prepayments or liquidations due to default or breach). In addition, the Class of Notes with the earliest Maturity Date will generally bear the risk of principal prepayments as a result of any remaining Pre-Funded Amount at each Commitment Cut-OFF Date or the end of each Funding Period. On the other hand, CERTIFICATEHOLDERS and, to a lesser extent, holders of Notes with a later Maturity Date would bear a greater risk of loss of principal than do holders of Notes with an earlier Maturity Date in the event of a shortfall in available funds and amounts on deposit in the Revenue Fund because the Certificates do not receive principal distributions until each Class of Notes of the corresponding Series OF NOTES is paid in full and no Class of Notes within a Series will receive principal payments until each Class of Notes within that Series with an earlier Maturity Date is paid in full.

RATINGS OF THE SECURITIES

         IT IS CONDITION OF THE ISSUANCE OF THE NOTES AND OF THE CERTIFICATES THAT THE NOTES BE RATED IN THE HIGHEST INVESTMENT RATING CATEGORY BY AT LEAST TWO NATIONALLY RECOGNIZED RATING AGENCIES AND THAT THE CERTIFICATES BE RATED IN THE "A" RATING CATEGORY BY AT LEAST TWO SUCH RATING AGENCIES. A RATING IS NOT A RECOMMENDATION TO PURCHASE, HOLD OR SELL THE 1996 SECURITIES, INASMUCH AS SUCH RATING DOES NOT COMMENT AS TO MARKET PRICE OR SUITABILITY FOR A PARTICULAR INVESTOR. THE RATINGS OF THE 1996 SECURITIES ADDRESS THE LIKELIHOOD OF THE ULTIMATE PAYMENT OF PRINCIPAL OF AND INTEREST ON THE 1996 SECURITIES PURSUANT TO THEIR RESPECTIVE TERMS. HOWEVER, THE RATING AGENCIES DO NOT EVALUATE, AND THE RATINGS OF THE 1996 SECURITIES DO NOT ADDRESS, THE LIKELIHOOD OF PAYMENT OF THE NOTEHOLDERS' DEFERRED INTEREST OR THE CERTIFICATEHOLDERS' DEFERRED INTEREST. THERE CAN BE NO ASSURANCE THAT A RATING WILL REMAIN FOR ANY GIVEN PERIOD OF TIME OR THAT A RATING WILL NOT BE LOWERED OR WITHDRAWN ENTIRELY BY A RATING AGENCY IF, IN ITS JUDGEMENT, CIRCUMSTANCES IN THE FUTURE SO WARRANT. THERE CAN BE NO ASSURANCE AS TO WHETHER ANY ADDITIONAL RATING AGENCY WILL RATE THE NOTES OR THE CERTIFICATES OR, IF ONE DOES, WHAT RATING WOULD BE ASSIGNED BY SUCH RATING AGENCY.

ISSUANCE OF ADDITIONAL SECURITIES; ACCELERATION OF 1996 SECURITIES

         The Issuer may from time to time issue additional Securities to acquire additional Loans. Additional Notes would be secured by the Indenture Trust Estate equally and ratably with the 1996 Notes, and additional Certificates would rank equally with the 1996 Certificates as described herein. While the Indenture requires that the Issuer satisfy certain conditions, including, but not limited to, the condition that the issuance of the additional Securities will not adversely affect the ratings on the then outstanding Securities, if additional Securities are issued and the Financed Loans acquired with the proceeds of such additional Securities do not produce sufficient revenue to pay principal of and interest on those additional Securities, it may result in a delay in or reduction of DISTRIBUTIONS on the 1996 Securities. MOREOVER, IF ADDITIONAL NOTES ARE ISSUED AND EVENT OF DEFAULT OCCURS WITH RESPECT TO SUCH ADDITIONAL NOTES AND SUCH EVENT OF DEFAULT IS NOT CURED OR WAIVED, THEN ALL NOTES WHICH ARE THEN OUTSTANDING, INCLUDING THE 1996 NOTES, ARE SUBJECT TO ACCELERATION.


LEGAL ASPECTS


         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liability that could affect an assignee's ability to enforce consumer finance contracts such as the Loans. In addition, the remedies available to the Indenture Trustee or the HOLDERS OF THE 1996 NOTES upon an Event of Default under the Indenture may not be readily available or may be limited by applicable state and federal laws. SEE "CONSUMER PROTECTION LAWS" AND "DESCRIPTION OF SALES AND PURCHASE AGREEMENTS-REPRESENTATIONS, AND WARRANTIES OF LOAN SELLER."

         NELLIE MAE, INC. and the Seller have taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary application for relief by NELLIE MAE, INC. under the Bankruptcy Code will not result in THE SUBSTANTIVE consolidation OF SOME OR ALL of the assets and liabilities of the TRUST OR THE Seller with those of NELLIE MAE, INC. However, there can be no assurance that the activities of NELLIE MAE, INC. OR the Seller would not result in a court concluding that SOME OR ALL OF the assets and liabilities of the Seller OR OF THE TRUST should be SUBSTANTIVELY consolidated with OR RESTORED TO OR MADE A PART OF those of NELLIE MAE, INC. in a proceeding under THE BANKRUPTCY CODE. If a court were to reach such a conclusion or a filing were made under THE BANKRUPTCY CODE, or if an attempt were made to litigate any of the foregoing issues, then delays in distributions on the 1996 Securities could occur or reductions in the amounts of such distributions could result.

         It is intended by NELLIE MAE, INC. and the Seller that the transfer of Financed Loans by NELLIE MAE, INC. to the Seller constitute a true sale of the Financed Loans to the Seller. If the transfer constitutes such a true sale, the Financed Loans and the proceeds thereof would not be property of NELLIE MAE, INC. should it become the subject of THE BANKRUPTCY CODE subsequent to the transfer of the Financed Loans to the Seller. NELLIE MAE, INC. will warrant to the Seller in the related Purchase Agreement that the sale of the Financed Loans by NELLIE MAE, INC. to the Seller is a valid sale of the Financed Loans by NELLIE MAE, INC. to the Seller. Notwithstanding the foregoing, if NELLIE MAE, INC. were to become subject to THE BANKRUPTCY CODE and a creditor or trustee-in-bankruptcy of NELLIE MAE, INC. itself were to take the position that the sale of Financed Loans by NELLIE MAE, INC. to the Seller should instead be treated as a pledge of such Financed Loans to secure a borrowing of NELLIE MAE, INC., DELAYS IN DISTRIBUTIONS ON THE 1996 SECURITIES could occur or (should the court rule in favor of NELLIE MAE, INC. or such trustee or creditor) reductions in the amounts of such DISTRIBUTIONS could result. If the transfer of Financed Loans by NELLIE MAE, INC. to the Seller is treated as a pledge instead of a sale, a tax or government lien on the property of NELLIE MAE, INC. arising before the transfer of such Financed Loans to the Seller may have priority over the Trust's interest in such Financed Loans.


                             FORMATION OF THE TRUST

GENERAL


         The Issuer is a business trust formed under the laws of The Commonwealth of Massachusetts pursuant to the Trust Agreement between the Seller and Owner Trustee. After its formation, the Trust will not engage in any activity other than (i) issuing the Notes and the Certificates, (ii) purchasing the Financed Loans, (iii) assigning all of its assets (OTHER THAN THE CERTIFICATE FUND) to the Indenture Trustee, and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The Issuer will initially be capitalized with equity equal to $1.00 contributed by the Seller, which will be deposited in the Revenue Fund. The Seller SHALL RETAIN BENEFICIAL AND RECORD OWNERSHIP OF THE 1996 CERTIFICATES
IN AN AMOUNT SUCH THAT THE AGGREGATE AMOUNT OF THE 1996 CERTIFICATES THEN OWNED BY THE SELLER REPRESENTS AT LEAST ONE PERCENT (1%) of the outstanding 1996 Certificates. NMI EDUCATION LOAN CORPORATION ("NMELC") SHALL OBTAIN AND RETAIN BENEFICIAL AND RECORD OWNERSHIP OF THE 1996 CERTIFICATES IN AN AMOUNT SUCH THAT THE AGGREGATE AMOUNT OF THE 1996 CERTIFICATES THEN OWNED BY NMELC REPRESENTS AT LEAST ONE NINETY-NINTH (1/99TH) OF THE AGGREGATE AMOUNT OF THE 1996 CERTIFICATES THEN OWNED BY THE SELLER. The remaining Certificates will be sold to third party investors that are expected to be unaffiliated with the Seller, NELLIE MAE, INC. or their affiliates. The INITIAL Trust Estate, together with the proceeds from the initial sale of the 1996 Securities, will be used by the Trust to purchase the Initial Financed Loans from the Seller pursuant to the SALES Agreement and to fund the deposit of the 1996 Pre-Funded Amount in the 1996-A Subaccount of the Pre-Funding Account.

         Upon the consummation of such purchases, the property of the Trust will consist of (i) a pool of Financed Loans, (ii) all funds collected in respect thereof, and (iii) all moneys and investments on deposit in the Services Fund, Debt Service Reserve Fund, Student Loan Acquisition Fund, Student Loan Portfolio Fund, Note Fund and CERTIFICATE Fund. The 1996 Notes will be collateralized by the property of the Trust (other than the CERTIFICATE Fund). To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian of the promissory notes representing the Financed Loans owned by the Issuer.

         The Issuer will use funds on deposit in the 1996-A Subaccount of the Pre-Funding Account during the 1996 Funding Period to purchase Subsequent Loans, which will constitute property of the Trust. The Pool Balance will be increased during the 1996 Funding Period by the principal amount of Subsequent Loans PURCHASED BY the Trust. The Seller expects that the amount of Subsequent Loans will approximate 100% of the 1996 Pre-Funded Amount by the last day of the 1996 Funding Period; however, there can be no assurance that a sufficient amount of LOANS WILL BE AVAILABLE FOR PURCHASE by such date. If the ENTIRE 1996 Pre-Funded Amount has not been EXPENDED by the end of the Funding Period, the HOLDERS of the A-1 Notes will receive any remaining amounts as payments of principal, and, if such HOLDERS of the A-1 Notes have been paid in full, the HOLDERS of the A-2 Notes will receive THE residual amounts as payments of principal.

         The TRUST'S PRINCIPAL OFFICES ARE IN BOSTON, MASSACHUSETTS, IN CARE OF the Owner Trustee.


THE OWNER TRUSTEE


         FLEET NATIONAL BANK is the Owner Trustee under the Trust Agreement. The Owner Trustee is a NATIONAL BANKING ASSOCIATION ORGANIZED UNDER THE LAWS
OF THE UNITED STATES. The principal offices of the Owner Trustee are located at ITS CORPORATE TRUST DEPARTMENT, ONE FEDERAL STREET, BOSTON, MASSACHUSETTS
02211 AND its telephone number is (617) 346-5508. THE OWNER TRUSTEE, ON BEHALF OF THE TRUST, WILL ACQUIRE LEGAL TITLE TO ALL THE FINANCED LOANS FROM TIME TO TIME PURSUANT TO THE SALES AGREEMENT.


RESIGNATION AND REMOVAL OF OWNER TRUSTEE


         The Owner Trustee may at any time resign by giving written notice thereof to the Administrator. The Administrator may dismiss the Owner Trustee at any time for failure to act in accordance with the terms of the Trust Agreement; provided, however, that prior to any such dismissal, the Administrator must give the Owner Trustee notice identifying such failure and shall have given the Owner Trustee two BUSINESS DAYS to cure such failure, if such failure relates to the distribution of funds to Certificateholders, and 30 days to cure all other failures. Upon receiving such notice of resignation or dismissal of the Owner Trustee, the Administrator shall promptly appoint a successor Owner Trustee meeting the applicable eligibility requirements.

         The Owner Trustee's liability in connection with the issuance and sale of the Certificates and the Notes is limited solely to the express obligations of the Owner Trustee as set forth in the Trust Agreement and the SALES Agreement.


INSOLVENCY EVENT


         If an Insolvency Event occurs with respect to the Seller, the Trust will dissolve and the Trust Agreement will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Owner Trustee shall have received written instructions from the Certificateholders (other than the Seller and NMELC) representing more than HALF of the Certificate Balance (not including the principal amount of Certificates held by the Seller and NMELC), to the effect that each such party disapproves of the liquidation of the Financed Loans and termination of the Trust, in which event the Trust shall continue. Upon such termination of the Trust, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Funds and Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such a sale of the assets of the Trust will be deposited in the Revenue Fund.

         In the Trust Agreement, the Owner Trustee agrees not to institute against the Seller or the Trust, or join, in any ACTION against the Seller or the Trust , any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any Federal or state bankruptcy or similar law.


PAYMENT OF NOTES

         Upon the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture, the Indenture Trustee will transfer to the Owner Trust for the benefit of the Certificateholders the remaining Indenture Trust Estate.

SELLER LIABILITY


         Under the Trust Agreement, the Seller will agree to be liable directly to and indemnify an injured party for all losses, claims, damages, liabilities and expenses of the Trust (other than in respect of amounts payable by the Trust on the Securities) to the extent that the Seller would be liable if the Trust were a partnership under the Massachusetts Uniform Limited Partnership Act in which the Seller were a general partner of the Trust ; PROVIDED HOWEVER, THAT THE SELLER SHALL NOT BE LIABLE FOR ANY LOSSES INCURRED BY A BENEFICIAL OWNER OF A NOTE IN ITS CAPACITY AS A NOTEHOLDER OR TO ANY CERTIFICATEHOLDER. IN ADDITION, ANY THIRD PARTY CREDITORS OF THE TRUST (OTHER THAN IN CONNECTION WITH THE OBLIGATIONS TO NOTEHOLDERS EXCEPTED ABOVE) SHALL BE DEEMED THIRD PARTY BENEFICIARIES OF THE INDEMNIFICATION PROVISIONS OF THIS PARAGRAPH.


                                THE TRUST ESTATE

GENERAL


         The 1996 Notes are an obligation of the Issuer and will be secured by the assets of the Issuer (other than the CERTIFICATE Fund). Each 1996 Certificate represents an undivided interest in the Issuer. The Issuer's assets will include, among other things, (i) a pool of student loans; (ii) all MONEYS received under the Financed Loans; (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the Servicing Agreement as described herein; (iv) all MONEYS on deposit in the Pre-Funding Account and the Debt Service Reserve Fund (including all investments in such accounts and all income from the funds therein and all proceeds thereof); (v) the rights of the Issuer under the Sales Agreement, the Servicing AGREEMENT, ANY GUARANTY Agreement and the Administration Agreement; and (vi) any and all proceeds of the foregoing.


THE LOAN POOL


         The Loan Pool will initially consist of Loans (collectively, the "Initial Loans") having an aggregate unpaid principal balance as of APRIL 30, 1996 (the "Initial Cut-off Date") of $64,934,152 (the "Initial Pool Balance").

         In addition to the Initial Loans sold by the Seller to the Issuer on the Closing Date, the Issuer is expected to use the moneys in the 1996-A Subaccount of the Pre-Funding Account to purchase from the Seller additional student loans from time to time on or before January 10, 1997 (collectively, the "Subsequent Loans" and, together with the Initial Loans, the "1996 Financed Loans"). The Subsequent Loans to be purchased by the Issuer, if available, will be purchased by the Seller from NELLIE MAE, INC. and sold by the Seller to the Issuer. In addition, the Issuer may from time to time issue additional NOTES and Certificates to finance the acquisition of additional Loans for the Loan Pool (collectively with the 1996 Financed Loans, the "Financed Loans"). Accordingly, the statistical characteristics of the Loan Pool will vary upon the acquisition of additional Financed Loans.

         NELLIE MAE, INC. will sell the Initial Loans to the Seller pursuant to the Purchase Agreement, and the Seller will sell the Initial Loans to the Issuer pursuant to the Sales Agreement. NELLIE MAE, INC. will sell any Subsequent Loans to the Seller pursuant to a Supplemental Purchase Agreement, and the Seller will sell any Subsequent Loans to the Issuer pursuant to a Supplemental Sales Agreement.


         The obligation of the Issuer to purchase the Subsequent Loans is subject to the following requirements:


         1. Each Loan is not more than sixty (60) days delinquent in the payment of principal and interest;

         2. Each Loan WILL BE fully disbursed BY JANUARY 10, 1997;

         3. Each Loan is accompanied by the loan application and the original promissory note and any addendum thereto, or a certified copy thereof.

         In addition, pursuant to the Sales Agreement, the Seller is required to make representations and warranties concerning the Loans. See "DESCRIPTION OF THE SALES AND PURCHASE AGREEMENTS."

         Because the Subsequent Loans will be originated OR PURCHASED after the Initial Loans, following their conveyance to the Issuer, the characteristics of the Loans, including the Subsequent Loans, may vary from those of the Initial Loans. Among other things, in order to acquire Loans with an initial principal balance of $6,000 or less, the Issuer must obtain a small loan license from the Massachusetts Commissioner of Banks OR WRITTEN ASSURANCE FROM THE MASSACHUSETTS COMMISSIONER OF BANKS THAT SUCH A LICENSE IS NOT NECESSARY. The Issuer expects to OBTAIN EITHER THE LICENSE OR SUCH WRITTEN ASSURANCE before the end of the 1996 Funding Period, but no assurance can be given as to whether or when the license will be obtained. The Issuer does not expect to have its small loan license OR WRITTEN ASSURANCE FROM THE MASSACHUSETTS COMMISSIONER OF BANKS TO THE EFFECT THAT A SMALL LOAN LICENSE IS NOT NECESSARY by the Closing Date, and therefore, the Initial Loans will not include any Loans with an initial principal balance of $6,000 or less. If the Issuer obtains the small loan license OR WRITTEN ASSURANCE FROM THE MASSACHUSETTS COMMISSIONER OF BANKS THAT SUCH LICENSE IS NOT NECESSARY before the end of the 1996 Funding Period, it expects to purchase from amounts in the 1996-A Subaccount of the Pre-Funding Account approximately $17,000,000 of Loans currently held by NELLIE MAE, INC. with initial principal balance of $6,000 or less. If the Issuer does not obtain a small loan license before the end of the 1996 Funding Period, it may not be able to utilize fully the moneys in the 1996-A Subaccount of the Pre-Funding Account, thereby causing a partial prepayment of the 1996 Notes. See "THE 1996 NOTES-Prepayment-Mandatory PRINCIPAL DISTRIBUTIONS."

NELLIE MAE, INC.'S LOAN PROGRAM

         The LOANS WHICH THE ISSUER PURCHASES FROM THE SELLER WERE ORIGINATED OR PURCHASED BY NELLIE MAE, INC. PURSUANT TO NELLIE MAE, INC.'S PRIVATE, NONGOVERNMENTAL EDUCATION LOAN PROGRAM. NELLIE MAE, INC. HAS OFFERED student loan programs for undergraduate and graduate students since 1986, providing over $600 million in loans to help students and their families bridge the gap between the total cost of higher education and other financial aid received. NELLIE MAE, INC. offers private loans throughout the country .

         APPLICANTS FOR NELLIE MAE, INC.'S STUDENT LOANS APPLY DIRECTLY TO NELLIE MAE, INC. UPON REVIEW AND APPROVAL OF THE APPLICANT FOR CREDIT QUALIFICATION, NELLIE MAE, INC. CONFIRMS WITH THE STUDENT'S SCHOOL THAT THE REQUESTED LOAN AMOUNT IS WITHIN THE STUDENT'S COSTS OF EDUCATION THAT HAVE NOT BEEN MET THROUGH OTHER SOURCES OF FINANCIAL AID. PROCEEDS OF THE LOAN ARE THEN DISBURSED EITHER BY NELLIE MAE, INC., OR BY A COMMERCIAL BANK ON ITS BEHALF, DIRECTLY TO THE STUDENT'S SCHOOL ON BEHALF OF THE STUDENT. WHEN THE LOAN IS IN REPAYMENT, THE BORROWER MAKES MONTHLY PAYMENTS TO THE SERVICER AS AGENT FOR NELLIE MAE, INC. WHICH IS THE OWNER OF THE LOAN. THE SERVICER DEPOSITS THESE PAYMENTS INTO THE DESIGNATED NELLIE MAE, INC. ACCOUNT.


Marketing


         NELLIE MAE, INC.'S PRIVATE, NONGOVERNMENTAL undergraduate and graduate EDUCATION loan PROGRAM IS marketed nationally, both through the financial aid office of EDUCATIONAL institutions as well as directly to prospective borrowers. Nellie Mae, INC. works closely with schools around the country and seeks to provide the "full-service" complement of Nellie Mae, INC. origination, debt planning and advisory services to each college or university throughout the entire loan process.

         In particular, Nellie Mae, INC. has worked closely with the 32-member Consortium on Financing Higher Education ("COFHE") schools TO MARKET ITS PRIVATE, NONGOVERNMENTAL LOAN PROGRAM since the inception of the PROGRAM in 1986. Members of COFHE include the following institutions:

              Amherst College                    Pomona College
              Barnard College                    Princeton University
              Brown University                   Radcliffe College
              Bryn Mawr College                  Rice University
              Carleton College                   Smith College
              Columbia University                Stanford University
              Cornell University                 Swarthmore College
              Dartmouth College                  Trinity College
              Duke University                    The University of Chicago
              Georgetown University              University of Pennsylvania
              Harvard University                 The University of Rochester
              The Johns Hopkins University       Washington University
              Massachusetts Institute            Wellesley College
                of Technology                    Wesleyan University
              Mount Holyoke College              Williams College
              Northwestern University            Yale University
              Oberlin College


         In addition, Nellie Mae, INC. sponsors and participates in numerous advisory sessions for high school students AND THEIR PARENTS on college financial planning and debt counseling issues; advertises in selected educational publications; and targets major consumer media markets to broaden awareness of its capabilities as an attractive source for education loans.

         In some cases, Nellie MAE, INC.'S collaboration with schools has led to exclusive lending relationships with Nellie Mae, INC., either for all or a portion of the institutions' educational financing needs. NELLIE MAE, INC. offers these colleges and universities A tailored loan PACKAGE to meet their unique needs.

         Nellie Mae, INC. has also developed "affinity" relationships with large organizations such as the National Education Association ("NEA"), offering its two million members access to student loan financing. Nellie Mae, INC. has been named the exclusive student loan provider to NEA members through its sponsored Member Benefits Programs.

UNDERGRADUATE LOAN PROGRAM

         UNDERGRADUATE LOANS are primarily made to parents of students attending four-year, degree granting institutions. Parents may borrow from $2,000 up to the cost of education, less other financial aid received, per academic year. The student's school determines the maximum annual loan need AMOUNT.

         Borrowers may choose from THE FOLLOWING two interest options: a monthly variable rate which is equal to 0 to 2 percent over the Prime Rate or a one-year adjustable rate which, when set, approximates the Prime Rate plus 2 to 4 percent. Upon origination, a fee charged on the loans ranges from 5 to 7 percent, depending on the specific TYPE selected. Loan proceeds are disbursed to the institution ON BEHALF OF THE BORROWER.


Undergraduate Repayment Terms and Options


         While the student is continuously enrolled in school, borrowers may choose from THE FOLLOWING two repayment options: payment of principal and interest or payment of interest only. Depending on the option selected, the borrower begins full amortization either within 45 days of disbursement or upon graduation. The borrower's monthly payment amount is initially fixed based on the following repayment terms:

              Principal Balance Outstanding             Repayment Term
              -----------------------------             --------------

                   Less than $ 3,001                       48 months
                   $3,001 to $4,000                        72 months
                   $4,001 to $10,000                      120 months
                   $10,001 to $50,000                     180 months
                   Over $50,000                           240 months


         Thereafter, as the interest rate on the loan changes, the monthly payment amount remains constant, with the repayment period lengthened or shortened, and the interest accrual adjusted accordingly. However, if rates rise such that the loan will not be fully amortized within 20 years of the commencement of repayment or within a period twice the initial repayment period, whichever is less, the monthly payment amount is adjusted to allow amortization within the required time period. The monthly payment for loans which bear interest at the one year adjustable rate is changed with the annual rate adjustment.


         One educational institution also sponsors Nellie Mae , INC. LOANS available only to students approved by the school's financial aid office and guaranteed in full by the university. Loan terms are similar to NELLIE MAE, INC.'S other undergraduate LOANS, with some minor exceptions. Loan amounts may be as small as $1,000 and participating borrowers may select repayment on a deferred principal and interest basis in which no payment is made until six months after the student graduates. While in school, interest on the loan is capitalized either on a quarterly or one-time basis at repayment. Loans capitalizing at repayment incur a one-time fee equal to 2 percent of the outstanding balance of such loan including unpaid interest. This fee is added to the then outstanding loan balance. All credit decisions are made by the school.


Undergraduate Credit Standards


         All applications received by Nellie Mae, INC. undergo a full credit analysis to determine the creditworthiness of the applicant(s).

         Once the application is REVIEWED for completeness, Nellie MAE, INC.'S credit analysts perform the following steps:


         1. Income listed on the application is verified with a recent pay voucher, W-2 Form, Federal Income Tax Return or CPA-prepared financial statements.

         2. A national credit bureau report is obtained for each applicant and reviewed for timely fulfillment of previous and existing debt obligations.

         3. Each applicant's current credit information is compared to the applicant's credit bureau report for completeness. Applicants must have a satisfactory two-year credit history.

         4. A debt to income ratio measuring the applicant's obligations (including the new undergraduate loans) to the gross monthly income is calculated. Generally, an applicant with a clean credit history cannot exceed a debt to income ratio of 40 percent. An applicant's extremely high annual income, exceptional credit history and other mitigating factors such as length of employment and home ownership may allow the debt to income ratio to exceed 40 percent but in no case to exceed 50 percent.


         5. Applicant information is entered into Nellie MAE, INC.'S custom credit scoring model. Depending on where the score generated ranks the applicant, Nellie Mae, INC. may approve, deny or recommend that the application receive further review.

         NELLIE MAE, INC.'S credit underwritten undergraduate loan portfolio originated in 1995 has the following general characteristics:



              Average Individual       Average Combined        Median Debt to
               Applicant Salary        Applicant Salary         Income Ratio
               ----------------        ----------------         ------------

                   $41,232                $74,280                 31.78%
                                          -------                 ------



Historical Default Trends


         The following chart, as of March 31, 1996, shows historical cumulative default trends for NELLIE MAE, INC.'S undergraduate loan portfolio since the program's inception in 1986. These cumulative default rates represent gross defaults and do not reflect amounts subsequently recovered through post-default collection and litigation efforts. Each borrower cohort is shown in the chart, along with the original disbursed and defaulted amounts by year.

                                NELLIE MAE, INC.
                       CUMULATIVE DEFAULTS BY PROGRAM YEAR
                               UNDERGRADUATE LOANS




                                        1986           1987          1988           1989           1990           1991
DISBURSEMENT
YEAR
- ----

1986            ORIGINAL BALANCE
                DEFAULTS             $10,424,427            $0        $24,419       $55,474        $8,450       $30,784
                % OF BALANCE                 $0          0.00%          0.23%         0.53%         0.08%         0.30%    %
                                          0.00%

1987            ORIGINAL BALANCE
                DEFAULTS                           $17,362,667        $15,539      $138,496      $205,520      $215,088
                % OF BALANCE                                $0          0.09%         0.80%         1.18%         1.24%
                                                         0.00%

1988            ORIGINAL BALANCE
                DEFAULTS                                        $24,944,806        $35,238      $167,120      $301,818
                % OF BALANCE                                              $0         0.14%         0.67%         1.21%
                                                                       0.00%

1989            ORIGINAL BALANCE
                DEFAULTS                                                       $34,514,193       $72,292      $341,634
                % OF BALANCE                                                            $0         0.21%         0.99%
                                                                                     0.00%

1990            ORIGINAL BALANCE
                DEFAULTS                                                                     $52,209,404      $176,941
                % OF BALANCE                                                                      $5,027         0.34%
                                                                                                   0.01%

1991            ORIGINAL BALANCE
                DEFAULTS                                                                                   $54,756,578
                % OF BALANCE                                                                                   $41,869
                                                                                                                 0.08%

1992            ORIGINAL BALANCE
                DEFAULTS
                % OF BALANCE


1993            ORIGINAL BALANCE
                DEFAULTS
                % OF BALANCE


1994            ORIGINAL BALANCE
                DEFAULTS
                % OF BALANCE


1995            ORIGINAL BALANCE
                DEFAULTS
                % OF BALANCE


                                                                                                      MARCH      TOTALS
                                                                                                      -----
                                           1992          1993          1994           1995           1996
DISBURSEMENT
YEAR
- ----

1986            ORIGINAL BALANCE
                DEFAULTS                  $16,307       $43,070        $2,082        $24,117            $0      $204,703
                % OF BALANCE                0.16%         0.41%         0.02%          0.23%         0.00%           1.96


1987            ORIGINAL BALANCE
                DEFAULTS                 $208,526      $146,069      $130,900        $35,403            $0    $1,095,541
                % OF BALANCE                1.20%         0.84%         0.75%          0.20%         0.00%         6.31%


1988            ORIGINAL BALANCE
                DEFAULTS                $349,210      $288,030      $120,331       $229,700            $0    $1,491,447
                % OF BALANCE               1.40%         1.15%         0.48%          0.92%         0.00%         5.98%


1989            ORIGINAL BALANCE
                DEFAULTS                $546,650      $578,304     $261,426       $460,142        $4,454    $2,264,903
                % OF BALANCE               1.58%         1.68%         0.76%          1.33%         0.01%         6.56%


1990            ORIGINAL BALANCE
                DEFAULTS                $501,003      $632,936      $458,176       $598,123       $27,568    $2,399,774
                % OF BALANCE               0.96%         1.21%         0.88%          1.15%         0.05%         4.60%


1991            ORIGINAL BALANCE
                DEFAULTS                $294,827      $287,610      $311,485       $553,048       $20,646    $1,509,485
                % OF BALANCE               0.54%         0.53%         0.57%          1.01%         0.04%         2.76%


1992            ORIGINAL BALANCE
                DEFAULTS             $52,147,101      $149,762      $310,843       $725,093       $74,287    $1,264,321
                % OF BALANCE              $4,336         0.29%         0.60%          1.39%         0.14%         2.42%
                                           0.01%

1993            ORIGINAL BALANCE
                DEFAULTS                           $46,001,887      $143,093       $364,313       $54,172      $561,578
                % OF BALANCE                                $0         0.31%          0.79%          0.12         1.22%
                                                         0.00%

1994            ORIGINAL BALANCE
                DEFAULTS                                         $28,367,703        $17,847        $3,574       $33,523
                % OF BALANCE                                         $12,102          0.06%         0.01%         0.12%
                                                                       0.04%

1995            ORIGINAL BALANCE                                                $15,811,144
                DEFAULTS                                                            $22,255            $0       $22,255
                % OF BALANCE                                                          0.14%         0.00%         0.14%

1996            ORIGINAL BALANCE
                DEFAULTS
                % OF BALANCE


TOTALS                                     $0           $0        $39,958       $229,208         $458,409     $1,108,134
                                           --           --        -------       --------         --------     ----------
1996            ORIGINAL BALANCE                                                              $1,908,370
                DEFAULTS                                                                              $0            $0
                % OF BALANCE                                                                       0.00%         0.00%


TOTALS                               $1,920,859    $2,125,783    $1,750,438    $3,030,041     $  184,701
                                     ----------    ----------    ----------    ----------     ----------
                                                                                                           $10,847,530
                                                                                                           ===========

GRADUATE LOAN PROGRAMS


         Nellie Mae, INC. offers graduate loans to students pursuing advanced degrees. Since 1988, NELLIE MAE, INC. has offered supplemental loans to graduate and professional students in need of funds beyond federal limits to finance the cost of their education. These loans are made to creditworthy students themselves or to the students and an eligible co-borrower. Depending on the program of study, and the particular Nellie Mae, INC. loan , graduate students may borrow from $1,500 up to $20,000 annually. In addition, a graduate student may borrow up to the cost of attendance per academic year, less other financial aid received, provided that a creditworthy co-borrower is also an obligor on the loan. The student's graduate or professional institution certifies the annual loan need. The chart below shows the maximum annual loan amount available without a co-borrower, depending on the particular Nellie Mae, INC. loan program, by academic discipline:

                                                       Maximum Annual Loan
                  Degree PROGRAM                 WITHOUT an Eligible Co-Borrower
                  --------------                 -------------------------------
                  Medicine                               $ 7,500-20,000
                  DENTISTRY                              $ 7,500-20,000
                  LAW                                    $12,000-15,000
                  Business/Management                    $ 7,500-12,000
                  Engineering                            $ 7,500-12,000
                  Physical Sciences                      $ 7,500-12,000
                  All Others                             $ 7,500-12,000

         In addition, maximum cumulative education debt limits apply to graduate student borrowing, depending on the academic discipline, the particular Nellie Mae, INC. loan and whether a creditworthy co-borrower participates. The chart below shows the maximum debt limits by academic discipline:

                                                             Maximum Cumulative
                  Degree Program                            Education Debt Limit
                  --------------                            --------------------
                  Medicine                                    $110,000-120,000
                  Dentistry                                   $ 40,000-135,000
                  Law                                         $ 70,000-105,000
                  Business/Management                         $ 45,000- 80,000
                  Engineering                                 $ 40,000- 65,000
                  Physical Science                            $ 30,000- 50,000
                  All Others                                  $ 25,000- 50,000

         Graduate borrowers may choose from THE FOLLOWING two interest options: a monthly variable rate which is equal to 0 to 2 percent over the Prime Rate or a one-year adjustable rate which, when set, approximates the Prime Rate plus 2 to 4 percent. Upon origination, the FEES charged on the loans vary from 5 to 10 percent based on the academic discipline, Nellie Mae , INC. LOAN selected and whether the loan is borrowed with an eligible co-borrower.


Graduate Repayment Terms and Options


         While the student is continuously enrolled in school, he or she may select one of THE FOLLOWING three repayment options: (I) payment of principal and interest, (II) payment of interest only and (III) deferment of principal and interest while in school and for an additional six months. During interest deferment periods, interest continues to accrue and is capitalized either quarterly or once at repayment. Those students that select the one-time capitalization option are charged a fee equal to 2 percent of the outstanding balance of such loan including unpaid interest. This fee is added to the outstanding loan balance AT THE TIME OF REPAYMENT. Full amortization begins after the six month "grace" period. Under the interest only option, the borrower is required to make monthly payments while in school equal to the interest accrued. Six months after graduation, the student must begin full amortization.

         Regardless of the repayment option, once payments of principal and interest commence, the borrower's monthly payment amount is fixed based upon the following repayment schedule:


         Outstanding Principal Balance                       Repayment Term
         -----------------------------                       --------------
              Less than $3,001                                  48 months
              $3,001 to $4,000                                  72 months
              $4,001 to $10,000                                120 months
              $10,001 to $50,000                               180 months
              Over $50,000                                     240 months


         Thereafter, as the interest rate on the loan changes, the monthly payment amount remains the same, with the repayment period lengthened or shortened, and the interest accrual adjusted accordingly. However, if rates rise such that the loan will not be fully amortized within 20 years from the commencement of repayment or within a period twice the initial repayment period, whichever is less, the monthly payment amount is adjusted to allow amortization within the required time period. The monthly payment for loans which bear interest at the one year adjustable rate is changed with the annual rate adjustment.

Graduate Credit Standards

         Graduate student loans are underwritten based on the following criteria:


         1. A national credit bureau report showing no current delinquencies or prior defaults for both the graduate student and an eligible co-borrower.

         2. Each applicant's current credit information is compared to the applicant's credit bureau report for completeness. While graduate students are not required to meet the income verification standards of Nellie MAE, INC.'S undergraduate credit approval process for parents, they must demonstrate good credit history.

         3. If applicable, eligible CO-BORROWERS must be verified to have a minimum two-year continuous employment history and a two-year credit history with no current delinquencies. In addition, co-borrowers must demonstrate sufficient current income to meet the obligations of this and other debt, similar to the requirements applicable to undergraduate loans.

         4. Applicant information is entered into Nellie MAE, INC.'S CUSTOM credit scoring model that specifically evaluates graduate student credit. Depending on where the generated score ranks the applicant, Nellie Mae, INC. may approve, deny or recommend that the application receive further review.


Historical Default Trends


         Cumulative historical default trends for NELLIE MAE, INC.'S graduate loan portfolio since the program's inception in 1988 are shown in the FOLLOWING chart , as of March 31, 1996. These cumulative default rates represent gross defaults and do not reflect subsequent recoveries from collection and litigation activities. Each borrower cohort is shown in the chart, along with the original disbursed and actual defaulted amounts by year.

                                NELLIE MAE, INC.
                       CUMULATIVE DEFAULTS BY PROGRAM YEAR
                                 GRADUATE LOANS


Disbursement
   Year                             1988         1989          1990          1991          1992           1993          1994

   1988      ORIGINAL BALANCE    $3,900,000
             DEFAULTS            $        0   $         0   $    22,963   $    59,418   $   120,398   $   118,574   $    70,266
             % OF BALANCE              0.00%         0.00%         0.59%         1.62%         3.09%         3.04%         1.80%

   1989      ORIGINAL BALANCE                 $15,068,527
             DEFAULTS                         $         0   $    84,848   $   244,193   $   603,987   $   598,323   $   462,808
             % OF BALANCE                            0.00%         0.56%         1.62%         4.01%         3.97%         3.07%

   1990      ORIGINAL BALANCE                               $28,646,835
             DEFAULTS                                       $    15,180   $   112,937   $   432,902   $   861,237   $ 1,172,106
             % OF BALANCE                                          0.05%         0.39%         1.51%         3.01%         4.09

   1991      ORIGINAL BALANCE                                             $35,361,678
             DEFAULTS                                                     $    15,192   $   143,922   $   528,028   $   985,576
             % OF BALANCE                                                        0.04%         0.41%         1.49%         2.79%

   1992      ORIGINAL BALANCE                                                           $47,493,128
             DEFAULTS                                                                   $         0   $   124,320   $   416,372
             % OF BALANCE                                                                      0.00%         0.26%         0.88%

   1993      ORIGINAL BALANCE                                                                         $47,092,701
             DEFAULTS                                                                                       2,264       192,847
             % OF BALANCE                                                                                    0.00%         0.41%

   1994      ORIGINAL BALANCE                                                                                       $42,156,237
             DEFAULTS                                                                                               $    10,477
             % OF BALANCE                                                                                                  0.02%

   1995      ORIGINAL BALANCE
             DEFAULTS
             % OF BALANCE

   1996      ORIGINAL BALANCE
             DEFAULTS
             % OF BALANCE

TOTALS                           $        0   $         0   $   122,991   $   431,740   $ 1,301,209   $ 2,232,746   $ 3,310,452

Disbursement                                        MARCH
   Year                                1995          1996         TOTALS

   1988      ORIGINAL BALANCE
             DEFAULTS              $    31,045   $        0   $   422,664
             % OF BALANCE                 0.80%        0.00%        10.84%

   1989      ORIGINAL BALANCE
             DEFAULTS              $   395,432   $        0   $ 2,389,591
             % OF BALANCE                 2.62%        0.00%        15.86%

   1990      ORIGINAL BALANCE
             DEFAULTS              $   677,831   $   38,644   $ 3,310,837
             % OF BALANCE                 2.37%        0.13%        11.56%

   1991      ORIGINAL BALANCE
             DEFAULTS              $   755,421   $   52,617   $ 2,480,756
             % OF BALANCE                 2.14%        0.15%         7.02%

   1992      ORIGINAL BALANCE
             DEFAULTS              $   505,062   $   42,676   $ 1,088,430
             % OF BALANCE                 1.06%        0.09%         2.29%

   1993      ORIGINAL BALANCE
             DEFAULTS                  248,063       67,830       511,004
             % OF BALANCE                 0.53%        0.14%         1.09%

   1994      ORIGINAL BALANCE
             DEFAULTS              $    77,664   $   44,751   $   132,892
             % OF BALANCE                 0.18%        0.11%         0.32%

   1995      ORIGINAL BALANCE      $37,356,049
             DEFAULTS              $         0   $    2,134   $     2,134
             % OF BALANCE                 0.00%        0.01%         0.01%

   1996      ORIGINAL BALANCE                    $3,476,828
             DEFAULTS                                     0             0
             % OF BALANCE                              0.00%         0.00%

TOTALS                             $ 2,690,518   $  248,652   $10,338,308

NELLIE MAE, INC. DELINQUENCY AND DEFAULT RATES


         SINCE 1986, NELLIE MAE, INC. has originated or purchased over $600 million in loans under its PRIVATE, NONGOVERNMENTAL EDUCATION LOAN PROGRAM. As of March 31, 1996, approximately $21.7 million or 3.6 percent of these loans had entered default. Shown below is a delinquency summary for all loans OWNED BY NELLIE MAE, INC. as of APRIL 30, 1996:


             Number of Days Delinquent      % (of Principal Balance Outstanding)
             -------------------------      ------------------------------------
                   30-60 DAYS                               3.96%
                   61-90 DAYS                               1.18
                   91-120 DAYS                              0.88
                   Over 120 Days*                           1.99

* THE NUMBER OF DAYS DELINQUENT IS MEASURED AS THE NUMBER OF DAYS ELAPSED SINCE THE FIRST MISSED PAYMENT DATE. LOANS INCLUDED IN THIS CATEGORY INCLUDE LOANS WHICH HAVE BEEN DECLARED TO BE IN DEFAULT AND ARE IN THE PRECOLLECTION PERIOD, A PERIOD WHICH GENERALLY CONTINUES UNTIL LOANS ARE APPROXIMATELY 180 DAYS DELINQUENT. THIS CATEGORY DOES NOT INCLUDE LOANS SUBMITTED FOR COLLECTION ACTIVITY AND/OR LITIGATION.

RECOVERY DATA

         THE FOLLOWING CHART SHOWS THE CUMULATIVE RECOVERIES, AS OF APRIL 30, 1996, FOR NELLIE MAE, INC.'S UNDERGRADUATE LOAN PORTFOLIO BY YEAR OF DEFAULT SINCE 1993.

                  YEAR OF DEFAULT                  CUMULATIVE PERCENT RECOVERED
                  ---------------                  -----------------------------
                        1993                                   29.6%
                        1994                                   37.7
                        1995                                   13.4
                        1996                                    4.1

         THE FOLLOWING CHART SHOWS THE CUMULATIVE RECOVERIES, AS OF APRIL 30, 1996, FOR NELLIE MAE, INC.'S GRADUATE LOAN PORTFOLIO BY YEAR OF DEFAULT SINCE 1993.

                  YEAR OF DEFAULT                   CUMULATIVE PERCENT RECOVERED
                  ---------------                   ----------------------------
                        1993                                    30.3%
                        1994                                    27.0
                        1995                                    17.6
                        1996                                     1.2

The Initial Loans

         The following table provides information on the COMPOSITION OF THE 1996 Financed Loans as of the INITIAL Cut-OFF Date (APRIL 30, 1996):

         Aggregate Outstanding Principal Balance                     $64,934,152
         Number of BORROWERS                                               5,787
         Average Outstanding Principal Balance Per Borrower          $    11,221

         Weighted Average Annual Interest Rate (%)                         10.39%
         WEIGHTED AVERAGE REMAINING TERM IN REPAYMENT (IN MONTHS)            142

         The following table shows the distribution of the 1996 Financed Loans by OUTSTANDING BALANCE as of the INITIAL Cut-off Date (APRIL 30, 1996):

                                                                   Percent of Loans by
Outstanding Balance   Number of Borrowers   Outstanding Balance    Outstanding Balance
- -------------------   -------------------   -------------------    -------------------
Less than $1,000                67              $    14,182                 0.0%
$1,000 - $2,000                 19                   27,083                 0.0
$2,000 - $3,000                 27                   68,346                 0.1
$3,000 - $4,000                 60                  210,376                 0.3
$4,000 - $5,000                 75                  339,994                 0.5
$5,000 - $6,000                104                  579,274                 0.9
$6,000 - $7,000                523                3,401,136                 5.2
$7,000 - $8,000                854                6,453,995                 9.9
$8,000 - $9,000                898                7,537,540                11.7
$9,000 - $10,000               451                4,261,346                 6.6
$10,000 - $11,000              596                6,230,592                 9.6
$11,000 - $12,000              307                3,485,948                 5.4
$12,000 - $13,000              316                3,950,813                 6.1
$13,000 - $14,000              292                3,914,856                 6.0
$14,000 - $15,000              144                2,088,812                 3.2
$15,000 - $16,000              173                2,693,543                 4.1
$16,000 - $17,000              112                1,846,896                 2.8
$17,000 - $18,000               97                1,692,219                 2.6
$18,000 - $19,000               84                1,557,173                 2.4
OVER $19,000                   588               14,580,028                22.6
         TOTAL               5,787              $64,934,152               100.0%

         THE TERMS OF THE FINANCED LOANS ALLOW QUALIFIED BORROWERS OF UNDERGRADUATE LOANS (SEE "THE TRUST ESTATE-UNDERGRADUATE LOAN PROGRAM") TO DEFER PAYMENTS OF PRINCIPAL AND QUALIFIED BORROWERS OF GRADUATE LOANS (SEE "THE TRUST ESTATE-GRADUATE LOAN PROGRAM") TO DEFER PAYMENTS OF BOTH PRINCIPAL AND INTEREST DURING PERIODS WHEN THE STUDENT IS CONTINUOUSLY ENROLLED IN SCHOOL. IN EITHER THE UNDERGRADUATE OR GRADUATE LOAN PROGRAM, THE STUDENT MAY EXTEND THE PERIOD OF CONTINUOUS ENROLLMENT, THEREBY EXTENDING THE TERM OF THE LOAN AND, IN THE CASE OF GRADUATE LOANS, MAY FURTHER DELAY THE PAYMENT OF INTEREST. HOWEVER, ONCE A STUDENT IS NO LONGER ENROLLED, SUCH STUDENT CANNOT RETURN TO A CONTINUOUS ENROLLMENT STATUS.

         BORROWERS ARE ALSO ELIGIBLE FOR PERIODS OF FORBEARANCE AT THE DISCRETION OF NELLIE MAE, INC., WHEREBY PAYMENTS OF PRINCIPAL AND INTEREST MAY BE REDUCED OR DEFERRED. NELLIE MAE, INC.'S POLICY IS TO PERMIT UP TO TWO, SIX MONTH PERIODS OF FORBEARANCE IN CASES OF DEMONSTRATED FINANCIAL HARDSHIP.

         THE FOLLOWING TABLE SHOWS THE DISTRIBUTION OF THE 1996 FINANCED LOANS BY BORROWER payment status as of the INITIAL Cut-off Date (APRIL 30, 1996):

    Borrower                                               Percent of Loans by
Payment Schedule                Outstanding Balance        Outstanding Balance
- ----------------                -------------------        -------------------
DEFERRED PRINCIPAL AND INTEREST     $30,112,078                   46.4%
INTEREST ONLY                        14,925,787                   23.0
REPAYMENT                            18,326,938                   28.2
Forbearance                           1,569,349                    2.4
         TOTAL                      $64,934,152                  100.0%

         The following table shows the geographic distribution OF the 1996 Financed Loans as of the INITIAL Cut-off Date (APRIL 30, 1996):

                                                                   Percent of Loans
Location             Number of Borrowers  Outstanding Balance     Outstanding Balance
- --------             -------------------  -------------------     -------------------
New York                  1,485               $16,700,961                 25.72%
- --------------------------------------------------------------------------------
California                  755                 8,708,874                 13.41
- --------------------------------------------------------------------------------
Massachusetts               611                 6,700,299                 10.32
- --------------------------------------------------------------------------------
New Jersey                  315                 3,859,581                  5.94
- --------------------------------------------------------------------------------
Pennsylvania                308                 3,404,059                  5.24
- --------------------------------------------------------------------------------
Illinois                    270                 2,965,345                  4.57
- --------------------------------------------------------------------------------
Connecticut                 169                 2,052,014                  3.16
- --------------------------------------------------------------------------------
Maryland                    166                 1,802,966                  2.78
- --------------------------------------------------------------------------------
Texas                       128                 1,697,269                  2.61
- --------------------------------------------------------------------------------
Virginia                    145                 1,619,434                  2.49
- --------------------------------------------------------------------------------
Florida                     125                 1,421,152                  2.19
- --------------------------------------------------------------------------------
District of Columbia        109                 1,169,766                  1.80
- --------------------------------------------------------------------------------
Ohio                         85                   950,495                  1.46
- --------------------------------------------------------------------------------
Georgia                      79                   837,321                  1.29
- --------------------------------------------------------------------------------
MICHIGAN                     69                   740,845                  1.14
- --------------------------------------------------------------------------------
All Others                  968                10,303,772                 15.88
- --------------------------------------------------------------------------------
         TOTAL            5,787               $64,934,152                100.00%
- --------------------------------------------------------------------------------

         The following TABLE shows distribution of the 1996 Financed Loans by YEAR of DISBURSEMENT as of the INITIAL Cut-off Date (APRIL 30, 1996):

                                   Percent of
            Disbursement Date   Outstanding Balance    Outstanding Balance
            -----------------   -------------------    -------------------
                  1987             $    43,520                  0.07%
                 ----------------------------------------------------
                  1988                 165,776                  0.26
                 ----------------------------------------------------
                  1989                 463,409                  0.71
                 ----------------------------------------------------
                  1990                 950,236                  1.46
                 ----------------------------------------------------
                  1991               1,325,921                  2.04
                 ----------------------------------------------------
                  1992               1,807,982                  2.78
                 ----------------------------------------------------
                  1993               4,761,671                  7.33
                 ----------------------------------------------------
                  1994               9,156,130                 14.10
                 ----------------------------------------------------
                  1995              41,714,669                 64.25
                 ----------------------------------------------------
                  1996               4,544,838                  7.00
                 ----------------------------------------------------
                 TOTAL             $64,934,152                100.00%
                 ----------------------------------------------------

         The following TABLE shows the distribution of the 1996 Financed Loans by the interest rate as of the INITIAL Cut-OFF Date (APRIL 30, 1996):

                                                              Percent of Loans by
Interest Rate     Number of Borrowers  Outstanding Balance    Outstanding Balance
- -------------     -------------------  -------------------    -------------------
9.00% - 9.99%            1,317             14,942,103                23.0
- -------------------------------------------------------------------------
10.00% - 10.99%          3,036             34,116,592                52.6
- -------------------------------------------------------------------------
11.00% - 11.99%          1,434             15,875,457                24.4
- -------------------------------------------------------------------------
         TOTAL           5,787            $64,934,152               100.0%
- -------------------------------------------------------------------------

         The following TABLE shows the distribution of 1996 Financed Loans as of the INITIAL Cut-off Date (APRIL 30, 1996) by school for the fifteen schools with the highest outstanding balances:

                                                      NUMBER OF                      PERCENT OF LOANS
SCHOOL                                                BORROWERS  OUTSTANDING BALANCE   OUTSTANDING
BALANCE

NEW YORK UNIVERSITY                                     1,458        $15,868,284          23.2%
- ----------------------------------------------------------------------------------------------
COLUMBIA UNIVERSITY                                       292          3,205,660           4.7
- ----------------------------------------------------------------------------------------------
UNIVERSITY OF SOUTHERN CALIFORNIA                         202          2,230,245           3.3
- ----------------------------------------------------------------------------------------------
HARVARD UNIVERSITY                                        163          1,897,620           2.8
- ----------------------------------------------------------------------------------------------
UNIVERSITY OF PENNSYLVANIA                                177          1,825,081           2.7
- ----------------------------------------------------------------------------------------------
UNIVERSITY OF CHICAGO                                     130          1,333,528           2.0
- ----------------------------------------------------------------------------------------------
BOSTON UNIVERSITY                                         100          1,135,123           1.7
- ----------------------------------------------------------------------------------------------
GEORGETOWN UNIVERSITY                                     109          1,133,537           1.7
- ----------------------------------------------------------------------------------------------
UNIVERSITY OF HEALTH SCIENCES CHICAGO MEDICAL              96          1,063,473           1.6
- ----------------------------------------------------------------------------------------------
UNIVERSITY OF THE PACIFIC                                  90            919,091           1.3
- ----------------------------------------------------------------------------------------------
GEORGE WASHINGTON UNIVERSITY                               76            781,220           1.1
- ----------------------------------------------------------------------------------------------
DUKE UNIVERSITY                                            70            664,064           1.0
- ----------------------------------------------------------------------------------------------
CORNELL UNIVERSITY                                         56            632,014           0.9
- ----------------------------------------------------------------------------------------------
JOHN HOPKINS                                               60            618,492           0.9
- ----------------------------------------------------------------------------------------------
NEW ENGLAND CULINARY INSTITUTE                             48            575,907           0.8
- ----------------------------------------------------------------------------------------------
         TOTAL                                          5,787        $33,883,345          49.6%
- ----------------------------------------------------------------------------------------------

         THE FOLLOWING TABLE SHOWS THE DISTRIBUTION OF 1996 FINANCED LOANS AS OF THE INITIAL CUT-OFF DATE (APRIL 30, 1996) BY LOAN PROGRAM:

                                         Percent of Loans by
LOAN PROGRAM      Outstanding Balance    Outstanding Balance
- ------------      -------------------    -------------------
Graduate              $38,731,457               59.6%
- ----------------------------------------------------
Undergraduate          26,202,695               40.4
- ----------------------------------------------------
         TOTAL        $64,934,152              100.0%
- ----------------------------------------------------

                               TRADING INFORMATION


         The weighted average life of the 1996 Notes and the 1996 Certificates will generally be influenced by the rate at which the principal balances of the 1996 Financed Loans are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayments" includes prepayments in full or in part, as a result of refinancing, death, disability or bankruptcy and subsequent liquidation and as a result of Financed LOANS being REPURCHASED by the Seller OR NELLIE MAE, INC. as required or as permitted by the INDENTURE, Sales Agreementor the Purchase Agreement. All of the Financed Loans are prepayable at any time without penalty to the borrower. The rate of prepayment of Financed Loans is influenced by a variety of economic, social and other factors. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Financed Loans. Under certain circumstances, the Seller or NELLIE MAE, INC. will be obligated to REPURCHASE Financed Loans from the Trust pursuant to the INDENTURE, Sales Agreement or Purchase Agreement as a result of breaches of representations and warranties.

         In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the 1996 Notes or 1996 Certificates on each Distribution Date. Any reinvestment risks resulting from a faster or slower incidence of prepayment of 1996 Financed Loans will be borne entirely by the 1996 Noteholders and the 1996 Certificateholders.


Principal Factor and Trading Information


         In connection with each prepayment of 1996 Notes of any CLASS, the Indenture Trustee shall compute the Principal Factor for SUCH CLASS. The Principal Factor shall be a seven-digit decimal indicating the principal balance of each 1996 Note of a CLASS as of a Distribution Date (after giving effect to any prepayments made on SUCH date) as a fraction of the original principal amount of the 1996 Note. The principal balance of any 1996 Note can be determined by multiplying the original principal amount of the 1996 Notes by the Principal Factor applicable to the 1996 Notes.

         In connection with each prepayment of 1996 Certificates, the Owner Trustee shall compute the Principal Factor for the 1996 Certificates. The Principal Factor shall be a seven-digit decimal INDICATING the principal balance of each 1996 Certificate as of a Distribution Date (after giving effect to any prepayments made on SUCH date) as a fraction of the original principal amount of the 1996 Certificate. The principal balance of any 1996 Certificate can be determined by multiplying the original principal amount of the 1996 Certificate by the Principal Factor applicable to SUCH 1996 Certificate.

         The HOLDERS OF THE NOTES AND CERTIFICATES will receive reports on or about each Distribution Date concerning the payments received on the Financed Loans, the Pool Balance, the applicable Principal Factors and various other items of information. HOLDERS of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "INFORMATION REGARDING THE SECURITIES--Reports to Securityholders."


                            CONSUMER PROTECTION LAWS


         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, unless preempted by federal law, some state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under FEDERAL LAW. SPECIFICALLY, NELLIE MAE, INC., AS ORIGINATOR AND HOLDER OF EDUCATION LOANS, AND AS ADMINISTRATOR FOR THE FINANCED LOANS, MUST COMPLY WITH THE REQUIREMENTS OF CONSUMER PROTECTION LAWS INCLUDING, BUT NOT LIMITED TO, MASSACHUSETTS CONSUMER PROTECTION LAWS AND FEDERAL CONSUMER PROTECTION LAWS SUCH AS THE CONSUMER CREDIT PROTECTION ACT, WHICH INCLUDES THE EQUAL CREDIT OPPORTUNITY ACT, THE TRUTH-IN-LENDING ACT, THE FAIR CREDIT REPORTING ACT AND THE

FAIR DEBT COLLECTIONS ACT, TOGETHER WITH THE REGULATIONS PROMULGATED THEREUNDER. These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. In certain circumstances, the Seller or the Trust may be liable for certain violations of consumer protection laws that apply to the Loans, either as assignee from NELLIE MAE, INC. or the Seller or as the party directly responsible for obligations arising after the SALE. NELLIE MAE, INC. and the Seller are obligated pursuant to the Purchase Agreement and the Sales Agreement, respectively, to repurchase any Financed Loan which was not made or serviced in accordance with applicable Federal or state law if the failure has a material adverse affect on the Issuer's interest in the Loan. FOR A DESCRIPTION OF THE SELLER'S AND THE TRUST'S RIGHTS IF THE FINANCED LOANS WERE NOT MADE AND SERVICED IN COMPLIANCE IN ALL MATERIAL RESPECTS WITH ALL APPLICABLE LAWS, SEE "DESCRIPTION OF THE SALES AND PURCHASE AGREEMENTS - REPRESENTATIONS AND WARRANTIES OF LOAN SELLER."

                   TREATMENT OF EDUCATION LOANS IN BANKRUPTCY

         Under existing law, student loans generally are not subject to discharge by a borrower in bankruptcy if such loans are made under a program funded in whole or in PART by a nonprofit institution.

         Title 11 of the United States Code at Section 523(a) (8) provides as follows:

         (a)   A discharge under Section 727, 1141, 1228(a), 1228(b), or 1328(b)
               of this title does not discharge an individual debtor from any debt --


               (8) for an educational . . . loan made, insured, or guaranteed by a governmental unit or made under any program funded in whole or in part by a governmental unit or a nonprofit institution . . . , unless --

                    (A) such loan . . . first became due before 7 years (exclusive of any applicable suspension of the repayment period) before the date of the filing of the petition; or

                    (B) excepting such debt from discharge under this paragraph will impose an undue hardship on the debtor and the debtor's dependents.

         The 1990 Budget Reconciliation Act included language amending the Bankruptcy Code to clarify the nondischargeability of educational loans under Chapter 13 bankruptcy filings.


         All of the 1996 Financed Loans were funded by NELLIE MAE, INC., a nonprofit corporation, pursuant to its various education loan programs. CONCURRENT WITH THE ISSUANCE OF THE NOTES AND CERTIFICATES, THE TRUST WILL RECEIVE AN OPINION OF MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C. TO THE EFFECT THAT THE FACT THAT ANY OR ALL OF THE FINANCED LOANS MAY HAVE BEEN INITIALLY MADE BY A FOR-PROFIT INSTITUTION WILL NOT, IN AND OF ITSELF, PREVENT THE APPLICABILITY OF 11 U.S.C. SECTION 523(A)(8) TO ANY SUCH FINANCED LOAN.


                                 USE OF PROCEEDS


         The Seller will sell the Initial Loans to the Issuer concurrently with the sale of the 1996 Securities and a portion of the net proceeds from the sale of the 1996 Securities will be applied by the Indenture Trustee (I) to the purchase of the Initial Loans, (II) to the payment of certain expenses connected with issuing the 1996 Securities, (III) to the deposit IN THE AMOUNT of the 1996 Pre-Funded Amount TO the 1996-A Subaccount of the Pre-Funding Account and (IV) to THE deposit IN THE AMOUNT OF $926,250 TO the 1996-A Debt Service Reserve ACCOUNT. Such net proceeds less the payment of such expenses, the 1996 Pre-Funded Amount and the initial deposit into the 1996-A Debt Service Reserve ACCOUNT represent the purchase price paid by the Issuer to the Seller for the sale of the Initial Loans to the Issuer. Such amount will be determined as a result of the pricing of the 1996

Securities, through the offering described in this Prospectus. The PURCHASE PRICE to be received BY THE SELLER from the sale of the Initial Loans will be paid to NELLIE MAE, INC. as the purchase price for the Initial LOANS and will be used to repay debt of NELLIE MAE, INC. and for other corporate purposes.


                                             FUND BALANCES AT CLOSING

         Upon delivery of the 1996 Notes, the Fund Balances under the Indenture, derived from the proceeds of the 1996 Securities will be as follows:


         1996-A SUBACCOUNT WITHIN THE COST OF ISSUANCE ACCOUNT IN THE SERVICES
         FUND                                                                        $
         1996-A SUBACCOUNT WITHIN THE NOTE INTEREST ACCOUNT IN THE NOTE FUND
         1996-A SUBACCOUNT WITHIN THE Acquisition Account in the Student
            Loan Acquisition Fund
         1996-A SUBACCOUNT WITHIN THE Pre-Funding Account in the Student
            Loan Acquisition Fund
         1996-A Debt Service Reserve ACCOUNT
                                                                                     -----
                  TOTAL FUND BALANCES                                                $
                                                                                     =====


                        NELLIE MAE EDUCATION FUNDING, LLC


         Nellie Mae Education Funding, LLC (the "Seller") was organized under the laws of THE STATE OF DELAWARE ON JUNE 11, 1996. The Seller is a limited liability company owned 99% by NELLIE MAE, INC. and 1% by NMI Education Loan Corporation, a Massachusetts non-profit corporation of which NELLIE MAE, INC. is the sole member. The Seller maintains its principal office at 50 Braintree Hill Park, Suite 300, Braintree, Massachusetts 02184. Its telephone number is (617) 849-1325.


                                NELLIE MAE, INC.


         NELLIE MAE, INC. is a Massachusetts private, NONGOVERNMENTAL, non-profit corporation established in 1986 to develop and administer programs of student financial aid and institutional aid through which students are assisted in financing their education costs. NELLIE MAE, INC. MAKES PRIVATE, NONGOVERNMENTAL student loans to students and their families . NELLIE MAE, INC. qualifies as a tax-exempt organization under the Internal Revenue Code of 1986, as amended (the "Code"), having received an Internal Revenue Service determination letter to the effect that it is a tax-exempt organization under
Section 501(c)(3) of the Code and that it is not a private foundation within the meaning of Section 509(a) of the Code because it is an organization of the type described in Section 509(a)(1) of the Code.

         NELLIE MAE, INC. was organized in 1986 at the request and direction of the Board of Directors of THE NEW ENGLAND EDUCATION LOAN CORPORATION ("NEELMC"). NELLIE MAE, INC. is permitted to create and administer education loan programs that are PRIVATE AND unrelated to the federal loan programs. The need for such unrelated programs arose as student and parent educational loan requirements were not fully met by the federal loan programs.

         Through December 31, 1995, NELLIE MAE, INC. has originated and/or purchased over $600 million in education loans to over 75,000 students and families. As of December 31, 1995, NELLIE MAE, INC. had education loan receivables of over $387 million.

         NELLIE MAE, INC. maintains its principal OFFICE at 50 Braintree Hill Park, Suite 300, Braintree, Massachusetts 02184. Its telephone number is (617) 849-1325.

                                    SERVICER

GENERAL


         USA Group Loan Services, Inc. (the "Servicer" or "Loan Services"), which will act as Servicer of the Financed Loans, is a private, nonprofit, nonstock membership corporation which was organized in 1982 under and pursuant to the provisions of the General Corporation Law of the State of Delaware. The sole member of Loan Services is USA Group, Inc., a nonprofit corporation. As of March 31, 1996, Loan Services provided loan servicing FOR in excess of 2,848,196 student and parent loans with outstanding balances of over $9.4 billion for approximately 160 different lenders and secondary market corporations. Loan Services' principal office is located in Indianapolis, Indiana where it currently has over 800 full-time employees.

SERVICING AGREEMENT

         The Issuer and Loan Services have entered into an agreement (the "Servicing Agreement") under which Loan Services will service those Financed Loans that are acquired by the Issuer and delivered to THE CUSTODY OF Loan Services.

         Loan Services will produce an audit trail for each Financed Loan serviced by Loan Services to comply with the reporting, servicing and operating standards set forth in the Servicing Agreement. Loan Services is required to provide to the Issuer weekly and monthly reports as set forth in the Servicing Agreement. Loan Services is required to keep information and documents with respect to the Financed Loans serviced by Loan Services in strictest confidence and maintain a disaster recovery plan for the storage of data and loan documentation.


         Loan Services is entitled to be compensated on a monthly basis pursuant to a fee schedule attached to the Servicing Agreement.


         The Servicing Agreement, which is dated as of JUNE 1, 1996 , is to remain effective until all Financed Loans serviced by Loan Services have been paid in full or otherwise discharged. The Servicing Agreement may be terminated
(a) by either the Issuer or Loan Services, (i) without cause, upon 90 days' written notice, after the Servicing Agreement is in effect for seventy-two (72) months, or (ii) upon the occurrence of certain events set forth in the Servicing Agreement and (b) by the Issuer, upon a material breach by Loan Services or upon the filing of a bankruptcy petition by or against Loan Services.


                                 THE 1996 NOTES

GENERAL


         Each SERIES of Notes will represent obligations of the Issuer secured by the assets of the Issuer (other than the CERTIFICATE Fund). The Issuer will issue (i) $67,000,000 aggregate principal amount of LIBOR Rate Asset Backed Class A-1 Notes, with a Maturity Date of DECEMBER 15, 2004 (the "A-1 Notes") and
(ii) $48,800,000 aggregate principal amount of LIBOR Rate Asset Backed Class A-2 Notes, with a Maturity Date of DECEMBER 15, 2018 (the "A-2 Notes"), each pursuant to the terms of a Master Trust Indenture to be dated as of JUNE 1, 1996 (the "Master Indenture") and the First Terms Supplement (together with the Master Indenture and any other amendments or supplements thereto, the "Indenture") between the Issuer and the Indenture Trustee, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A copy of the Indenture will be available from the Seller, upon request, to the HOLDERS of the 1996 Notes or 1996 Certificates. The following summary describes certain terms of the 1996 Notes. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the 1996 Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions or terms used in the Indenture (including definitions of terms) are incorporated by reference as part of such summary.

         The 1996 Notes will be offered for purchase in minimum denominations of $20,000 and integral multiples of $1,000 in excess thereof in book-entry form only. Each CLASS of 1996 Notes will initially be represented by a single note registered in the name of the nominee of The Depository Trust Company ("DTC" and, together with any successor depository, the "Depository"), except as provided below. The Issuer has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). No person acquiring an interest in the 1996 Notes through the facilities of DTC will be entitled to receive a note representing such person's interest in the Notes, except as set forth below under "INFORMATION REGARDING THE 1996 SECURITIES-Definitive Securities" and such persons will hold their interests in the 1996 Notes through DTC. Unless and until definitive 1996 Notes are issued under the limited circumstances described herein, all references to actions by Noteholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Noteholders shall refer to distributions, notices, reports and statements to DTC in accordance with DTC procedures. See " INFORMATION REGARDING THE 1996 SECURITIES-Definitive Securities" below.


INTEREST ON THE NOTES

         The A-1 Notes will bear interest from the date of original delivery to, but not including, July 15, 1996 (such period being the "Initial Period") at an interest rate equal to the LIBOR Rate determined on _______________ plus _____%, and the A-2 Notes will bear interest for such Initial Period at an interest rate equal to the LIBOR Rate determined on ___________ plus ____%. Thereafter, the 1996 Notes will bear interest at interest rates determined as described below. Interest on the 1996 Notes will be payable on the 15th day of each month, commencing July 15, 1996 (each a "Distribution Date").


         The interest rate on the 1996 Notes after the Initial Period will be reset on the 15th day of each month thereafter (each a "Rate Adjustment Date"). For each Interest Period (i.e., the period commencing on each Rate Adjustment Date and ending on the day before the next Rate Adjustment Date), the interest rate on the 1996 Notes shall be equal to the LIBOR Rate determined by the Indenture Trustee (in such capacity, the "Calculation Agent") on the second Business Day preceding each Rate Adjustment Date (a "Rate Determination Date") plus in the case of the A-1 Notes, ___%, or in the case of the A-2 Notes, ___%. "LIBOR Rate" means the rate per annum equal to (a) the annual rate of interest published or reported by the Telerate Service (by reference to the screen page currently designated as "Page 3750" on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. dollar deposits) as of 11:00 a.m., London time, on the Rate Determination Date for a one-month period, or (b) if such a rate does not appear on Telerate Page 3750, the "LIBOR Rate" for the given day shall be the arithmetic mean of the offered rates for dollar deposits for a one-month period commencing on the Rate Determination Date, which rate appears on Reuters LIBO Page as of 11:00 a.m., London time, on the Rate Determination Date. If the rate described above does not appear on Telerate Page 3750 and fewer than two rates appear on Reuters LIBO Page, the "LIBOR Rate" for the applicable Rate Determination Date shall be determined in good faith by the Calculation AGENT from such source as it shall determine to be comparable to Telerate Page 3750 and Reuters LIBO Page.

         The determination of the interest rate by the Calculation Agent shall be conclusive and binding on the Noteholders, the Issuer and the Indenture Trustee absent manifest error. If the Calculation Agent shall fail or refuse to determine the interest rate on any Rate Determination DATE, the interest rate shall be determined by the Indenture Trustee in accordance with the provisions of the Indenture. If the Indenture Trustee shall fail or refuse to determine the interest rate on any Rate Determination Date, the interest rate most recently determined for each CLASS of Notes shall remain in effect with respect thereto.

         In the event that the interest rate on the 1996 Notes for any Interest Period exceeds the Net Loan Rate (which rate is equal to the weighted average interest rate on the Financed Loans minus ________ percent (_____%)) for such Interest Period, the Holders of such 1996 Notes will receive interest payments on such 1996 Notes for such Interest Period in an amount equal to the applicable Net Loan Rate; the difference between the interest rate and the applicable Net Loan Rate for such an Interest Period shall be deferred and paid to the Holders of the 1996 Notes on the next succeeding Distribution Date on which funds are available therefor. THE 1996 Notes that have matured or that have been otherwise paid pursuant to the Indenture shall only receive Deferred Interest, to the extent due on the date of such maturity or payment, to the extent funds are available for payment thereof. No interest accrues on unpaid Deferred Interest.


         Notwithstanding the foregoing, the rate of interest on any 1996 Note for any Interest Period shall not be in excess of the maximum rate of interest which may be charged or collected pursuant to provisions of applicable FEDERAL or state law. The rate of interest on any 1996 Note shall never exceed 18% per annum for any Interest Period. Currently, there is no maximum lawful rate of interest applicable to the 1996 Notes.


STATED MATURITIES

         The stated maturity dates of the respective classes of 1996 Notes are as follows:


                                      Stated
            Class                  Maturity Date
            -----                  -------------
             A-1                   DECEMBER 15, 2004
             A-2                   DECEMBER 15, 2018

         Principal of the 1996 Notes is, however, subject to payment prior to maturity. Principal of the 1996 Notes is expected to be paid in full prior to their stated MATURITY DATES. See "THE 1996 NOTES--Prepayment."


PREPAYMENT


         Mandatory Principal Distributions. The Indenture provides that, except as provided below, principal payments on or with respect to the 1996 Financed Loans be transferred from the 1996-A REVENUE ACCOUNT TO THE 1996-A Subaccount of the NOTE PAYMENT Account in the Note Fund on a regular basis. See
"DESCRIPTION OF THE INDENTURE--Flow of Funds." Such amounts include principal payments on the Financed Loans, whether paid by the borrowers or by a Guarantor, and also include excess amounts transferred from the Debt Service Reserve Fund. To the extent that payments of principal on the 1996 Financed Loans are characterized as CAPITALIZED INTEREST, however, any such amount shall remain in the 1996-A Revenue ACCOUNT and be applied in accordance with the terms of the Indenture. The 1996 Notes shall be subject to mandatory principal distribution on each Distribution Date from amounts deposited to the credit of the 1996 -A Subaccount of the NOTE Payment Account; provided, however, that no principal of A-2 Notes may be distributed unless, after such distribution, no A-1 Notes remain outstanding. It is anticipated that mandatory distributions of principal of 1996 Notes will occur on a regular basis on each Distribution Date. Accelerated receipt of principal from the sources described above or deposit of interest payments into the 1996 -A Subaccount of the NOTE Payment Account could cause the distribution of principal of the 1996 Notes earlier than might otherwise be expected. See "TRADING INFORMATION."

         In addition, all payments of interest and late charges on or with respect to the 1996 Financed Loans and all investment earnings on FUNDS held under the Indenture, are required to be deposited in the 1996-A REVENUE ACCOUNT OF THE Revenue Fund created under the Indenture. Moneys therein are to be distributed to the Funds, Accounts and Subaccounts or transferred to the OWNER TRUSTEE as described under "DESCRIPTION OF THE INDENTURE--Flow of Funds," on the Business Day preceding each Distribution Date, but, subject to the following paragraphs, any money remaining therein after distributions to the APPLICABLE SUBACCOUNT WITHIN THE Administration Account, to pay interest on the 1996 Securities, to replenish the Debt Service Reserve Fund, to pay Deferred Interest on the 1996 Securities, to make distributions to the Seller AND NMELC, and to pay principal of the 1996 Certificates, may be deposited in the 1996-A Subaccount of the NOTE Payment Account.

         If the PRIMARY Parity Trigger is less than 104% ON ANY DISTRIBUTION DATE AFTER THE PAYMENT OF THE ADMINISTRATION REQUIREMENT AND INTEREST ON THE NOTES, THEN ANY REMAINING interest payments on the 1996 Financed Loans are to be deposited in the 1996-A Subaccount of the Note Payment Account and shall be used to pay principal of the 1996 Notes in lieu of being used to replenish the Debt Service Reserve Fund, to pay interest on the1996 Certificates, to pay Deferred Interest on the 1996 Securities, to make distributions to the Seller and NMELC, and to pay principal of the 1996 Certificates.

         LIKEWISE, IF the PRIMARY Parity Trigger is less than 112.78% ON ANY DISTRIBUTION DATE AFTER THE PAYMENT OF THE ADMINISTRATION REQUIREMENT, INTEREST ON THE 1996 NOTES, INTEREST ON THE 1996 CERTIFICATES AND REPLENISHMENT OF THE 1996-A DEBT SERVICE RESERVE ACCOUNT, THEN ANY REMAINING interest payments on the 1996 Financed Loans are to be deposited in the 1996-A Subaccount of the Note Payment Account and shall be used to pay principal of 1996 Notes in lieu of being used to pay Deferred Interest on the 1996 Securities, to make distributions to the Seller and NMELC and to pay principal of the 1996 Certificates.

         "PRIMARY Parity Trigger" means, as of any date of determination, an amount (expressed as a percentage) equal to the sum of (i) the Balances then on deposit in all 1996-A Subaccounts AND 1996-A ACCOUNTS under the Indenture (other than Balances attributable to 1996 Defaulted Loans), and (ii) amounts on deposit in the lockbox account and allocable to 1996 Financed Loans, divided by an amount equal to the principal amount of the 1996 Notes then Outstanding plus all accrued and unpaid interest thereon (excluding Deferred Interest) plus any unpaid portion of the Administration Requirement. See "DESCRIPTION OF THE INDENTURE--Flow of Funds."

         Mandatory distributions of principal of 1996 Notes shall occur as described above on Distribution Dates, but only at such times as there shall be amounts in excess of $5,000 in the 1996 -A Subaccount of the NOTE Payment Account on the third Business Day preceding the Distribution Date on which such distribution will occur as described above.

         Amounts in the 1996-A Subaccount of the Pre-Funding Account in the Student Loan Acquisition Fund that are uncommitted (as evidenced by a certificate of the ISSUER) to the purchase of Loans on November 15, 1996 (the "Commitment Cut-OFF Date"), or unspent for the purchase of Loans on January
10, 1997 are required to be transferred to the 1996-A Subaccount of the NOTE Payment Account. Amounts in the 1996-A Subaccount of the Pre- Funding Account may be transferred earlier than on November 15, 1996 or January 10, 1997, if the ISSUER certifies to the Indenture Trustee the amount in such 1996-A
SUBACCOUNT that will not be committed prior to November 15, 1996 or the amount that will not be used to acquire Loans on or before January 10, 1997. See "DESCRIPTION OF THE INDENTURE--Flow of Funds."

         Optional Purchase Prepayment. The Seller may repurchase all remaining 1996 Financed Loans, and thus effect the prepayment of the A-2 Notes and the 1996 Certificates, on any Distribution Date on or after which the BALANCE in the 1996-A Account of the Student Loan Portfolio Fund IS equal to or less than 10% of the Initial Pool Balance with respect to the 1996 Financed Loans, at a price equal to the outstanding principal balance of the 1996 Financed Loans, plus accrued and unpaid interest. Such purchase price shall be deposited in the 1996-A Subaccount of the NOTE Payment Account of the NOTE Fund and used on that Distribution Date to make mandatory principal distributions on the A-2 Notes as described in "THE 1996 NOTES-Prepayment-Mandatory Principal Distributions," or to the extent no A-2 Notes remain Outstanding, to make mandatory principal distributions on the 1996 Certificates as described in "THE 1996 CERTIFICATES-Prepayment-Mandatory Principal Distributions."

         Principal Factor. All prepayments and mandatory distributions of principal of 1996 Notes of either CLASS shall be made pro rata within that CLASS. In connection with each optional prepayment or principal distribution of 1996 Notes of either CLASS, the Indenture Trustee shall compute a factor (the "Principal Factor") for that CLASS. The Principal Factor shall be a seven-digit decimal indicating the principal balance of each 1996 Note of a CLASS as of a Distribution Date (after giving effect to any optional prepayment or principal distribution made or to be made on that date) as a fraction of the original principal amount of the 1996 Note. The Principal Factor for each CLASS of 1996 Notes shall be initially 1.0000000 and will thereafter decline to reflect the reduction in the principal balance of the 1996 Notes of that CLASS after any optional prepayment or principal distribution. The principal balance of any 1996 Note can be determined by multiplying the original principal amount of the 1996 Note by the applicable Principal Factor for that CLASS of 1996 Notes.

         Notice of Optional Purchase Prepayment; Effect. Notice of optional purchase prepayment of Notes shall be given by the Indenture Trustee in the name and for and on behalf of the Issuer not less than thirty (30) days prior to the date of prepayment. Notice shall be given by first-class mail, postage prepaid to the Holder of each affected Note at the address of such Holder as it appears on the books of registry or by transmitting such notice by telex or telecopier to any Holder of any affected Note who shall have submitted a written request to the Indenture Trustee for notice of prepayments by such means, to the telex or telecopier number set forth in such request. A copy of any notice so transmitted shall also be mailed to such Holder at the address of such Holder set forth on the books of registry; provided, however, that neither failure by the Indenture Trustee to so mail a copy of such notice nor any defect in such copy shall affect the validity of such notice so transmitted in accordance with the Indenture; and, provided further, that neither failure by the Indenture Trustee to so transmit a copy of such notice by telex or telecopier nor any defect therein shall affect the validity of such notice so mailed in accordance with the Indenture.


         Each such notice shall state (i) the CLASS of the affected Notes, the prepayment or PRINCIPAL distribution date and the applicable Principal Factor (after giving effect to such prepayment or distribution); (ii) that the interest on the principal OF THE NOTES to be prepaid or distributed shall cease to accrue from and after such OPTIONAL PURCHASE prepayment or Distribution Date; and (iii) that on the prepayment or PRINCIPAL distribution date there will become due and payable on each said Note the principal amount thereof to be prepaid or distributed and the interest accrued, including Deferred Interest BUT ONLY to the extent funds are available therefor.


                              THE 1996 CERTIFICATES


         The Certificates offered hereby will be issued pursuant to the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes certain terms of the 1996 Certificates. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Certificates and the Trust Agreement and the First Trust Supplement. Where particular provisions or terms used in the Trust Agreement are referred to, the actual provisions or terms used in the Trust Agreement (including definitions of terms) are incorporated by reference as part of such summary. A copy of the Trust Agreement will be available from the Seller, upon request, to HOLDERS of the 1996 Notes or 1996 Certificates.


GENERAL


         The 1996 Certificates will represent undivided interests in the Issuer. The Issuer will issue $7,700,000 aggregate principal amount of 1996
Certificates pursuant to the Trust Agreement AND THE FIRST TRUST SUPPLEMENT. Payments in respect to the 1996 Certificates will be subordinated to payments on the 1996 Notes to the limited extent described herein.

         The 1996 Certificates (excluding the 1996 Certificates issued to the SELLER and NMELC) will be offered for purchase in minimum denominations of $20,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The 1996 Certificates will initially be represented by a single 1996 Certificate registered in the name of Cede, the nominee of DTC. No person acquiring an interest in the 1996 Certificates through the facilities of DTC will be entitled to receive a CERTIFICATE representing such person's interest in the 1996 Certificates, except as set forth below under "INFORMATION
REGARDING THE 1996 SECURITIES-Definitive Securities." Unless and until DEFINITIVE 1996 Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC in accordance with DTC procedures. See " INFORMATION REGARDING THE 1996 SECURITIES-Definitive Securities" below.


         Payments of interest and principal on the 1996 Certificates with respect to each Interest Period will be made on each Distribution Date, commencing July 15, 1996. Payments on the 1996 Certificates on each Distribution Date will be made to the holders of record of the related 1996 Certificates on the related Record Date.

INTEREST ON THE 1996 CERTIFICATES


         The 1996 Certificates in the initial principal amount of $7,700,000 will bear interest from the date of original delivery to, but not including, July 15, 1996 (such period being the "Initial Period") at an interest rate equal to the LIBOR Rate determined on _____________ plus _____%. Thereafter, the 1996 Certificates will bear interest at interest rates determined as described below. Interest on the 1996 Certificates will be payable on the 15th day of each month, commencing July 15, 1996 (EACH A "DISTRIBUTION DATE").

         The interest rate on the 1996 Certificates after the Initial Period will be reset on the 15th day of each month thereafter (each a "Rate Adjustment Date"). For each Interest Period (i.e., the period commencing on each Rate Adjustment Date and ending on the day before the next Rate Adjustment Date), the interest rate on the 1996 Certificates shall be equal to the LIBOR Rate determined by the OWNER Trustee (in such capacity, the "Calculation Agent") on the second Business Day preceding each Rate Adjustment Date (a "Rate Determination Date") plus _____%. "LIBOR Rate" means the rate per annum equal to
(a) the annual rate of interest published or reported by the Telerate Service (by reference to the screen page currently designated as "Page 3750" on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. dollar deposits) as of 11:00 a.m., London time, on the Rate Determination Date for a one-month period, or (b) if such a rate does not appear on Telerate Page 3750, the "LIBOR Rate" for the given day shall be the arithmetic mean of the offered rates for dollar deposits for a one-month period commencing on the Rate Determination Date, which rate appears on Reuters LIBO Page as of 11:00 a.m., London time, on the Rate Determination Date. If the rate described above does not appear on Telerate Page 3750 and fewer than two rates appear on Reuters LIBO Page, the "LIBOR Rate" for the applicable Rate Determination Date shall be determined in good faith by the Calculation Agent from such source as it shall determine to be comparable to Telerate Page 3750 and Reuters LIBO Page.


         The determination of the interest rate by the Calculation Agent shall be conclusive and binding on the Holders of the 1996 Certificates, the Issuer and the Owner Trustee absent manifest error. If the Calculation Agent shall fail or refuse to determine the interest rate on any Rate Determination Date, the interest rate shall be determined by the Owner Trustee in accordance with the provisions of the Trust Agreement. If the Owner Trustee shall fail or refuse to determine the interest rate on any Rate Determination Date, the interest rate most recently determined for the 1996 Certificates shall remain in effect with respect thereto.


         In the event that the interest rate on the 1996 Certificates for any Interest Period exceeds the Net Loan Rate (which rate is equal to the weighted average interest rate on the 1996 Financed Loans minus __________________ percent (_____%)) for such Interest Period, the Holders of such 1996 Certificates will receive interest payments on such 1996 Certificates for such Interest Period in an amount equal to the applicable Net Loan Rate; the difference between the interest rate and the applicable Net Loan Rate for such an Interest Period shall be deferred and paid to the Holders of the 1996 Certificates on the next succeeding Distribution Date on which funds are available therefor. THE 1996 Certificates which have matured or which have been otherwise paid pursuant to the Trust Agreement shall only receive Deferred Interest, to the extent due on the date of such maturity or payment, to the extent funds are available for payment thereof. No interest accrues on unpaid Deferred Interest.

         Notwithstanding the foregoing, the rate of interest on any 1996 Certificate for any Interest Period shall not be in excess of the maximum rate of interest which may be charged or collected pursuant to provisions of applicable FEDERAL or state law. The rate of interest on any 1996 Certificate shall never exceed 18% per annum for any Interest Period. Currently, there is no maximum lawful rate of interest applicable to the 1996 Certificates which is lower than the maximum rate of interest payable on the 1996 Certificates.


STATED MATURITIES


         The 1996 Certificates have a stated maturity date of DECEMBER 15, 2018. Principal of the 1996 Certificates is however, subject to payment prior to maturity. Principal of the 1996 Certificates is expected to be paid in full prior to their stated maturity date. SEE "THE 1996 CERTIFICATES-PREPAYMENT."

PREPAYMENT


         Mandatory Principal Distributions. The Indenture provides that, except as provided below, principal payments on or with respect to the Financed Loans be transferred from the 1996 -A REVENUE ACCOUNT TO THE 1996-A SUBACCOUNT OF THE NOTE PAYMENT ACCOUNT WITHIN THE NOTE Fund established under the Indenture, or if no 1996 Notes are outstanding, to the OWNER TRUSTEE for deposit in the 1996-A Subaccount of the CERTIFICATE Payment Account in the CERTIFICATE Fund. Such amounts include principal payments on the 1996 Financed Loans, whether paid by the borrowers or by a Guarantor, and also include excess amounts transferred from the Debt Service Reserve Fund. To the extent that payments of principal of the 1996 Financed Loans are characterized as Capitalized Interest, HOWEVER, any such amount shall REMAIN IN THE 1996-A REVENUE ACCOUNT AND BE applied in accordance with the terms of the Indenture.

         In addition, all payments of interest and late charges on or with respect to the 1996 Financed Loans and all investment earnings on FUNDS held under the Indenture are required to be deposited in the 1996 -A Account in the Revenue Fund created under the Indenture. Moneys therein are to be distributed to the Funds, Accounts and Subaccounts or transferred to the OWNER TRUSTEE as described under "DESCRIPTION OF THE INDENTURE-Flow of Funds" on the Business Day preceding each Distribution Date, but subject to the exceptions described under "THE 1996 NOTES-Prepayment-Mandatory Principal Distributions," any money remaining therein after distributions to the Administration Account, to pay interest on the 1996 Securities, to replenish the Debt Service Reserve Fund, to pay Deferred Interest on the 1996 Securities, and to make distributions to the Seller and NMELC, may be transferred to the Owner Trustee for deposit in the 1996-A Subaccount of the Certificates Payment Account in the Certificate Fund. It is not expected that any such moneys will be so deposited in the 1996-A Subaccount of the CERTIFICATE Payment Fund.

         Mandatory distributions of principal of 1996 Certificates shall occur on Distribution Dates after all 1996 Notes have been paid, but only at such times as there shall be amounts in excess of $5,000 on deposit in the 1996-A Subaccount of the CERTIFICATE Payment Account on the third Business Day preceding the Distribution Date on which such distribution will occur as described above.

         Optional Purchase Prepayment. The Seller may repurchase all remaining 1996 Financed Loans, and thus effect the prepayment of the A-2 Notes and the 1996 Certificates, on any Distribution Date on or after which the BALANCE in the 1996-A Account of the Student Loan Portfolio Fund IS equal to or less than 10% of the Initial Pool Balance with respect to the 1996 Financed Loans, at a price equal to the outstanding principal balance of the 1996 Financed Loans, plus accrued and unpaid interest. Such purchase price shall be deposited in the 1996-A Subaccount of the NOTE Payment Account of the NOTE FUND and used on that Distribution Date to make mandatory principal distributions on the A-2 Notes as described in "THE 1996 NOTES-Prepayment-Mandatory Principal Distributions," or to the extent no A-2 Notes remain Outstanding, to make mandatory principal distributions on the 1996 Certificates as described in "THE 1996 CERTIFICATES-Prepayment-Mandatory Principal Distributions."


         Principal Factor. All optional prepayments and mandatory distributions of principal of the 1996 Certificates shall be made pro rata among such 1996 Certificates. In connection with each optional prepayment or principal distribution of 1996 Certificates, the Owner Trustee shall compute a factor (the "Principal Factor"). The Principal Factor shall be a seven-digit decimal indicating the principal balance of each 1996 Certificate as of a Distribution Date (after giving effect to any optional prepayment or principal distribution made or to be made on that date) as a fraction of the original principal amount of the 1996 Certificate. The Principal Factor for 1996 Certificates shall be initially 1.0000000 and will thereafter decline to reflect the reduction in the principal balance of the 1996 Certificates after any optional prepayment or principal distribution. The principal balance of any 1996 Certificate can be determined by multiplying the original principal amount of the 1996 Certificate by the applicable Principal Factor for the 1996 Certificates.

         Notice of Optional Purchase Prepayment; Effect. Notice of optional purchase prepayment of Certificates shall be given by the Owner Trustee in the name and for and on behalf of the Issuer not less than thirty (30) days prior to the date of prepayment. Notice shall be given by first-class mail, postage prepaid to the Holder of each affected Certificate at the address of such Holder as it appears on the books of registry or by transmitting such notice by telex or telecopier to any Holder of any affected Certificate who shall have submitted a written request to the Owner Trustee for notice of prepayments by such means, to the telex or telecopier number set forth in such request. A copy of any notice so transmitted shall also be mailed to such Holder at the address of such Holder set forth on the books of registry; provided, however, that neither failure by the Owner Trustee to so mail a copy of such notice nor any defect in such copy shall affect the validity of such notice so transmitted in accordance with the Trust Agreement; and, provided further, that neither failure by the Owner Trustee to so transmit a copy of such notice by telex or telecopier nor any defect therein shall affect the validity of such notice so mailed in accordance with the Trust Agreement.


         Each such notice shall state (i) the prepayment or PRINCIPAL distribution date and the applicable Principal Factor (after giving effect to such prepayment or distribution); (ii) that the interest on the principal OF THE CERTIFICATES to be prepaid or distributed shall cease to accrue from and after such prepayment or PRINCIPAL distribution date; and (iii) that on the prepayment or PRINCIPAL distribution date there will become due and payable on each said Certificate the principal amount thereof to be prepaid or distributed and the interest accrued, including Deferred Interest but only to the extent funds are available therefor.


SUBORDINATION


         Payment of the principal of and interest on the 1996 Certificates is subordinate to payment of the principal of and interest on the 1996 Notes as and to the extent provided in the Indenture. Such subordination provisions include the following:


                  (1) No payment of interest on any Certificates shall be made on any Distribution Date unless interest on all Notes due to and including such date shall have been paid.


                  (2) No payment of interest on the 1996 CERTIFICATES shall be made if the PRIMARY Parity Trigger is less than ONE HUNDRED FOUR percent (104%).


                  (3) No payment of principal on the 1996 Certificates shall be made if any of the 1996 Notes remain Outstanding.

                  (4) Non-payment of interest on the Certificates shall not constitute an Event of Default under the Indenture.

                  (5) Upon an Event of Default under the Indenture, if the Notes are accelerated, the Indenture Trust Estate will be applied first to the Notes and then to the Certificates. Absent such acceleration, the Indenture Trust Estate will be applied to interest then principal due on the Notes, then to interest then principal on the Certificates, then to Deferred Interest on the Notes and then to Deferred Interest on the Certificates. The Holders of two-thirds in aggregate principal amount of the Notes Outstanding or the Indenture Trustee may direct an acceleration.


                    INFORMATION REGARDING THE 1996 SECURITIES


BOOK ENTRY REGISTRATION

         The Depository Trust Company ("DTC") is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").


         Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the Indenture Trustee or the Owner Trustee, as applicable (the "Applicable Trustee"), through Participants and Indirect Participants. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. It is anticipated that the only "Securityholder," "Certificateholder" and "Noteholder" will be Cede, as nominee for DTC. Securityholders will not be recognized by the Indenture Trustee or the OWNER Trustee as SECURITYHOLDERS as such terms are used in the Indenture and the Trust Agreement, respectively, and Securityholders will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.


         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf its acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of its Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to lack of a physical certificate for such Securities.

         DTC has advised the Administrator that it will take any action permitted to be taken by a Securityholder under the Indenture or the Trust Agreement, as the case may be, only at the direction of one or more Participants to whose accounts with DTC the Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.


         Except as required by law, neither the Administrator, THE OWNER TRUSTEE nor the INDENTURE Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


DEFINITIVE SECURITIES


         The Notes and the Certificates will be issued in fully registered, certificated form ("Definitive Notes" and Definitive Certificates," respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the Administrator advises the APPLICABLE
Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and the Administrator is unable to locate a qualified successor, (ii) the Administrator, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, a Servicer Default or an Administrator Default, Securityholders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, advises the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive security representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

         Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the Indenture or the Trust Agreement, as the case may be, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the Record Date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to Securityholders.

         Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to the holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with therewith.

LIST OF SECURITYHOLDERS


         If Definitive Certificates have been issued, the Owner Trustee will, upon written request by three or more Certificateholders or by holders of Certificates evidencing not less than 25% of the CERTIFICATE Balance, within five (5) Business Days afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Purchase Agreements and the BASIC Documents (provided such Certificateholders (i) state that they wish to communicate with other Certificateholders with respect to their rights under the Purchase AGREEMENT, the BASIC Documents or under the Certificates and (ii) provide the OWNER Trustee, THE ADMINISTRATOR and the Servicer with a copy of the proposed communication). The Purchase AGREEMENT and BASIC Documents will not provide for the holding of any annual or other meeting of Certificateholders.

         If Definitive Notes have been issued, the Indenture Trustee will, upon written request by three or more Noteholders or by holders of Notes evidencing not less than 25% of the aggregate principal OUTSTANDING balance of the Notes, within five (5) Business Days afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture (PROVIDED such Noteholders (i) state that they wish to communicate with other Noteholders with respect to their rights under the Indenture and (ii) provide the INDENTURE Trustee, THE ADMINISTRATOR and the Servicer with a copy of the proposed communication). The Indenture will not provide for the holding of any annual or other meetings of Noteholders.


REPORTS TO SECURITYHOLDERS


         On each Distribution Date, the Indenture Trustee will provide to the applicable Noteholders of record as of the related Record Date, and the Owner Trustee will provide to the Certificateholders of the related Record Date, a statement setting forth substantially the same information as is required to be provided on the report provided to the INDENTURE Trustee and the Issuer described under "DESCRIPTION OF ADMINISTRATION AGREEMENT."

         WITHIN the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Indenture or the Trust Agreement, as the case may be, the Applicable Trustee will mail to each person who at any time during such calendar year was a Securityholder and received any payment thereon, a statement containing information for the purposes of such Securityholder's preparation of federal income tax returns. See "FEDERAL INCOME TAX CONSEQUENCES."

                          DESCRIPTION OF THE INDENTURE


         In order to secure the payment of the principal of and interest on the 1996 Notes, and in order to secure the performance and observance of all the covenants and conditions contained in the Indenture and in the Notes, the Issuer pledged, and granted a first lien on and a security interest in, the INDENTURE Trust Estate to the Indenture Trustee, as security for the performance of all of the obligations of the Issuer under the Indenture, and for the equal and ratable benefit and security of the Holders of the Notes, without preference priority or distinction as to lien or otherwise, except as otherwise provided in the Indenture. Forms of the Master Indenture and First Terms Supplement have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summary describes provisions of the Indenture (consisting of the Master Indenture and the First Terms Supplement). The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions or terms used in the Indenture(including definitions of terms) are incorporated by reference as part of such summary. A copy of the Master Indenture and First Terms Supplement will be available from the ISSUER, upon request, to HOLDERS of the 1996 Notes or 1996 Certificates.


INDENTURE TRUST ESTATE


         The Indenture Trust Estate is comprised of substantially all the assets of the Issuer (other than the CERTIFICATE Fund), including the following:

         Revenues. The Revenues include all revenues, receipts and moneys payable into or to the credit of the Revenue Fund pursuant to the Indenture and any interest earnings on Investment Securities credited to any other Fund, Account or Subaccount. See "-Flow of Funds" below.

         Financed Loans. The Financed Loans include all Loans purchased by the Issuer from the Seller and designated on the certificate delivered to the Indenture Trustee pursuant to the Indenture and financed by the Issuer with proceeds of the Notes and Certificates, but excluding such Financed Loans as are released from the lien of the Indenture in exchange for payment therefor. See "-Flow of Funds--Student Loan Portfolio Fund" below. Payments on or with respect to the Financed Loans are included within the Revenues and are credited to the Revenue Fund. See "THE TRUST ESTATE."

         Servicing Agreement. Under the Indenture, the Issuer has pledged all of its rights, title and interest in the Servicing Agreement to the Indenture Trustee. See "SERVICER."

         Administration Agreement. Under the Indenture, the Issuer has pledged all of its rights, title and interest in the Administration Agreement to the Indenture Trustee. See "DESCRIPTION OF THE ADMINISTRATION AGREEMENT."

         Purchase and Sales Agreements. Under the Indenture, the Issuer has pledged all of rights, title and interest in the Purchase Agreement and the Sales Agreement to the Indenture Trustee. See "DESCRIPTION OF THE PURCHASE AND SALES AGREEMENTS."

         Funds and Accounts. The Indenture establishes the following Funds and
Accounts:

                  (a) Services Fund, containing a Cost of Issuance Account and Administration Account therein;

                  (b)      Debt Service Reserve Fund;

                  (c) Student Loan Acquisition Fund, containing a Pre-Funding Account and an Acquisition Account;

                  (d)      Student Loan Portfolio Fund;

                  (e)      Revenue Fund; and

                  (f) Note Fund, containing a Note Interest Account and a Note Payment Account.


         Within each Fund and Account, there shall be established an Account or a Subaccount for each SERIES of Notes, including a 1996-A Account or 1996-A Subaccount for the 1996 Notes. All moneys in the Funds and Accounts are pledged to payment of the Notes, subject, however, to particular application of amounts therein as provided in the Indenture. See "DESCRIPTION OF THE INDENTURE-Flow of Funds" below. Moneys in the Funds and Accounts are to be invested only in Investment Securities.


FLOW OF FUNDS


         Student Loan Acquisition Fund.



         (a) Acquisition Account. The Indenture Trustee shall deposit to the credit of the applicable SUBACCOUNT of the Acquisition Account in the Student Loan Acquisition Fund a portion of the proceeds of the applicable SERIES of Notes and CLASS of Certificates as described in the applicable Terms Supplement. Such deposits to the 1996-A Subaccount from the 1996 Securities shall be as described under "FUND BALANCES AT CLOSING." Such amount shall be paid to or upon the order of the ISSUER on the Closing Date to finance THE Initial Loans.

         (b) Pre-Funding Account. The Indenture Trustee shall deposit to the credit of the applicable SUBACCOUNT of the Pre- Funding Account in the Student Loan Acquisition Fund a portion of the proceeds of the applicable SERIES of Notes and CLASS of Certificates. The Indenture Trustee shall deposit to the credit of the 1996-A Subaccount of the Pre-Funding Account in the Student Loan Acquisition Fund a portion of the proceeds of the 1996 Notes and Certificates as described under "FUND BALANCES AT CLOSING." Such amount shall be applied from time to time, but in any event before January 10, 1997, to the acquisition of Subsequent Loans from the Seller. AT ANYTIME PRIOR TO JANUARY 10, 1997, TO the extent amounts in the 1996-A Subaccount of the Pre-Funding Account will not be committed to the acquisition of Subsequent Loans, UPON CERTIFICATION BY THE TRUST, SUCH AMOUNTS shall be transferred to the 1996-A Subaccount WITHIN the Note Payment Account of the Note Fund.

         Student Loan Portfolio Fund. All Financed Loans shall be included in the Balances of the Student Loan Portfolio Fund. All principal of, interest on and other Revenues in respect of Financed Loans shall be deposited upon receipt to the credit of the Revenue Fund as described below. Financed Loans included in the Balances of the Student Loan Portfolio Fund may be removed therefrom by the Indenture Trustee only upon an Event of Default or as described in the next paragraph. Nothing in the Indenture shall be deemed to preclude the Servicer or other custodian, including the Administrator, from maintaining possession of the notes evidencing, and other documentation relating to, Financed Loans on behalf of the INDENTURE Trustee in accordance with the Custody Agreement provided the same is consistent with the creation and maintenance of the first lien and security interest IN THE FINANCED LOANS created by the Indenture and does not impair the perfection of such security interest.

         The Indenture provides that Defaulted Loans may be removed from the Student Loan Portfolio Fund in return for payment in full by a Guarantor, Servicer, the Seller or the Administrator. Financed Loans which are so transferred from the Student Loan Portfolio Fund shall no longer constitute a part of the INDENTURE Trust Estate and shall be free and clear of the lien of the Indenture. The Indenture Trustee shall deposit the proceeds of any such disposition of Financed Loans which are allocable to principal to the credit of the appropriate SUBACCOUNT WITHIN THE NOTE PAYMENT ACCOUNT and the remainder of such proceeds to the credit of the appropriate REVENUE ACCOUNT.

         Revenue Fund. There shall be deposited in the Revenue Fund (a) all amounts received in respect of all Financed Loans, whether as principal, interest, late charges or in payment or repurchase of PRINCIPAL OF Financed Loans, amounts received on cancellation of Financed Loans and ANY amounts received as recoveries from a Guarantor; AND (b) amounts received as earnings on or income from Investment Securities included in the Balances of the Funds and Accounts to the extent provided in the Indenture.

         The Indenture Trustee shall maintain within the REVENUE Fund a separate Account for each Series. The Issuer shall, and shall cause the Servicer to, transfer all Revenues received by it or by the Servicer on its behalf to the Indenture Trustee, promptly or otherwise in accordance with the Servicing Agreement, and the Indenture Trustee shall upon receipt of any Revenues immediately deposit and credit such Revenues to the applicable Revenue Account; provided, however, that the Issuer shall remit directly to a Guarantor OR COLLECTOR any amount received in respect of a Financed Loan which is owed to the Guarantor OR COLLECTOR as a collection fee pursuant to a Guaranty Agreement. On any Business Day, as directed by the Issuer, and, in any case, on the Business Day prior to each Distribution Date, the Indenture Trustee shall transfer to the applicable subaccount of the Note Payment Account, to be applied to the prepayment or mandatory distribution of principal of Notes or transferred to the Owner Trustee pursuant to the Indenture, all amounts then on deposit in the applicable Revenue Account which can then be identified, based upon information furnished to the Indenture Trustee by the Issuer, as allocable to payments of principal of corresponding Financed Loans and amounts transferred on account of principal pursuant to the Indenture, less the amount of any increase in Capitalized Interest during the prior INTEREST PERIOD.

         By 12:00 noon on the last Business Day prior to any Distribution Date, the Indenture Trustee shall, EXCEPT AS OTHERWISE PROVIDED BY THE RELATED TERMS SUPPLEMENT, transfer or apply all amounts then on deposit in each Revenue Account, after the TRANSFERS described above, in the following order OF priority, the requirement of each clause at the time of transfer to be satisfied before any transfer is made to any purpose subsequent in priority:

                  First, to the applicable subaccount in the Administration Account in the Services Fund to the extent required to increase the Balance on deposit in SUCH subaccount to the Administration Requirement, calculated as of the date of such transfer.


                  Second, to the applicable subaccount in the Note Interest Account to the extent required to increase the amount in such subaccount to the amount of interest (excluding Deferred Interest) which will have accrued and be unpaid on the applicable Notes to but not including such Distribution Date.

                  Third, to the Owner Trustee, the amount, as certified in writing by the Owner Trustee, of any interest then accrued and unpaid on the Class of Certificates identified with the applicable Series of Notes (excluding Deferred Interest) to but not including such Distribution Date.


                  Fourth, any remainder to the applicable Debt Service Reserve Account in order to INCREASE the amount therein to the applicable Debt Service Reserve Requirement.


                  Fifth, any remainder to the applicable subaccount within the
         Note Interest Account to the extent required to pay any amounts due to Holders of Notes in respect of Deferred Interest on Notes calculated in accordance with the related Terms Supplement.

                  Sixth, any remainder to the Owner Trustee to the extent required, as certified by the Owner Trustee, to pay any amounts due to the Holders of Certificates in respect of Deferred Interest applicable to the Class of Certificates identified with the applicable Series of Notes calculated in accordance with the related Trust Supplement.

                  Seventh, any remainder, ratably with available moneys in all other Revenue Accounts, to the Debt Service Reserve Fund to increase the amount in any other Debt Service Reserve Account to its applicable Debt Service Reserve Requirement.

                  Eighth, any remainder to the Owner Trustee for distribution to the DEPOSITOR and NMELC to the extent specified in the RELATED Terms Supplement.

                  Ninth, any remainder to the APPLICABLE SUBACCOUNT OF THE NOTE PAYMENT ACCOUNT FOR THE PAYMENT OR PREPAYMENT OF THE NOTES.

                  TENTH, ANY REMAINDER TO THE Owner Trustee for the payment of principal of Certificates or prepayment of Certificates identified with the applicable Series of Notes.

                  Eleventh, any remainder to the Owner Trustee.

         PURSUANT TO THE FIRST TERMS SUPPLEMENT THE ABOVE TRANSFERS ARE SUBJECT TO THE FOLLOWING LIMITATIONS:

         (a) AFTER THE TRANSFERS REQUIRED BY CLAUSES FIRST THROUGH SEVENTH HAVE BEEN SATISFIED, AN AMOUNT EQUAL TO ONE-TWELFTH OF 0.80% OF THE PRINCIPAL OF THE FINANCED LOANS OUTSTANDING AS OF THE END OF THE PRIOR MONTH shall be transferred to the OWNER TRUSTEE FOR DISTRIBUTION TO THE DEPOSITOR AND NMELC, PROVIDED, HOWEVER, THAT NO SUCH TRANSFER SHALL OCCUR IF, AFTER THE TRANSFERS REQUIRED BY CLAUSES FIRST THROUGH SEVENTH HAVE BEEN SATISFIED, THE PRIMARY Parity Trigger is less than 114.78% OR THE SECONDARY PARITY TRIGGER IS LESS THAN 105.74% AND PROVIDED, FURTHER, THAT IF, AFTER THE TRANSFERS REQUIRED BY CLAUSES FIRST THROUGH SEVENTH HAVE BEEN SATISFIED, THE PRIMARY PARITY TRIGGER IS EQUAL TO OR GREATER THAN 125%, THEN ANY FUNDS REMAINING IN THE 1996-A REVENUE ACCOUNT, AFTER THE TRANSFERS REQUIRED BY CLAUSES FIRST THROUGH SEVENTH HAVE BEEN SATISFIED, shall be transferred to the OWNER TRUSTEE FOR DISTRIBUTION TO THE DEPOSITOR AND NMELC.

         (b) IF THE PRIMARY PARITY TRIGGER IS LESS THAN 104% AFTER THE TRANSFER DESCRIBED IN CLAUSE SECOND HAS BEEN COMPLETED, THEN ALL REMAINING AMOUNTS SHALL BE TRANSFERRED TO THE 1996-A SUBACCOUNT WITHIN the Note Payment Account in lieu of the transfers described in CLAUSES Third through Eleventh.

         (c) IF THE PRIMARY PARITY TRIGGER IS LESS THAN 112.78% AFTER THE TRANSFER DESCRIBED IN CLAUSE FOURTH HAS BEEN COMPLETED, THEN ALL REMAINING AMOUNTS SHALL BE TRANSFERRED TO THE 1996-A SUBACCOUNT WITHIN THE NOTE PAYMENT ACCOUNT IN LIEU OF THE TRANSFERS DESCRIBED IN CLAUSES FIFTH THROUGH ELEVENTH.

         Debt Service Reserve Fund. On the CLOSING DATE for any SERIES of Notes, the INDENTURE TRUSTEE shall deposit to the credit of the APPLICABLE ACCOUNT in the Debt Service Reserve Fund an amount specified in the applicable Terms Supplement, which amount may be equal to or less than the Debt Service Reserve Requirement for that SERIES. The initial deposit to the 1996-A Debt Service Reserve ACCOUNT is as described under "FUND BALANCES AT CLOSING." The Debt Service Reserve Requirement for each SERIES shall be established in the applicable Terms Supplement. The Debt Service Reserve Requirement for the 1996 Notes shall be an amount equal to two percent (2%) of the aggregate principal amount of 1996 Notes and 1996 Certificates Outstanding on any date of determination. If on any Distribution Date the Balances of any ACCOUNT in the Debt Service Reserve Fund are in excess of the Debt Service RESERVE Requirement, the amount of such excess shall be transferred to the corresponding Account of the Revenue Fund.

         Other than the transfer of excess Balances pursuant to the preceding paragraph, or in the case of an Event of Default, the amounts in any ACCOUNT of the Debt Service RESERVE FUND shall be used solely for the following purposes in the following order of priority: first, to make up any deficiency in the corresponding SUBACCOUNT of the Administration Account; second, to increase the amount in the corresponding SUBACCOUNT of the NOTE Interest Account to the amount of interest then accrued and unpaid on the Notes (excluding Deferred Interest) on any Distribution Date or on any other date on which interest is due upon prepayment or payment of any Notes of the corresponding SERIES, by transfer and deposit by the Indenture Trustee to the credit of the corresponding SUBACCOUNT of the NOTE Interest Account on any such date; third, on a Maturity Date, to provide for payment of the principal of the Notes of the corresponding SERIES, by transfer and deposit by the Indenture

Trustee to the credit of the corresponding SUBACCOUNT of the Note Payment Account on the Maturity Date; fourth, to the Owner Trustee to the extent necessary to pay the amount of interest then accrued and unpaid on the corresponding CLASS of Certificates (excluding Deferred Interest) on any Distribution Date or on any other date on which interest is due upon prepayment or payment of any corresponding CLASS of Certificates; AND FIFTH, AT SUCH TIME AS THERE ARE NO LONGER any Notes of the corresponding SERIES Outstanding to provide for payment of the principal of the corresponding CLASS of Certificates at the Maturity Date thereof by transfer to the OWNER TRUSTEE.

         Note Fund. The NOTE FUND SHALL CONSIST OF TWO ACCOUNTS DESIGNATED THE "NOTE INTEREST ACCOUNT" AND THE "NOTE PAYMENT ACCOUNT." THE Note Fund shall be used only for the payment of the principal of and interest on the Notes.

         (a) Note Interest Account. Moneys shall be deposited in each SUBACCOUNT in the NOTE Interest Account from the corresponding Revenue Account, from the corresponding SUBACCOUNT in the Administration Account, from the corresponding SUBACCOUNT in the Note Payment Account and from the Debt Service Reserve FUND in accordance with the terms of the Indenture. Moneys on deposit in each SUBACCOUNT in the NOTE Interest Account shall be applied by the Indenture Trustee to the payment of the interest on the Notes of the corresponding SERIES when due (whether on A DISTRIBUTION Date or upon the prepayment or payment of such Notes in accordance with the terms of the Indenture).

         (b) Note Payment Account. Moneys shall be deposited in each SUBACCOUNT in the Note Payment Account from the corresponding Revenue Account, from the Debt Service Reserve FUND and from any other source received by the Indenture Trustee for deposit therein. Moneys on deposit in the corresponding SUBACCOUNT in the Note Payment Account shall be applied by the Indenture Trustee to payment of principal of the Notes of the corresponding SERIES in accordance with the terms of the Indenture.


         Services Fund. The Services Fund consists of two Accounts designated the "Cost of Issuance Account" and the "Administration Account." The Services Fund shall be used for and applied only to the payment of Administrative Expenses and Costs of Issuance.


         The Trustee shall deposit to the credit of the APPLICABLE SUBACCOUNT OF THE COST OF ISSUANCE ACCOUNT THE AMOUNT, IF ANY, SPECIFIED IN THE RELATED TERMS SUPPLEMENT. THE TRUSTEE SHALL DEPOSIT TO THE CREDIT OF THE APPLICABLE SUBACCOUNT WITHIN THE Administration Account amounts from the Revenue Fund as described above.


EXECUTION AND DELIVERY OF NOTES

         Prior to the execution and delivery of any Series of Notes, the Issuer shall deliver to the Indenture Trustee:

         (a) Opinions of Counsel addressed to the Indenture Trustee to the effect that:


                           (i) all instruments furnished to the Indenture Trustee in connection with such Notes conform to the requirements of the Indenture and constitute all the documents required to be delivered hereunder for the Indenture Trustee to authenticate and deliver SUCH Notes;

                           (ii) all conditions precedent provided for in the Indenture relating to the authentication and delivery of SUCH Notes have been complied with;


                           (iii) the Trust Agreement authorizes the Issuer to execute and deliver the Terms Supplement relating to such Notes, and to issue such Notes, and the Issuer has duly taken all necessary action under the Trust Agreement for those purposes;

                           (iv) the Issuer is a Massachusetts business trust and the issuance of the Notes is in conformity with the terms of and duly authorized by the Trust Agreement;

                           (v) assuming due execution and delivery thereof by the Indenture Trustee, the Indenture and the related Terms Supplement, as executed and delivered by the Issuer, are the valid, legal and binding obligations of the Issuer, enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and such counsel need express no opinion with respect to the availability of equitable remedies, and the execution of such Terms Supplement is authorized or permitted by the Indenture;

                           (vi)     the Notes, when issued, delivered,
                  authenticated and paid for, will be the valid, legal and binding obligations of the Issuer, entitled to the benefits of the Indenture and the related Terms Supplement, equally and ratably with all other Notes of such Series, if any, theretofore issued, authenticated, delivered and paid for and then Outstanding, and enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and such counsel need express no opinion with respect to the availability of equitable remedies;

                           (vii) the Issuer has granted to the Indenture Trustee a lien and first perfected security interest in all of its right, title and interest in each Financed Loan;

                           (viii) the Trust Agreement authorizes the Issuer to grant the Indenture Trust Estate to the Indenture Trustee as security for the Notes of such Series and all previously issued and Outstanding Series and the Issuer has taken all necessary action under the Trust Agreement to grant the Indenture Trust Estate to the Indenture Trustee;

                           (ix) the Terms Supplement delivered to the Indenture Trustee with such Opinion of Counsel subjects the Financed Loans securing such Series and all previously issued and Outstanding Series and all proceeds therefrom and the Trust Accounts or Funds for such Series and all previously issued and Outstanding Series to the lien and security interest of the Indenture;

                           (x) such action has been taken with respect to delivery of possession of the Indenture Trust Estate and with respect to the recording and filing of the Indenture, the Terms Supplement for such Series, any other indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements as is necessary to perfect a security interest in the Indenture Trust Estate for such Series and all previously issued and Outstanding Series, with either the details of such action being recited therein, or the absence of any such action being necessary to make such lien and security interest effective being stated therein; and, with any recording, filing, re-recording and re-filing of the Indenture, the Terms Supplement for such Series, any other indentures supplemental hereto and any other requisite documents and any execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest created by the Indenture and the related Terms Supplements in the Indenture Trust Estate for such Series and all previously issued and Outstanding Series;

                           (xi) the Indenture and the Terms Supplements for such Series have been duly qualified under the TIA, or that no qualification of such Terms Supplement under the TIA is necessary; the execution of the Terms Supplement for such Series requires the requalification of the Indenture under the TIA, or that no requalification of the Indenture under the TIA is necessary by virtue of the execution of such Terms Supplement; and

                           (xii) no authorization, approval or consent of any governmental body having jurisdiction over the Issuer which has not been obtained by the Issuer is required for the valid issuance and delivery of the Notes.

         (b)      an Officer's Certificate of the Issuer stating that:


                           (i) the Issuer is not in default under the Indenture and the issuance of SUCH Notes will not result in THE BREACH OF any of the terms, conditions or provisions of, or constitute a default under, the Trust Agreement, any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject, and that all conditions precedent provided in the Indenture relating to the authentication and delivery of SUCH Notes have been complied with;

                           (ii) the Issuer is the owner of each Financed Loan securing such Series and any previously issued Series, has not assigned any interest or participation in any such Financed Loans (or, if any such interest or participation has been assigned, it has been released) and has the right to pledge such Financed LOANS to the Indenture Trustee;


                           (iii) the Issuer has granted to the Indenture Trustee a lien and first perfected security interest in all of its right, title and interest in each such Financed Loan; and

                           (iv) attached thereto are true and correct copies of letters signed by each Rating Agency confirming that the Notes of such new Series have been rated in the highest ratings category by such Rating Agency and that the issuance of such Notes will not adversely affect the rating on any Outstanding Notes or Certificates.

COVENANTS TO SECURE NOTES

         Performance of Covenants; the Issuer. The Issuer has covenanted that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in the Indenture, in any and every Note executed, authenticated and delivered under the Indenture and in all of its proceedings pertaining thereto. The Issuer has covenanted and agreed that, except as provided in the Indenture, it will not sell, convey, assign, pledge, encumber or otherwise dispose of any part of the Indenture Trust Estate.


         Compliance with and Enforcement of Financed Loans, Custody Agreement, Servicing Agreement, the Sales Agreement and Administration Agreement. The Issuer has agreed that it (i) shall cause to be diligently taken all reasonable steps, actions and proceedings necessary for the compliance with and the enforcement of all terms, covenants and conditions of all Financed Loans, the Custody Agreement, the Servicing Agreement, the Sales Agreement, and the Administration Agreement, (ii) shall at all times, to the extent permitted by law, defend, enforce, preserve and protect the rights and privileges of the Issuer, the Indenture Trustee and the Holders of the Notes under or with respect to each Financed Loan, the Custody Agreement, the Sales Agreement, the Servicing Agreement and the Administration Agreement and (iii) shall not consent, or agree to or permit any amendment or modification of any Financed Loan, the Custody Agreement, the Servicing Agreement, the Sales Agreement or the Administration Agreement which will in any manner materially adversely affect the rights or security of the Holders of the NOTES under the Indenture. Nothing in the Indenture prevents the Issuer or the Indenture Trustee from permitting a borrower to settle a default or cure a delinquency or any Financed Loan on such terms as THE ISSUER OR THE INDENTURE TRUSTEE, AS APPLICABLE, shall deem reasonable or AS shall be required by law.

         Servicing of Financed Loans. The Issuer has agreed to service all Financed Loans and enforce the payment and collection of all payments of principal OF and interest ON SUCH FINANCED LOANS or to cause such servicing to be done by one or more SERVICERS, each evidencing, in the judgment of the Issuer, the capability and experience necessary to adequately service such Financed Loans.

THE INDENTURE TRUSTEE

         Duties of Indenture Trustee; Qualification; Resignation; Removal; Successor.


         If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in ITS exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.


         Except during the continuance of an Event of Default:

                           (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Indenture and no implied covenants or obligations shall be read into the Indenture against the Indenture Trustee; and

                           (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, that the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of the Indenture.

         The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:


                           (i) the Indenture Trustee shall not be liable for any error of judgment made in good faith BY a responsible officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and


                           (ii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it.


         No provision of the Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties thereunder or in the exercise of any of its right of powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity satisfactory to IT against any loss, liability or expense is not reasonably assured to it; provided, however, that the Indenture Trustee shall not refuse or fail to perform any of its duties hereunder solely as a result of nonpayment of its normal fees and expenses and further provided that nothing in this paragraph shall be construed to limit the exercise by the Indenture Trustee of any right or remedy permitted under the Indenture or otherwise in the event of the Issuer's failure to pay the Indenture Trustee's fees and expenses.


         Except as expressly provided, the Indenture Trustee shall have no obligation to administer, service or collect the Financed Loans or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Financed Loans.

         Rights of Indenture Trustee. The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in such document. Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate of the Issuer or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

         Notice of Defaults. If AN EVENT OF Default occurs and is continuing and if it is either actually known or written notice of the existence thereof has been delivered to the Indenture Trustee, the Indenture Trustee shall mail notice of the EVENT OF Default to each Noteholder within 90 days after it occurs. Except in the case of AN EVENT OF Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice to the Noteholders if and so long as a committee of its RESPONSIBLE OFFICERS in good faith determines that withholding the notice is in the interests of Noteholders of such Series. If the Indenture Trustee receives notice FROM the Owner Trustee of the occurrence of an Insolvency Event with respect to the Seller pursuant to the Trust Agreement, the Indenture Trustee shall give prompt written notice to the Noteholders of the occurrence of such event and of the effect of such event under the Trust Agreement. Upon termination of the Trust pursuant to the Trust Agreement, the Indenture Trustee shall, if so directed by the Owner Trustee, sell the Indenture Trust Estate (other than the Trust Funds and Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds of any such sale shall be treated as Revenues under the Indenture.


         Compensation and Indemnity. The Issuer shall pay to the Indenture Trustee for its services, a fee equal to the amount agreed to in writing between the Indenture Trustee and the Administrator (the "Indenture Trustee Fee") at the times set forth in the Administration Agreement and shall or shall cause the Administrator from its own funds to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it in accordance with any provision of this Indenture. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall or shall cause the Administrator from its own funds to indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties under the Indenture and the other Basic Documents. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations under the Indenture and under the other Basic Documents. The Issuer shall or shall cause the Administrator to defend the claim and the Administrator shall not be liable for the legal fees and expenses of the Indenture Trustee after it has assumed such defense; provided, however, that, in the event that there may be a conflict between the positions of the Indenture Trustee and the Administrator in conducting the defense of such claim, the Indenture Trustee shall be entitled to separate counsel the fees and expenses of which shall be paid by the Administrator from its own funds on behalf of the Issuer. Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

         Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee. The Indenture Trustee may resign at any time by so notifying the Issuer. The Noteholders of a majority in Outstanding Amount of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

                           (i) the Indenture Trustee fails to comply with the eligibility requirements of the Indenture;

                           (ii) an Insolvency Event occurs with respect to the Indenture Trustee;

                           (iii) a receiver or other public officer takes charge of the Indenture Trustee or its Property;

                           (iv) the Indenture Trustee otherwise becomes incapable of acting.

         If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason, the Issuer shall promptly appoint a successor Indenture Trustee.

         A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

         If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Noteholders of a majority in Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

         If the Indenture Trustee fails to comply with the eligibility requirements of the Indenture, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

         Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided that such corporation or banking association shall be otherwise qualified and eligible under the Indenture.


         Appointment of Co-Trustee or Separate Owner Trustee. Notwithstanding any other provisions of the Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Indenture Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more PERSONS to act as co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Indenture Trust Estate, and to vest in such PERSON or PERSONS, in such capacity and for the benefit of the Noteholders.


         Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of the Trust Indenture Act of 1939, as amended (the "TIA").

DEFAULTS AND REMEDIES

         Events of Default. The following shall constitute "Events of Default":

         (a) Failure in the due and punctual payment of the principal of or interest on any of the Notes, when the same shall become due and payable, either at maturity or otherwise;


         (b) A material failure by the Issuer in the observance and performance of any other of the covenants, conditions and agreements of the Issuer contained in the Indenture and the continuation of such failure for a period of thirty (30) days after written notice thereof from the Indenture Trustee or from the Holders of not less than two-thirds in aggregate principal amount of the Notes then Outstanding; OR


         (c)      An Insolvency Event with respect to the Issuer or the Seller.

         Upon the occurrence of an Event of Default, so long as such Event of Default shall not have been remedied, unless the principal of all of the Notes shall have already become due and payable, the Indenture Trustee may, and upon written request of the Holders of not less than two-thirds in aggregate principal amount of the Notes then Outstanding, the Indenture Trustee shall, by written notice to the Issuer, declare the principal of all the Notes then Outstanding and the interest accrued thereon, excluding Deferred Interest, to be due and payable immediately; and upon any such declaration the same shall become and be due and payable on such date, anything contained in the Indenture or in any of the Notes to the contrary notwithstanding. The right of the Indenture Trustee to make any such declaration as aforesaid, however, is subject to the condition that if, at any time after such declaration, but before any judgment or decree for the payment of moneys due shall have been obtained or entered unless the same has been discharged, all overdue installments of interest upon the Notes, together with the reasonable and proper charges, expenses and liabilities of the Indenture Trustee and the Holders of the Notes and their respective agents and attorneys and all other sums then payable by the Issuer under the Indenture (except the principal of and interest accrued since the next preceding Distribution Date on the Notes and due and payable solely by virtue of such declaration) shall either be paid by or for the account of the Issuer or provision satisfactory to the Indenture Trustee shall be made for such payment, and all defaults under the Notes or under the Indenture (other than the payment of principal and interest due and payable solely by reason of such declaration) shall be cured to the satisfaction of the Indenture Trustee or provision deemed by the Indenture Trustee to be adequate shall be made therefor, or, to the extent any of such defaults cannot be cured, such defaults shall have been waived by the Holders of not less than two-thirds in aggregate principal mount of the Notes then Outstanding, then and in every such case the Holders of two-thirds in principal amount of the Notes then Outstanding, by written notice to the Issuer and to the Indenture Trustee, may rescind such declaration with respect to the Notes and annul such Event of Default with respect to the Notes, or, if the Indenture Trustee shall have acted with respect to the Notes without a written request from the Holders of Notes as provided for in this paragraph, and if there shall not have been theretofore delivered to the Indenture Trustee written notice to the contrary by the Holders of Notes as provided in this paragraph, then the Indenture Trustee may, by written notice to the Issuer, annul such declaration and any such default with respect to the Notes and its consequences shall be annulled; provided that no such recision and annulment shall EXTEND to or affect any subsequent Event of Default or impair or exhaust any right or power consequent thereon.


         Upon any declaration of acceleration of the Notes under the Indenture, the Indenture Trustee shall give notice of such declaration and its consequences to Noteholders. Notice of such acceleration having been given as aforesaid, anything contained in the Indenture or in the Notes to the contrary notwithstanding, interest shall cease to accrue on the Notes from and after the date set forth in such notice (which shall be not more than five (5) days from the date of such declaration).


         Application of Moneys. In the event that an Event of Default shall have occurred and be continuing and at any time the moneys held by the Indenture Trustee shall be insufficient for the payment of the principal of and interest then due on the Notes, such moneys and all Revenues received or collected from the INDENTURE Trust Estate or otherwise for the benefit or for the account of Holders OF THE NOTES by the Indenture Trustee shall be applied first to the payment of the reasonable and proper fees and expenses of the Indenture Trustee and of such other expenses as are necessary in the judgment of the Indenture Trustee to prevent loss of Revenues and to protect the interests of the Holders of the Notes, and thereafter as follows:

         (a) Unless the principal of all of the Notes shall have become or have been declared due and payable,


                  First, to the payment to the persons entitled thereto of all installments of interest then due on the Notes (including any interest on overdue principal at the rate borne by the respective obligations but excluding Deferred Interest) in the order that such installments of interest shall have become due, and, if the amounts available shall not be sufficient to pay in full all installments of interest coming due on the same date then to the payment thereof ratably, according to the amount due thereon, to the persons entitled thereto, without any discrimination or preference, and

                  Second, to the payment to the persons entitled thereto of the unpaid principal due and unpaid on the Notes at the time of such payment according to the amounts due for principal, to the persons entitled thereto without any discrimination or preference, and

                  Third, to the payment to the persons entitled thereto of all Deferred Interest on the Notes.


         (b) If the principal of all of the Notes shall have become or have been declared due and payable, to the payment of the principal OF and interest then due and unpaid on the Notes without preference or priority of principal over interest or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination or preference, AND THEN TO THE OWNER TRUSTEE.


         Whenever moneys are to be applied pursuant to the foregoing paragraphs such moneys shall be applied at such times, and from time to time, as the Indenture Trustee in its sole discretion shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Indenture Trustee shall exercise such discretion, it shall fix the date upon which application is to be made, and upon such date interest on the amounts of principal to be paid on such date shall cease to accrue on the affected Notes. The Indenture Trustee shall give such notice as it may deem appropriate of the fixing of any such date and shall not be required to make payment to the Holder of any unpaid affected Note unless such Note is presented for appropriate endorsement.

         Upon the occurrence of an Event of Default, the Indenture Trustee may not cause any or all of the Indenture Trust Estate to be sold or otherwise liquidated unless (A) the Noteholders of 100% of the Outstanding Amount of the Notes of any affected Series consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon the Outstanding Notes for principal and interest or (C) the Indenture Trustee determines that the Indenture Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Outstanding Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Noteholders of two-third (2/3) of the Outstanding Amount of the Outstanding Notes. In determining such sufficiency or insufficiency with respect to Clause (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an independent banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Indenture Trust Estate for such purpose.

         So long as Notes are outstanding under the Indenture, if and whenever all overdue installments of interest on all Notes, together with the reasonable and proper charges, expenses and liabilities of the Indenture Trustee and the Holders thereof, their respective agents and attorneys, and all other sums payable by the Issuer under the Indenture, including the principal of and accrued and unpaid interest on all Notes which shall then be payable by declaration or otherwise, shall either be paid in full by or for the account of the Issuer or provision satisfactory to the Indenture Trustee shall be made for such payment, and all Events of Default under the Indenture or the Notes shall be made good or secured to the satisfaction of the Indenture Trustee or provision deemed by the Indenture Trustee to be adequate shall be made therefor, thereupon the Issuer and the Indenture Trustee shall be restored, respectively, to their former positions and rights under the Indenture, and all Revenues shall thereafter be applied as provided in the Indenture. No such resumption of the application of Revenues as provided in the Indenture shall extend to or affect any subsequent Event of Default under the Indenture or impair any right consequent thereon.


         Suits at Law or in Equity; Direction of Action by Holders. If an Event of Default shall happen and shall not have been REMEDIED, then and in every such case, the Indenture Trustee shall be entitled and empowered to proceed forthwith such suits, actions and proceedings at law or in equity for the collection of all sums due in connection with the Notes and to protect and enforce its rights and the rights of the Holders of the Notes under the Indenture for the specific performance of any covenant contained in the Indenture, or in aid of the execution of any power granted in the Indenture, or for an accounting as trustee of any express trust or in the enforcement of any legal or equitable rights as the Indenture Trustee, being advised by counsel, shall deem most effectual to enforce any of its rights, or to perform any of its duties under the Indenture. The Indenture Trustee shall be entitled and empowered either in its own name or as a trustee of an express trust, or an attorney-in-fact for the Holders of the Notes or in any one or more of such capacities, to file such proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Indenture Trustee and of the Holders of the Notes allowed in any equity, receivership, insolvency, bankruptcy, liquidations, readjustment, reorganization or other similar proceedings. For this purpose, the Indenture Trustee has been irrevocably appointed the true and lawful attorney-in-fact of the respective Holders (and the successive Holders of the Notes by taking and holding the same shall be conclusively deemed to have so appointed the Indenture Trustee) with authority to make and file in the respective names of the Holders of the Notes any such proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all acts and things for and on behalf of the Holders of the Notes necessary or advisable in the opinion of the Indenture Trustee in order to have the respective claims of the Indenture Trustee and of the Holders of the Notes allowed in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all acts and things for and on behalf of the Holders of the Notes necessary or advisable in the opinion of the Indenture Trustee in order to have the respective claims of the Indenture Trustee and of the Holders of the Notes allowed in any such proceedings and to receive payment of and on account of such claims.

         The Indenture Trustee, at the request of the Holders of the Notes of not less than two-thirds in aggregate principal amount of the Notes then Outstanding, and upon being furnished with reasonable security and indemnity, shall take such steps and institute such suits, actions or proceedings for the protection and enforcement of the rights of the Holders of Notes, to collect any amount due and owing from the Issuer or by injunction or other appropriate proceeding in law or in equity to obtain other appropriate relief.


         Suits by Individual Holders. Except as otherwise specifically provided below, no Holder of the Notes shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of any provision of, or the execution of any trust or for any remedy under the Indenture unless (i) such Holder is a Holder of one or more Notes then Outstanding, and such Holder previously shall have given to the Indenture Trustee notice of the Event of Default on account of which such suit, action or proceeding is to be instituted,
(ii) the Holders of not less than two-thirds in aggregate principal amount of the Notes then Outstanding, shall have filed a written request with the Indenture Trustee after the right to exercise such powers or right of action, as the case may be, shall have accrued that such suit, action or proceeding be instituted, (iii) there shall have been offered to the Indenture Trustee reasonable security and indemnity against the costs, expenses and liability to be incurred therein or thereby, (iv) the Indenture Trustee for a period of thirty (30) days after a receipt by it of such action, suit or proceeding, or the Indenture Trustee shall at any time after such receipt have stated in writing that it shall not so proceed, and (v) no direction described in the heading "Suits at Law or in Equity; Direction of Action" above IS inconsistent with such written request shall have been given to the Indenture Trustee. Except as otherwise above provided, no one or more Holders of the Notes shall have any right in any manner whatsoever by its or their action to affect, disturb or prejudice the pledge created by the Indenture, or to enforce any right under the Indenture except in the manner provided in the Indenture.

         NOTICE of Default. The Indenture Trustee shall, within thirty (30) days after the time the Indenture Trustee becomes aware of the occurrence of an Event of Default, give notice to all Noteholders by registered mail of all Events of Default known to the Indenture Trustee, unless such Event of Default shall have been cured before the giving of such notice.


AMENDING AND SUPPLEMENTING OF INDENTURE

         Amending and Supplementing of Indenture Without Consent of Noteholders. The Issuer and the Indenture Trustee, from time to time and at any time and without the consent or concurrence of any Noteholder, may execute a Supplemental Indenture, for any one or more of the following purposes:

                           (i) to correct or amplify the description of any property at any time subject to the lien of each Terms Supplement, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of each Terms Supplement, or to subject to the lien of each Terms Supplement additional property;


                           (ii) to evidence the succession, in compliance with the applicable provisions of the Indenture, of another PERSON to the Issuer, and the assumption by any such successor of the covenants of the Issuer in the Indenture and in the Notes contained;

                           (iii) to add to the covenants of the Issuer, for the benefit of the Noteholders of all Notes or of the Notes of any Series, or to surrender any right or power in the Indenture conferred upon the Issuer;

                           (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

                           (v) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision in the Indenture or to make any other provisions with respect to matters or questions arising under the Indenture; provided that such action shall not materially adversely affect the interests of the Noteholders of any Series;


                           (vi) to evidence and provide for the acceptance of the appointment under the Indenture by a successor INDENTURE TRUSTEE with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to facilitate the administration of the trusts under the Indenture by more than one trustee;


                           (vii) to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of the issuance, authentication and delivery of any Series of Notes, additional conditions, limitations and restrictions thereafter to be observed;

                           (viii) to set forth the terms of, and security for, any Series that has not theretofore been authorized by a Terms Supplement;

                           (ix) to modify or eliminate any of the terms of the Indenture; provided, however, that:


                                    (A)      such supplemental indenture shall
                           expressly provide that any such modifications or eliminations shall not be effective with respect to any Outstanding Note of any Series created prior to the execution of such supplemental indenture; AND


                                    (B)      the Indenture Trustee may, in its
                           discretion, decline to enter into any such supplemental indenture which, in its opinion, would adversely affect its own rights, duties or immunities;

                           (x) to provide for the issuance of Notes of any Series (including Notes of a Series theretofore authorized and then Outstanding) or any Class within such Series in bearer form with coupons ("Bearer Notes") and for the exchangeability of Bearer Notes and Notes of the same Series and Class issued in registered form ("Registered Notes"); and such supplemental indenture may provide for payments on Bearer Notes only outside the United States and for appointment of a foreign Paying Agent that is acceptable to the Rating Agencies that rated the initial Series of the Notes and may also contain any provisions as may in the Issuer's judgment be necessary, appropriate or convenient (a) to permit the Notes to be issued and sold to or held in bearer form by non-United States Persons, (b) to establish entitlement to an exemption from United States withholding tax or reporting requirements with respect to payment on the Notes, (c) to comply, or facilitate compliance, with other applicable laws or regulations, (d) to provide for usual and customary provisions for communication (by notice, publication, maintenance of lists of holders of Bearer Notes who have provided names and addresses for such purpose, or otherwise) with holders of Bearer Notes, or (e) to otherwise effectuate provisions of the issuance of Bearer Notes and their exchangeability with Registered Notes; or

                           (xi)     to modify, eliminate or add to the
                  provisions of the Indenture to such extent as shall be necessary to effect the qualification of the Indenture under the TIA or under any similar Federal statute hereafter enacted and to add to the Indenture such other provisions as may be expressly required by TIA.


         The Issuer and the Indenture Trustee may, also without the consent of any of the Noteholders but with prior notice to the Rating Agencies, enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders under the Indenture; provided, however, that such actions shall not adversely affect the ratings then assigned to any Notes or Certificates, as evidenced by an Officer's Certificate to such effect delivered to the Indenture Trustee (upon which the Indenture Trustee may conclusively rely), accompanied by A LETTER from each Rating Agency (or other evidence satisfactory to the Indenture Trustee) confirming that the adoption of such indenture or indentures will not adversely affect the ratings then assigned by such Rating Agency to any Notes or Certificates Outstanding.

         Amendment of Indenture with Consent of Holders. The Issuer and the Indenture Trustee also may, with prior notice to the Rating Agencies, and with prior notice to and consent of the Noteholders of not less than a majority of the Outstanding Amount of all the Notes in SUCH case Outstanding Notes of all Series are to be affected or with the consent of the Noteholders of not less than a majority of the Outstanding Amount of the Notes to be affected in case one or more, but less than all, of the Series of Outstanding Notes are to be affected, by act of such Noteholders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture relating to such Series or of modifying in any manner the rights of the Noteholders of such Series under the Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Noteholders of each Outstanding Note affected thereby;


                           (i)      change the date of payment of any
                  installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the Indenture Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the Indenture requiring the application of funds available therefor to the payment of any such amount due on the Notes on or after the respective due dates thereof;

                           (ii) reduce the percentage of the Outstanding Amount of the Notes of any Series, the consent of the Noteholders of which is required for any supplemental indenture, or the consent of the Noteholders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults hereunder and their consequences provided for in the Indenture;

                           (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

                           (iv) reduce the percentage of the Outstanding Amount of the Notes of any Series required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Indenture Trust Estate;

                           (v) modify any provision relating to the power to amend the Indenture with Noteholders' consent except to increase any percentage specified herein or to provide that certain additional provisions of the Indenture or the other Basic Documents cannot be modified or waived without the consent of the Noteholder of each Outstanding Note affected thereby;

                           (vi)     modify any of the provisions of the
                  Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date; or

                           (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Indenture Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of the Indenture on any property at any time subject hereto or deprive any Noteholder of any Note of the security provided by the lien of the Indenture.

         The Indenture Trustee may in its discretion determine whether or not any Notes of any particular Series would be affected by any supplemental indenture and any such determination shall be conclusive upon the Noteholders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder.

DISCHARGE OF INDENTURE; MONEYS HELD FOR PAYMENT OF NOTES

         Discharge of Indenture. The Indenture shall cease to be of further effect with respect to a Series of Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes of such Series, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) the rights, obligations and immunities of the Indenture Trustee hereunder and (v) the rights of Noteholders as beneficiaries of the Indenture with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture with respect to the Notes; when:

                  (A)      either

                           (1) all Notes of such Series theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced and
                  (ii) Notes for whose payment money has been deposited in trust) have been delivered to the Indenture Trustee for cancellation; or

                           (2) all Notes of such Series not theretofore delivered to the Indenture Trustee for cancellation

                                    (i)      have become due and payable, or

                                    (ii)     will become due and payable within
                           one year,

                  and the Issuer, in the case of (i) or (ii) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Series of Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the applicable Maturity Date;

                  (B) the Issuer has paid or caused to be paid all other sums payable under the Indenture by the Issuer with respect to such Series; and


                  (C) the Issuer has delivered to the Indenture Trustee an Officer's Certificate of the Issuer AND an Opinion of Counsel(AND if required by the TIA or the Indenture Trustee an Independent Certificate from a firm of certified public accountants), each stating that all conditions precedent herein provided for relating to the satisfaction and discharge or the Indenture with respect to such Series have been complied with.

         Notes Not Presented for Payment When Due; Moneys Held for the Notes after due Date Thereof. If any Note shall not be presented for payment when the principal thereof shall become due, whether at maturity or at the date fixed for the prepayment thereof, or otherwise, and if moneys and/or Investment Securities shall at such due date be held by the Indenture Trustee, in trust for that purpose sufficient and available to pay the principal of such Note, together with all interest due on such principal to the due date thereof, or to the date fixed for prepayment thereof, as the case may be, all liability of the Issuer for such payment shall forthwith cease, terminate and be completely discharged and thereupon it shall be the duty of the Indenture Trustee, to hold said moneys and/or Investment Securities without liability to the Holder of such Note for interest thereof, in trust for the benefit of the Holder of such Note, who thereafter shall be restricted exclusively to said moneys and/or Investment Securities for any claim of whatever nature on its part on or with respect to said Note, including for any claim for the payment thereof; provided however, that any such moneys and/or Investment Securities held by the Indenture Trustee remaining unclaimed by the Holders of such Notes for three (3) years after the principal of the respective Notes with respect to which such moneys and or Investment Securities have been so set aside has become due and payable (whether at maturity or otherwise) shall be paid to the Issuer free from the trusts created by the Indenture, and all liabilities of the Trustee with respect to such moneys and or Investment Securities shall cease.

MISCELLANEOUS

         Investments. Moneys held by the Indenture Trustee for the credit of any Fund or Account shall be invested by the Trustee to the fullest extent practicable and reasonable, in accordance with the provisions of the Indenture, in Investment Securities, as directed in writing by the Issuer, and in the absence of any such directions, in Investment Securities selected by the Indenture Trustee. Moneys shall be invested in Investment Securities with respect to which payments of principal and interest are scheduled or otherwise payable not later than the date on which it is estimated that such moneys will be required by the Trustee for the purposes intended, and, in any event, with respect to the Revenue Fund, the Debt Service Reserve Fund and the Note Fund not later than the next succeeding Date. Investment Securities acquired as an investment of moneys in any Fund or Account shall be credited to such Fund or Account. Unless otherwise provided in the Indenture, any earnings on or income from such Investment Securities shall be credited to the Revenue Fund, except that an amount of interest received with respect to any Investment Security on the first payment of interest after purchase equal to the amount of accrued interest, if any, paid as part of the purchase price of such Investment Security shall be credited to the Fund or Account from which such accrued interest was paid. The Debt Service Reserve Fund shall be valued by the Indenture Trustee monthly, in accordance with the definition of "Value of Investment Securities" in the Indenture.

         The Indenture Trustee may sell or present for redemption, any Investment Security so purchased whenever it shall be necessary to provide moneys to meet any required payment, transfer, withdrawal or disbursement from the Fund or Account to which such Investment Security is credited. The Indenture Trustee shall not be liable or responsible for any loss resulting from the acquisition or disposition of any Investment Security in accordance with the Indenture.

         Ownership of Notes. The Issuer, the Indenture Trustee and the Authenticating Agent may treat the registered owner of any Note as the absolute owner of such Note for the purpose of receiving payment of the principal of and interest on such Note and for all other purposes whatsoever and the Issuer, the Indenture Trustee and the Authenticating Agent shall not be affected by any notice to the contrary.

         Any request or consent of the Holder of any Note shall bind every future Holder of the same Note and the holder of any Note issued in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Indenture Trustee or the Issuer in pursuance of such request or consent.

                DESCRIPTION OF THE SALES AND PURCHASE AGREEMENTS


         NELLIE MAE, INC. will sell Loans to the Seller as described herein pursuant to a Master Terms Purchase Agreements and Supplemental Purchase Agreements (the "Purchase Agreement") and the Seller will sell Loans to the Issuer as described herein pursuant to a Master Terms Sales Agreement and Supplemental Sales Agreements (the "Sales Agreement"). The Purchase Agreement and the Sales Agreement are for the most part identical, and the provisions thereof are summarized below. For purposes of the following summary, the entity selling Loans (i.e., NELLIE MAE, INC. in the Purchase Agreement and the Seller in the Sales Agreement) is identified as the "Loan Seller," and the entity purchasing the Loans (i.e., the Seller in the Purchase Agreement and the Issuer in the Sales Agreement) is identified as the "Loan Purchaser." Forms of the Purchase Agreement and the Sales Agreement have been filed as Exhibits to the Registration Statement of which this Prospectus is a part. The following summary describes MATERIAL provisions of these agreements. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Purchase Agreement and the Sales Agreement. Where particular provisions or terms used in the Purchase Agreement and the Sales Agreement are referred to, the actual provisions or terms used in the Purchase Agreement and the Sales Agreement are referred to and the actual provisions (including definitions of terms) are incorporated by reference as part of such summary. A copy of the Purchase Agreement and the Sales Agreement will be available from the Seller, upon request, to holders of the 1996 Notes or 1996 Certificates.


         Consummation of Sale and Purchase. The sale and purchase of Loans shall be consummated upon the Loan Purchaser's receipt from the Loan Seller of the bill of sale and the payment by the Loan Purchaser to Loan Seller of the purchase price, and when consummated such sale and purchase shall be effective as of the date of the bill of sale. The Loan Purchaser on the date of the bill of sale shall pay the Loan Seller the purchase price by wire transfer of immediately available funds.

         Conditions Precedent to Purchase. The Loan Seller shall provide any assistance requested by the Loan Purchaser in determining that all required documentation on the Loans is present and correct. The Loan Seller shall service, or cause to be serviced, all Loans until the date of the bill of sale.

         Endorsement. The Loan Seller shall provide a blanket endorsement transferring the entire interest of Seller in the Student Loans to the Owner Trustee on behalf of the Loan Purchaser with the form of endorsement provided for in the Purchase Agreement or Sales Agreement.

         At the direction of and in such form as the Loan Purchaser may designate, the Loan Seller also agrees to individually endorse any Qualified Loan as the Loan Purchaser may request from time to time.

         Representations and Warranties of Loan Seller. The Loan Seller represents and warrants, among other things, to the Loan Purchaser that with respect to a portfolio of Loans:

                  (i) The Loan Seller is duly organized and existing under the laws of the applicable jurisdiction;

                  (ii) The Loan Seller has all requisite power and authority to enter into and to perform the terms of the Sales Agreement;

                  (iii) The Loan Seller has good title to, and is the sole owner of, the Loans, free and clear of all security interests, liens, charges, claims or encumbrances of any nature and no right of rescission, offsets, defenses, or counterclaims have been asserted or threatened with respect to the Loans;

                  (iv) The description of the Loans provided to the Loan Purchaser is true and correct;

                  (v) The Loan Seller is authorized to sell, assign, transfer and repurchase the Loans, and the sale, assignment and transfer of such Loans is or, in the case of a Loan repurchase by the Loan Seller, will be made pursuant to and consistent with the laws and regulations under which the Loan Seller operates, and will not violate any decree, judgment or order of any court or agency, or conflict with or result in a beach of any of the terms, conditions or provisions of any agreement or instrument to which the Loan Seller is a party or by which the Loan Seller or its property is bound, or constitute a default (or an event which could constitute a default with the passage of time or notice or both);

                  (vi) The Loans are each in full force and effect in accordance with their terms and are legal, valid and binding obligations of the respective borrowers thereunder subject to no defenses;

                  (vii) Due diligence and reasonable care have been exercise in the making, administering, servicing and collecting the Loans and, with respect to any Loan for which repayment terms have been established, all disclosures of information required to be made have been made;

                  (viii) Each Loan has been duly made and serviced in accordance with the provisions of all applicable federal and state laws;

                  (ix) No Loan is more than 60 days delinquent and no default, breach, violation or event permitting acceleration under the terms of any Loan exists; and neither the Loan Seller nor any predecessor holder of any Loan has waived any of the foregoing other than as permitted by the Basic Documents;

                  (x) The Loan Seller warrants that the transfer and assignment of the Loans constitute a valid sale of the Loans from the Loan Seller to the Loan Purchaser and that the beneficial interest in and title to such Loans not be part of the Loan Seller's estate in the event of the bankruptcy of the Loan Seller or the appointment of a receiver with respect to the Loan Seller;

                  (xi) There is only one original executed copy of the promissory note evidencing each Loan;

                  (xii) No borrower of any Loan is known by the Loan Seller to be currently involved in a bankruptcy proceeding.

         Repurchase of Trust Student Loans; Reimbursement. Each party to the agreement shall give notice to the other party, in writing, upon the discovery of any breach of the Loan Seller's representations and warranties which has a materially adverse effect on the interest of the Loan Purchaser in any Financed Loan. In the event of such a material breach which is not curable, the Loan Seller shall repurchase any affected Financed Loan not later than 120 days following the date of discovery of such material breach. In the event of such a material breach which is curable, unless the material breach shall have been cured within 360 days following the date of discovery of such material breach, the Loan Seller shall repurchase such Financed Loan not later than the sixtieth day following the end of such 360-day period.

                     DESCRIPTION OF ADMINISTRATION AGREEMENT


         Pursuant to the Administration Agreement, the Administrator agrees to perform duties of the Issuer and the Owner Trustee. A form of the Administration Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes MATERIAL provisions of the Administration Agreement. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Administration Agreement. Where particular provisions or terms used in the Administration Agreement are referred to, the actual provisions or terms used in the Administration Agreement are referred to and the actual provisions (including definitions of terms) are incorporated by reference as part of such summary. A copy of the Administration Agreement will be available from the Seller, upon request, to holders of the 1996 Securities.

         Duties with Respect to the Indenture. The Administrator shall exercise the duties of the Issuer under the Indenture and the Trust Agreement. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action by the Issuer or the Owner Trustee is necessary to comply with the Issuer's or the Owner Trustee's duties under the Indenture, the Trust Agreement and any of the other Basic Documents. The Administrator shall prepare for execution, if required, by the Issuer or shall cause the preparation by other appropriate PERSONS of all such documents, reports, filing, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture, the Trust Agreement or any of the other Basic Documents. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuer to take pursuant to the Trust Agreement and the Indenture.

         Duties with Respect to the Issuer. In addition to the duties of the Administrator set forth above and in the other Basic Documents, the Administrator shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate PERSONS of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer (except to the extent that the Owner Trustee has expressly agreed to perform such duties in the Trust Agreement), to prepare, file or deliver pursuant to the Basic Documents, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to the Basic Documents.


         In carrying out the foregoing duties or any of its other obligations under the Administration Agreement, the Administrator may enter into transactions with or otherwise deal with any of its affiliates; provided, however, that the terms of any such transactions or dealings shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

         Statements to Certificateholders and Noteholders. On each Distribution Date the Administrator will provide instructions as to the payments which will take place on that day including:

         a.       The amount of principal to be prepaid on the Notes;

         b.       The amount of principal to be prepaid on the Certificates;

         c.       The amount of interest to be paid on the Notes;

         d.       The amount of interest to be paid on the Certificates;

         e.       The amount of the Administration Fees, if any, to be paid; and


         f. The amount of Servicing Fee billed by the Servicer for the preceding month to be transferred to the APPLICABLE SUBACCOUNT WITHIN THE Administration Account.

         Additionally, on the 20th of each month, OR THE NEXT BUSINESS DAY IF THE 20TH IS NOT A BUSINESS DAY, the Administrator will provide to the Owner Trustee, the Indenture Trustee and the Rating Agencies the following information, all as of the preceding month end:


         g.       The aggregate Outstanding principal balance of Notes;


         h.       The aggregate Outstanding PRINCIPAL BALANCE OF CERTIFICATES;

         i.       The balance of EACH ACCOUNT IN the Debt Service Reserve Fund;


         j.       The total Financed Loans outstanding;

         k.       Summary of delinquent Financed Loans;

         l.       The PRIMARY AND SECONDARY PARITY TRIGGERS;

         m.       The weighted average interest rate on the Financed Loans;

         n. The aggregate amount of Financed Loans repurchased by the Seller or purchased by the Servicer during the preceding month; AND

         o. THE ADMINISTRATOR SHALL ALSO PROVIDE INSTRUCTIONS FOR PAYMENT OF FEES TO THE RATING AGENCIES, THE INDENTURE TRUSTEE AND THE OWNER TRUSTEE.


         A copy of the statements referred to above may be obtained by any Certificate Owner or Noteholder by a written request to the Owner Trustee or Noteholder by a written request to the Owner Trustee or the Indenture Trustee, respectively, addressed to the respective Corporate Trust Office.


         Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Owner Trustee AND THE RATING AGENCIES of the proposed action and the Owner Trustee shall not have withheld consent or provided an alternative direction.


         Liability of Administrator; Indemnities. The Administrator shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Administrator under this Agreement.


         The Administrator shall indemnify, defend and hold harmless the Issuer, the Certificateholders and the Noteholders and any of the officers, directors, employees and agents of the Issuer from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such PERSON through the GROSS negligence, willful misfeasance or bad faith of the Administrator in the performance of its duties under the Administration Agreement or by reason of reckless disregard of its obligations and duties hereunder or thereunder.


         The Administrator shall indemnify the Indenture Trustee in its individual capacity and any of its officers, directors, employees and agents against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the performance of its duties under the Indenture and the other Basic Documents.

         The Administrator shall indemnify the Owner Trustee in its individual capacity and any of its officers, directors, employees and agents against any and all loss, liability, claims, damages, costs, penalties, taxes (excluding taxes payable by it on any compensation received by it for its services as trustee) or expense (including attorneys' fees) incurred by it in connection with the performance of its duties under the Trust Agreement and the other Basic Documents.


         RESIGNATION OF Nellie Mae, Inc. as Administrator. Nellie Mae, Inc. MAY resign from the obligations and duties imposed on it as Administrator under the Administration Agreement ONLY IN ACCORDANCE WITH THE PROVISIONS OF the Administration Agreement. NELLIE MAE, INC. SHALL PROVIDE WRITTEN NOTICE OF ITS INTENTION TO RESIGN to the Owner Trustee and the Indenture Trust at LEAST 120 DAYS PRIOR TO THE EFFECTIVE TIME OF THE RESIGNATION AND SUCH WRITTEN NOTICE shall be confirmed in writing at the earliest practicable time, PROVIDED HOWEVER THAT NO such resignation shall become effective until the Indenture Trustee or a successor Administrator shall have assumed the responsibilities and obligations of Nellie Mae, Inc.


         Administrator Default. If any one of the following events (an "Administrator Default") shall occur and be continuing:

         A. any failure by the Administrator to direct the Indenture Trustee to make any required distributions from any of the Trust Funds and Accounts which failure continues unremedied for five Business Days after written notice of such failure is received by the Administrator from the Indenture Trustee or the Owner Trustee or after discovery of such failure by an officer of the Administrator; or


         B. any failure by the Administrator duly to observe or to perform in any material respect any other covenant or agreement of the Administrator set forth in the Administration Agreement or any other Basic Document, which failure shall (i) materially and adversely AFFECT the rights of Noteholders or Certificateholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the sale to be remedied, shall have been given (A) to the Administrator by the Indenture Trustee or the Owner Trustee or (B) to the Administrator, the Indenture Trustee and the Owner Trustee by the Noteholders or Certificateholders, as applicable, representing not less than 25% of the Outstanding Amount of the Notes or 25% of the Outstanding Certificate Balance (including any Certificates owned by the Seller) or


         C.       an Insolvency Event occurs with respect to the Administrator;


then, in each and every case, so long as the Administrator Default shall not have been remedied, either the Indenture TRUSTEE, THE OWNER Trustee or the Noteholders evidencing not less than 25% of the Outstanding Amount of the Notes SHALL GIVE WRITTEN NOTICE to the Administrator OF SUCH ADMINISTRATOR DEFAULT AND the Indenture Trustee and to the Owner Trustee may terminate all the rights and obligations of the Administrator under this Agreement.

         Upon receipt by the Administrator of notice of termination or the resignation by the Administrator in accordance with the terms of the Administration Agreement, the predecessor Administrator shall continue to perform its functions as Administrator under this Agreement in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the date 120 days from the delivery to the Owner Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of the Administration Agreement. In the event of the termination OR RESIGNATION of the Administrator, the Issuer shall appoint a successor Administrator acceptable to the Indenture Trustee AND THE OWNER TRUSTEE, and the successor Administrator shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee. In the event that a successor Administrator has not been appointed at the time when the predecessor Administrator has ceased to act as Administrator, the Indenture Trustee without further action shall automatically be appointed the successor Administrator and the Indenture Trustee shall be entitled to the Administration Fee. Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution whose regular business shall include the servicing of student loans, as the successor to the Administrator under the Administration Agreement.


         Waiver of Past Default. The Noteholders of Notes evidencing a majority of the Outstanding Amount of the Notes (or the Certificateholders of Certificates evidencing a majority of the Outstanding Certificate Balance, in the case of any default which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all Noteholders and Certificateholders, waive in writing any default by the Administrator in the performance of its obligations and any consequences thereof, except a default in making any required deposits to or payments from any of the Trust Funds and Accounts (or giving instructions regarding the same) in accordance with the Administration Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Administration Agreement default arising therefrom shall be deemed to have been remedied for every purpose. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.


         Insolvency of the Seller. Upon any sale of the assets of the Trust due to the insolvency of the Seller, the Administrator shall instruct the Indenture Trustee in writing to deposit the net proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the "Insolvency Proceeds") in the Revenue Fund. On the first Distribution Date following the date on which the Insolvency Proceeds are deposited in the Revenue Fund, the Administrator shall INSTRUCT the Indenture Trustee AND THE OWNER TRUSTEE TO MAKE THE DISTRIBUTIONS IN ACCORDANCE WITH THE INDENTURE AND THE TRUST AGREEMENT.

                            TRANSFER OF STUDENT LOANS


         NELLIE MAE, INC. intends that the transfer of the Financed Loans by it to the Seller, and the Seller intends that the transfer of the Financed Loans by it to the Issuer, will constitute a valid sale and assignment of such Financed Loans.

         If the transfer of the Financed Loans is deemed to be an assignment as security for the benefit of the Seller or the Issuer, there are limited circumstances in which prior or subsequent transferees of Financed Loans could have an interest in such Financed Loans with priority over the INDENTURE Trustee's interest. A tax or other government lien on property of NELLIE MAE, INC. or the Seller arising prior to the time a Loan comes into existence may also have priority over the interest of the Seller or the Issuer in such Loan. Under the related Purchase AGREEMENT and Sales AGREEMENT, however, NELLIE MAE, INC. or the Seller, as applicable, will warrant that it has transferred the Financed Loans to the Seller or the Issuer, as applicable, free and clear of the lien of any third party. In addition, each of NELLIE MAE, INC. and the Seller will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Loan (or any interest therein) other than to the Seller or on behalf of THE Issuer, respectively, except as provided below.

         Pursuant to the Servicing Agreement, the Servicer as custodian on behalf of the Issuer will have custody of the promissory notes evidencing the Financed Loans following the sale of the Financed Loans to Seller and THEN TO the Issuer. Although the records of the Seller and Servicer will be marked to indicate the sale and although NELLIE MAE, INC. and the Seller will cause UCC financing statements to be filed with the appropriate authorities, the Financed Loans will not be physically segregated, stamped or otherwise marked to indicate that such Financed Loans have been sold to the Seller and to the Issuer. If, through inadvertence or otherwise, any of such Financed Loans were sold to another party that (i) purchased such Financed Loans in the ordinary course of its business, (ii) took possession of such Financed Loans, and (iii) PURCHASED the Financed Loans for new value and without actual knowledge of the Issuer's interest THEREIN, then such purchaser would acquire an interest in the Financed Loans superior to the interest of the Seller and the Issuer.


         With respect to the Issuer, in the event of a Servicer Default resulting solely from certain events of insolvency or bankruptcy that may occur with respect to the Servicer, a court, conservator, receiver or liquidator may have the power to prevent either the Indenture Trustee or Noteholders from appointing a successor Servicer.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES


         Set forth below is a DESCRIPTION of Federal income tax consequences of the purchase, ownership and disposition of the 1996 Securities. MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C., Federal tax counsel for the Issuer ("Federal Tax Counsel") is of the opinion that the discussion hereunder fully and fairly discloses all material Federal tax CONSEQUENCES associated with the purchase, ownership and disposition of the 1996 Securities.

         THIS DESCRIPTION does not deal with all aspects of Federal income taxation applicable to all categories of holders of the Securities, some of which may be subject to special rules or special treatment under the Federal income tax laws. For example, it does not discuss the specific tax treatment of Securityholders that are insurance companies, banks and other financial institutions, regulated investment companies, individual retirement accounts), life insurance companies, tax-exempt organizations or dealers in securities. This summary is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Moreover, there are no cases or Internal Revenue Service (the "IRS") rulings on similar transactions involving a trust that issues debt and equity interests with terms similar to those of the 1996 Notes and the 1996 Certificates. As a result, the IRS may disagree with all or part of the discussions below.


         Prospective investors are advised to consult their own tax advisors with regard to the Federal income tax consequences of the purchase, ownership and disposition of the 1996 Securities, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. The Issuer has been provided with an opinion of Federal Tax Counsel regarding the Federal income tax matters discussed below. An opinion of counsel, however, is not binding on the IRS, and no ruling on any of the issues discussed below will be sought from the IRS.

FEDERAL TAX CONSEQUENCES WITH RESPECT TO THE NOTES


         Tax Characterization of the Notes and the Issuer. Federal Tax Counsel has advised the Issuer that based on the terms of the Notes and the transactions relating to the Loans as set forth herein, the Notes will be treated as debt for Federal income tax purposes. There is, however, no specific authority with respect to the characterization for Federal income tax purposes of securities having the same terms as the Notes.

         Federal Tax Counsel is also of the opinion that based on the applicable provisions of the Trust Agreement and related documents, the Issuer will not be classified as an association or publicly traded partnership taxable as a corporation for Federal income tax purposes. However, there are no authorities directly dealing with similar transactions. If the I.R.S. were to successfully characterize the Issuer as a corporation for Federal income tax purposes, the income from the Loans (reduced by deductions, possibly including interest on the Notes) would be subject to Federal income tax at corporate rates, which would reduce the amounts available to make payments on the Notes.

         If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that the Notes were not debt for Federal income tax purposes, the Notes might be treated as equity interests in the Issuer. If so, the Issuer might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to deduct interest on the Notes). The remainder of this discussion assumes that the Notes will be treated as debt and that the Issuer will not be taxable as a corporation.

         Interest Income on the Notes. The stated interest on the Notes will be taxable to a Noteholder as ordinary income when received or accrued in accordance with such Noteholder's method of tax accounting. It is not anticipated that the Notes will be issued with "original issue discount" within the meaning of Section 1273 of the Code ("OID"). A holder who purchases a Note at a discount that exceeds a statutory defined de minimis amount will be subject to the "market discount" rules of the Code, and a holder who purchased a Note at a premium will be subject to the premium amortization rules of the Code.

         Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any OID (if any), market discount and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Subject to the rules of the Code concerning market discount on the Notes, any such gain or loss will be capital gain or loss if the note was held as a capital asset. Capital losses generally may be deducted only to the extent the Noteholder has capital gains for the taxable year, although under certain circumstances non-corporate Noteholders can deduct losses in excess of available capital gains.


         Foreign Holders. If interest paid (or accrued) to a Noteholder who is nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States Federal income tax and withholding tax, if the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Issuer(including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Issuer is a "related person" within the meaning of the Code and (ii) PROVIDES the person otherwise required to withhold U.S. tax with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If the information provided in the statement changes, the foreign person must so inform the person otherwise required to withhold U.S. tax within 30 days of such charge. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States Federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States Federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign individual is not present in the United States for 183 days or more in the taxable year or does not have a tax home in the United States.

         If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt form the withholding tax previously discussed if the holder provides an appropriate statement), the holder generally will be subject to United States Federal income tax on the interest, gain or income at regular Federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

         Information Reporting and Backup Withholding. The Issuer will be required to report annually to the IRS and each Noteholder of record, the amount of interest paid on THE Notes (and the amount of interest withheld for Federal income taxes, if any) for each calendar year except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). Accordingly, each holder (other than exempt holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct Federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Issuer will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability.


FEDERAL TAX CONSEQUENCES WITH RESPECT TO THE CERTIFICATES


         Tax Characterization of the Issuer. The Seller, as general partner, and the Servicer have agreed, and the Certificateholders will agree by their purchase of Certificates, to treat the Issuer as a partnership for federal income tax for purposes with the assets of the partnership being the assets held by the Issuer, the partners of the partnership being the Certificateholders and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Issuer, the Certificates, the Notes, the Seller, and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.


         If the Issuer were held to be an "association" taxable as a corporation for Federal income tax purposes, rather than a partnership, the Issuer would be subject to a corporate level income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Certificates (and Certificateholders could be liable for any such tax that is unpaid by the Issuer). See also the discussion above under"-FEDERAL Tax Consequences with Respect to the Notes-Tax Characterization of the Notes and the Issuer." However, in the opinion of Federal Tax Counsel, the Issuer will not be classified as an association taxable as a corporation because of the nature of its income and because it will not have certain "corporate" characteristics necessary for a business trust to be an association taxable as a corporation.


         Nonetheless, because of the lack of cases or rulings on similar transactions, a variety of alternative characterizations are possible in addition to the position to be taken by Certificateholders that the Certificates represent equity interests in a partnership. For example, because the Certificates have certain features characteristic of debt, the Certificates (other than those representing the initial interest of the Seller and NMELC) might be considered debt of the Issuer or of the Seller. IN SUCH CASE, THE DISCUSSION ABOVE UNDER "--CERTAIN FEDERAL INCOME TAX CONSEQUENCES WITH RESPECT TO THE NOTE" RELATING TO NOTEHOLDERS WOULD ALSO BE GENERALLY APPLICABLE TO CERTIFICATEHOLDERS TREATED AS HOLDERS OF DEBT INSTRUMENTS. The remainder of this summary assumes that the Certificates represent equity interests in a partnership that owns the Loans.


         Partnership Taxation. As a partnership, the Issuer will not be subject to Federal income tax, but each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Issuer. In certain instances, however, the Issuer could have an obligation to make payments of withholding tax on behalf of a Certificateholder. See "Backup Withholding" and "Tax Consequences to Foreign Certificateholders" below. The Issuer's income will consists primarily of interest accrued on the Loans, including appropriate adjustments for market discount (as discussed below), and any original issue discount and bond premium, investment income from investments in the Issuer Accounts and Certificate Distribution Account and any gain upon collection or disposition of the Loans. The Issuer's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees and losses or deductions upon collection or disposition of the Loans.


         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and Related Documents). The Trust Agreement will provide that the Certificateholders will be allocated taxable income of the Issuer on a monthly basis as follows: first, items of gross income will be allocated among Certificateholders until the Certificateholders have been allocated income equal to the interest paid on their respective Certificates plus interest accrued by the Issuer and reasonably expected to be paid during the next month; remaining gross income items and all items of deduction and loss are then allocated to the Depositor and NMELC. It is believed that this allocation will be valid under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, under the foregoing method of allocation, holders may be allocated income greater than the amount of interest accruing on the Certificates based on the Certificate Rate or may be allocated income greater than the amount of cash distributed to them.


         It is possible that the IRS would require Certificateholders to report net income consisting of a greater share of items of income offset by items of deduction rather than simply reporting items of gross income in the "net" amount. In such case, each Certificateholder would account on its own tax return for the items of deduction as well as the items of income. An individual taxpayer may generally deduct miscellaneous itemized deductions (which do not include interest expenses) only to the extent they exceed two percent of the individual's adjusted gross income. Those limitations would apply to an individual Certificateholder's share of expenses of the Issuer (including fees paid to the Servicer) and might result in such holder having net taxable income that exceeds the amount of cash actually distributed to such holder over the life of the Issuer. In addition, Section 68 of the Code provides that the amount of certain itemized deductions otherwise allowable for the taxable year of an individual whose adjusted gross income exceeds an inflation-adjusted threshold amount specified in the Code ($114,700 for taxable years beginning in 1995, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deduction otherwise allowable for such taxable year.

         Market Discounts. To the extent that the Loans are purchased by the Issuer for a price that is less than the aggregate stated redemption price at maturity of the Loans, the Issuer must account for "market discount" on the Loans pursuant to Section 1276 of the Code. Any market discount will be accounted for each of the Loans on an individual basis, and the Issuer will make an election to calculate such market discount as it economically accrues. Any income resulting from the accrual of market discount will be allocated to the Certificateholders as described above.

         Original Issue Discount and Bond Premium. It is believed that the Loans were not and will not be issued with OID or at a premium, and, therefore, the Issuer should not have OID income or amortizable bond premium.

         Section 708 Termination. Under Section 708 of the Code, a partnership will be deemed to terminate for Federal income tax purposes if 50% or more of the capital and profits interests in the partnership are sold or exchanged within a 12-month period. If such a termination occurs, A NEW partnership will be TREATED AS REPLACING THE FORMER partnership. The Issuer may not comply with technical requirements that might apply when such a constructive termination occurs. As a result, the Issuer may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Issuer might not be able to comply due to lack of data.


         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of a Certificate in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificate sold. A Certificateholder's tax basis in a Certificate will generally equal his cost increased by his share of Issuer income that is includable in his gross income and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Issuer. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Issuer does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid these special reporting requirements, the Issuer will elect to include any such market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including attributable to disallowed miscellaneous itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferor and Transferee. In general, the Issuer's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect the tax liability and tax basis of the holder) attributable to periods before the actual purchase takes place.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or is allowed only for transfers of less than all of the partner's interest), taxable income and losses of the Issuer might be reallocated among the Certificateholders. The Affiliated Purchaser is authorized to revise the Issuer's method of allocation between transferors and transferees to conform to a method permitted by any future authority.

         Section 754 Election. In the event that a Certificateholder sells a Certificate at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificate than the selling Certificateholder had. The tax basis of the Issuer's assets will not be adjusted to reflect that higher (or lower) basis unless the Issuer files an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Issuer will not make such an election. As a result, Certificateholders might be allocated a greater or lesser amount of Issuer income than would be appropriate based on their own purchase price for Certificates.


         Administrative Matters. The Servicer, on behalf of the Issuer, is required to keep or cause to be kept complete and accurate books of the Issuer. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the taxable year of the Issuer will be the calendar year. A partnership information return

(IRS Form 1065) WILL BE FILED with the IRS for each taxable year of the Issuer WHICH will report to holders (and to the IRS) each Certificateholder's allocable share of items of Issuer income and expense on Schedule K-1. The Issuer will provide the Schedule K-1 information to nominees that fail to provide the Issuer with the information statement described below and such nominees will be required to force such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information returns filed by the Issuer or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.


         Under Section 6031 of the Code, any person that holds Certificates as a nominee on behalf of another person at any time during a calendar year is required to furnish the Issuer with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing and (z) certain information concerning Certificates that were held, acquired or transferred on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Issuer information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act that holds Certificates as a nominee is not required to furnish any such information statement to the Issuer. The information referred to above for any calendar year must be furnished to the Issuer on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Issuer with the information described above may be subject to penalties. The Issuer will provide the Schedule K-1 information to nominees that fail to provide the Issuer with the information described above and such nominees will be required to forward such information to the beneficial owners of the Certificates.

         The Seller, as the "tax matters partner," will be responsible for representing the Certificateholders in any dispute with the IRS with respect to partnership items. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Issuer by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Issuer. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Issuer.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates may be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

         Tax Consequences to Foreign Certificateowners. As discussed below, an investment in a Certificate is not suitable for any non-U.S. person which is not eligible for a complete exemption from U.S. withholding tax on interest under a tax treaty with the United States. Accordingly, no interest in a Certificate should be acquired by or on behalf of any such non-U.S. person.

         No regulations, published rulings or judicial decisions exist that would discuss the characterization for Federal withholding tax purposes with respect to non-U.S. persons of a partnership with activities substantially the same as the Issuer. However, it is not expected that the trust would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes with respect to non-U.S. persons. If the Issuer were considered to be engaged in a trade or business in the United States for such purposes, the income of the Issuer, distributable to a non-U.S. person would be subject to Federal withholding tax at a rate of 35% for persons taxable as a corporation and 39.6% for all other non-U.S. persons. Also, in such cases, a non-U.S. Certificateowner that is a corporation may be subject to the branch profits tax. If the Issuer is notified that a Certificateowner is a foreign person, the Issuer may withhold as if it were engaged in a trade or business in the United States in order to protect the Issuer from possible adverse consequences of a failure to withhold. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Issuer to change its withholding procedures.

         Each foreign Certificateowner might be required to file a U.S. individual or corporate income tax return (including in the case of a corporation, the branch profit tax) on its share of the Issuer's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the withholding agent on Form W-8 in order to assure appropriate crediting of any taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for a refund with respect to withheld taxes, taking the position that no taxes were due because the Issuer was not engaged in a U.S. trade or business. However, interest payments made to (or accrued by) a Certificateholder who is a foreign person may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Issuer and for that reason or because of the nature of the Contracts, the interest will likely not be considered "portfolio interest." As a result, even if the Issuer is not considered to be engaged in a U.S. trade or business, Certificateholders will likely be subject to United States Federal income tax which must be withheld at a rate of 30 percent on their share of the Issuer's income (without reduction for interest expense), unless reduced or eliminated pursuant to an applicable income tax treaty. If the Issuer is notified that a Certificateholder or Certificateowner is a foreign person, the Issuer may be required to withhold and pay over such tax, which can exceed the amounts otherwise available for distribution to such Certificateholder. A foreign holder would generally be entitled to file with the IRS a refund claim for such withheld taxes, taking the position that the interest was portfolio interest and therefore not subject to U.S. tax. However, the IRS may disagree and no assurance can be given as to the appropriate amount of tax liability. As a result, each potential foreign Certificateowner should consult its tax advisor as to whether the tax consequences of holding an interest in a Certificate make it an unsuitable investment.

OTHER TAX CONSEQUENCES

         No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of the Securities in any state or locality. Securityholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of the Securities.

                              ERISA CONSIDERATIONS


         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each a "Plan") and (d) persons who have specified relationships to such Plans ("Parties in Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Co. v. Harris TRUST and SAVINGS Bank, 114 S. Ct. 517
(1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract ACCOUNTED FOR IN THE INSURANCE COMPANY'S GENERAL ACCOUNT), and the insurance company might be treated as a Party in Interest AND A DISQUALIFIED PERSON with respect to a Plan by virtue of such investment. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits transactions between a Plan and Parties in Interest or Disqualified Persons with respect to such Plans.


         Generally, the 1996 Certificates and any beneficial interest in such Certificates may not be acquired by a Plan.

         Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transaction provisions of ERISA and
Section 4975 of the Code. Accordingly, assets of such plans may, subject to the provisions of any other applicable federal and state law, be invested in the Securities of any series without regard to the ERISA considerations described herein. It should be noted, however, that any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         By accepting and holding a Certificate or an interest therein, the Certificateholder thereof shall be deemed to have represented and warranted that it is not subject to the prohibited transaction provisions of ERISA.

                                  UNDERWRITING


         Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Notes and the Certificates (the "Underwriting Agreement"), the Seller has agreed to cause the Issuer to sell to Smith Barney Inc. (the "Underwriter"), and the Underwriter has agreed to purchase, $67,000,000 in principal amount of A-1 Notes, $48,800,000 in principal amount of A-2 Notes and $7,700,000 in principal amount of Certificates.

         In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase (i) all such 1996 Notes if any of the 1996 Notes are purchased and (ii) all such 1996 Certificates if any of the 1996 Certificates are purchased. The Seller has been advised by the Underwriter that the Underwriter proposes initially to offer the 1996 Securities to the public at the respective public offering prices set forth on the COVER page of this Prospectus, and to certain dealers at such prices less a concession not in excess of ____% per 1996 Note and ____% per 1996 Certificate. The Underwriter may allow and such dealers may reallow to other dealers a discount not in excess of ____% per 1996 Note and ____% per 1996 Certificate. After the initial public offering, such public offering prices, concessions and reallowances may be changed.

         The Underwriting Agreement provides that NELLIE MAE, INC. will indemnify the Underwriter against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriter may be required to make in respect thereof.


         The closing of the sale of the 1996 Certificates is conditioned on the closing of the sale of the 1996 Notes, and the closing of the sale of the 1996 Notes is conditioned on the closing of the sale of the 1996 Certificates.

                              FINANCIAL INFORMATION


         The Seller and NELLIE MAE, INC. have determined that their financial statements are not material to the offering made hereby. The Issuer will engage in no activities other than as described herein. Accordingly, no financial statements with respect to the Issuer are included in this Prospectus.


                                  LEGAL MATTERS


         LEGAL matters relating to the Issuer, the Seller, NMELC and NELLIE MAE, INC. will be passed upon by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts and for the Underwriter by Palmer & Dodge LLP, Boston, Massachusetts. Palmer & Dodge LLP has performed legal services for NELLIE MAE, INC. and it is expected that it will continue to perform legal services for the NELLIE MAE, INC. in the future. FEDERAL and state income tax and other matters for the Issuer will be passed on by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                           REPORTS TO SECURITYHOLDERS


         Periodic and annual reports concerning the 1996 Securities and the Issuer will be provided to the Securityholders. See" INFORMATION REGARDING THE 1996 SECURITIES-Reports to Securityholders." Each CLASS of 1996 Notes and the 1996 Certificates will be issued in book-entry form and registered in the name of Cede & Co., the nominee of The Depository Trust Company. All reports will be provided to Cede & CO., which in turn will provide such reports to its Participants and Indirect Participants. Such Participants and Indirect Participants will then forward such reports to the beneficial owners of 1996 Securities.

                              AVAILABLE INFORMATION

         THE SELLER HAS FILED, ON BEHALF OF THE ISSUER, A REGISTRATION STATEMENT ON FORM S-3 (TOGETHER WITH ALL AMENDMENTS AND EXHIBITS THERETO, THE "REGISTRATION STATEMENT"), OF WHICH THIS PROSPECTUS IS A PART, UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") WITH RESPECT TO THE 1996 SECURITIES. THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT, CERTAIN PARTS OF WHICH HAVE BEEN OMITTED IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE COMMISSION. STATEMENTS MADE IN THIS PROSPECTUS AS TO THE CONTENTS OF ANY CONTRACT, AGREEMENT OR OTHER DOCUMENT FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OR INCORPORATED BY REFERENCE THEREIN, DO NOT NECESSARILY DESCRIBE ALL TERMS OR PROVISIONS OF SUCH CONTRACT, AGREEMENT OR OTHER DOCUMENT. WITH RESPECT TO EACH SUCH CONTRACT, AGREEMENT, OR OTHER DOCUMENT FILED OR INCORPORATED BY AS AN EXHIBIT TO THE REGISTRATION STATEMENT, REFERENCE IS MADE TO SUCH EXHIBIT FOR A MORE COMPLETE DESCRIPTION OF THE MATTER INVOLVED, AND EACH STATEMENT IS QUALIFIED IN ITS ENTIRETY BY SUCH REFERENCE.

         THE REGISTRATION STATEMENT AND AMENDMENTS THEREOF AND EXHIBITS THERETO, ARE AVAILABLE FOR INSPECTION WITHOUT CHARGE AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE COMMISSION AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549; SEVEN WORLD TRADE CENTER, 13TH FLOOR, NEW YORK, NEW YORK 10048; AND NORTHWESTERN ATRIUM CENTER, 500 WEST MADISON STREET, SUITE 1400, CHICAGO, ILLINOIS 60661-2511. COPIES OF THE REGISTRATION STATEMENT AND AMENDMENTS THEREOF AND EXHIBITS THERETO MAY BE OBTAINED FROM THE PUBLIC REFERENCE SECTION OF THE COMMISSION, 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549, AT PRESCRIBED RATES.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Any documents filed by or on behalf of the Issuer with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the 1996 Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus. The Seller will provide without charge to each person to whom a copy of the Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Nellie Mae Education Funding, LLC, 50 Braintree Hill Park, Suite 300, Braintree, Massachusetts 02184,
Attention: John F. Remondi, Telephone: (617) 849-1325.

                         GLOSSARY OF MAJOR DEFINED TERMS

         "ACCOUNT" SHALL MEAN ANY OF THE ACCOUNTS ESTABLISHED BY THE INDENTURE.

         "ACQUISITION ACCOUNT" SHALL MEAN THE ACCOUNT SO DESIGNATED AND ESTABLISHED IN THE STUDENT LOAN ACQUISITION FUND BY THE INDENTURE.

         "ADMINISTRATION ACCOUNT" SHALL MEAN THE ACCOUNT SO DESIGNATED AND ESTABLISHED IN THE SERVICES FUND BY THE INDENTURE.

         "ADMINISTRATION AGREEMENT" SHALL MEAN THE ADMINISTRATION AGREEMENT DATED AS OF JUNE 1, 1996, AMONG THE ISSUER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE AND THE ADMINISTRATOR, AS AMENDED FROM TIME TO TIME.

         "ADMINISTRATION FEE" SHALL MEAN, AS OF ANY DATE OF CALCULATION, THE SUM OWED TO THE ADMINISTRATOR PURSUANT TO THE TERMS OF THE ADMINISTRATION AGREEMENT.

         "ADMINISTRATION REQUIREMENT" SHALL MEAN, AS OF ANY DATE OF CALCULATION AND WITH RESPECT TO A PARTICULAR SERIES, THE ADMINISTRATIVE EXPENSES DUE AS OF SUCH DATE WITH RESPECT TO SUCH SERIES.

         "ADMINISTRATIVE EXPENSES" SHALL MEAN THE FEES AND EXPENSES OF THE INDENTURE TRUSTEE, THE OWNER TRUSTEE, THE AUTHENTICATING AGENT, THE ADMINISTRATOR AND THE SERVICER, PROVIDED, HOWEVER, THAT THE FEES AND EXPENSES DESCRIBED SHALL NOT EXCEED ANY AMOUNT SPECIFIED IN THE RELATED TERMS SUPPLEMENT.

         "ADMINISTRATOR" SHALL MEAN NELLIE MAE, INC., A MASSACHUSETTS NON-PROFIT CORPORATION, OR ANY SUCCESSORS OR ASSIGNS.

         "AFFILIATE" SHALL MEAN, WITH RESPECT TO ANY SPECIFIED PERSON, ANY OTHER PERSON CONTROLLING OR CONTROLLED BY OR UNDER COMMON CONTROL WITH SUCH SPECIFIED PERSON. FOR THE PURPOSES OF THIS DEFINITION, "CONTROL," WHEN USED WITH RESPECT TO ANY SPECIFIED PERSON, SHALL MEAN THE POWER TO DIRECT THE MANAGEMENT AND POLICIES OF SUCH PERSON, DIRECTLY OR INDIRECTLY, WHETHER THROUGH THE OWNERSHIP OF VOTING SECURITIES, BY CONTRACT OR OTHERWISE, AND THE TERMS "CONTROLLING" AND "CONTROLLED" SHALL HAVE MEANINGS CORRELATIVE TO THE FOREGOING.

         "AUTHORIZED DENOMINATIONS" SHALL MEAN, WITH RESPECT TO THE INITIAL OFFERING OF THE SECURITIES, $20,000 OR ANY INTEGRAL MULTIPLE THEREOF, AND IN ALL OTHER RESPECTS SHALL MEAN $1,000 OR ANY INTEGRAL MULTIPLE THEREOF; PROVIDED, HOWEVER, THAT CERTIFICATES ISSUED TO THE DEPOSITOR AND NMI EDUCATION LOAN CORPORATION MAY BE ISSUED IN SUCH DENOMINATIONS AS TO INCLUDE ANY RESIDUAL AMOUNT OF CERTIFICATES TO BE ISSUED.

         "AUTHORIZED OFFICER," WHEN USED WITH REFERENCE TO THE ISSUER, SHALL MEAN ANY OFFICER OF THE OWNER TRUSTEE OR THE ADMINISTRATOR, AS APPLICABLE, IN MATTERS RELATING TO THE ISSUER AND WHO IS IDENTIFIED ON THE LIST OF AUTHORIZED OFFICERS DELIVERED BY THE OWNER TRUSTEE TO THE INDENTURE TRUSTEE ON THE CLOSING DATE RELATING TO THE INITIAL ISSUANCE OF A SERIES OF NOTES.

         "BALANCES" WHEN USED WITH REFERENCE TO ANY ACCOUNT OR FUND SHALL MEAN THE SUM OF THE FOLLOWING ASSETS IN OR DEPOSITED TO THE CREDIT OF SUCH ACCOUNT OR
FUND: (i) INVESTMENT SECURITIES COMPUTED AT THE VALUE OF INVESTMENT SECURITIES;
(ii) FINANCED LOANS COMPUTED AT THE OUTSTANDING BALANCE OF THEIR PRINCIPAL AMOUNTS PLUS ACCRUED BUT UNPAID INTEREST; AND (iii) LAWFUL MONEY OF THE UNITED STATES.

         "BASIC DOCUMENTS" SHALL MEAN THE TRUST AGREEMENT, THE INDENTURE, EACH TERMS SUPPLEMENT, EACH TRUST SUPPLEMENT, THE SALES AGREEMENT, THE PURCHASE AGREEMENT, THE ADMINISTRATION AGREEMENT, THE SERVICING AGREEMENT AND OTHER DOCUMENTS AND CERTIFICATES TO BE DELIVERED IN CONNECTION THEREWITH AND ALL AMENDMENTS AND SUPPLEMENTS THERETO.

         "BENEFIT PLAN" SHALL MEAN ANY (i) EMPLOYEE BENEFIT PLAN (AS DEFINED IN
SECTION 3(3) OF ERISA) WHICH IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA,
(ii) PLANS DESCRIBED IN SECTION 4975 (e)(1) OF THE CODE, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS DESCRIBED IN SECTION 408(a) OF THE CODE OR KEOGH PLANS OR
(iii) OR ANY ENTITY (INCLUDING AN INSURANCE COMPANY GENERAL ACCOUNT) WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY.

         "BOOK-ENTRY CERTIFICATE" SHALL MEAN A BENEFICIAL INTEREST IN THE CERTIFICATES, OWNERSHIP AND TRANSFER OF WHICH SHALL BE MADE THROUGH BOOK ENTRIES BY A SECURITIES DEPOSITORY.

         "BUSINESS DAY" SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR OTHER DAY ON WHICH BANKS IN THE CITY OF BOSTON, MASSACHUSETTS, OR NEW YORK, NEW YORK ARE REQUIRED OR AUTHORIZED BY LAW OR EXECUTIVE ORDER TO CLOSE.

         "CAPITALIZED INTEREST" SHALL MEAN ALL INTEREST WHICH HAS BEEN ACCRUED BUT NOT PAID ON FINANCED LOANS FOR WHICH THE BORROWER IS ENTITLED TO ELECT, AND HAS ELECTED, TO DEFER PAYMENTS OF PRINCIPAL OF AND INTEREST ON SUCH LOAN.

         "CERTIFICATE" SHALL MEAN A CERTIFICATE EVIDENCING THE BENEFICIAL INTEREST OF A CERTIFICATEHOLDER IN THE TRUST.

         "CERTIFICATE BALANCE" SHALL EQUAL, INITIALLY, THE INITIAL CERTIFICATE BALANCE AND, THEREAFTER, SHALL EQUAL THE INITIAL CERTIFICATE BALANCE INCREASED BY THE PRINCIPAL BALANCE OF EACH SUBSEQUENT CLASS OF CERTIFICATES ISSUED PURSUANT TO A TRUST SUPPLEMENT AND REDUCED BY ALL AMOUNTS ALLOCABLE TO PRINCIPAL PREVIOUSLY DISTRIBUTED TO CERTIFICATEHOLDERS. NOTWITHSTANDING THE FOREGOING, WHERE ANY PROVISION OF THE TRUST AGREEMENT OR A TRUST SUPPLEMENT PERMITS OR AUTHORIZES CERTIFICATEHOLDERS HOLDING A SPECIFIED PERCENTAGE OR AMOUNT OF THE CERTIFICATE BALANCE TO TAKE ANY ACTION OR GRANT ANY APPROVAL, THE HOLDERS OF THE CERTIFICATES SHALL BE DEEMED TO HAVE A CERTIFICATE BALANCE EQUAL TO 99%.

         "CERTIFICATE FUND" SHALL MEAN THE FUND SO DESIGNATED AND ESTABLISHED BY THE TRUST AGREEMENT.

         "CERTIFICATE INTEREST ACCOUNT" SHALL MEAN THE ACCOUNT SO DESIGNATED AND ESTABLISHED IN THE CERTIFICATE FUND BY THE TRUST AGREEMENT.

         "CERTIFICATE OWNER" SHALL MEAN, WITH RESPECT TO A BOOK-ENTRY CERTIFICATE, THE PERSON WHO IS THE BENEFICIAL OWNER OF SUCH BOOK-ENTRY CERTIFICATE, AS REFLECTED ON THE BOOKS OF THE SECURITIES DEPOSITORY, OR ON THE BOOKS OF A PERSON MAINTAINING AN ACCOUNT WITH SUCH SECURITIES DEPOSITORY (DIRECTLY AS A SECURITIES DEPOSITORY PARTICIPANT OR AS AN INDIRECT PARTICIPANT, IN EACH CASE IN ACCORDANCE WITH THE RULES OF SUCH SECURITIES DEPOSITORY).

         "CERTIFICATE INTEREST RATE" SHALL MEAN, WITH RESPECT TO ANY CLASS OF CERTIFICATES, THE PER ANNUM RATE DETERMINED AS SET FORTH IN THE RELATED TRUST SUPPLEMENT.

         "CERTIFICATE PAYMENT ACCOUNT" SHALL MEAN THE ACCOUNT SO DESIGNATED AND ESTABLISHED IN THE CERTIFICATE FUND BY THE TRUST AGREEMENT.

         "CERTIFICATEHOLDER" SHALL MEAN A PERSON IN WHOSE NAME A CERTIFICATE IS REGISTERED IN THE CERTIFICATE REGISTER.

         "CLASS" SHALL MEAN, (i) WITH RESPECT TO ANY SERIES OF NOTES, ALL NOTES OF SUCH SERIES WHOSE FINAL INSTALLMENT OF PRINCIPAL HAS THE SAME MATURITY DATE AND (ii) WITH RESPECT TO THE CERTIFICATES, ALL CERTIFICATES WHOSE FINAL INSTALLMENT OF PRINCIPAL HAS THE SAME MATURITY DATE.

         "CLOSING DATE" SHALL MEAN, WITH RESPECT TO CERTIFICATES, THE DATE IDENTIFIED AS SUCH IN THE RELATED TRUST SUPPLEMENT AND, WITH RESPECT TO NOTES, THE DATE IDENTIFIED AS SUCH IN THE RELATED TERMS SUPPLEMENT.

         "CODE" SHALL MEAN THE INTERNAL REVENUE CODE OF 1986, AS AMENDED FROM TIME TO TIME, AND TREASURY REGULATIONS PROMULGATED THEREUNDER.

         "COLLECTOR" SHALL MEAN THE ADMINISTRATOR OR COLLECTION AGENCY RETAINED BY THE ADMINISTRATOR TO COLLECT AMOUNTS OUTSTANDING ON FINANCED LOANS UPON ACCELERATION AFTER DEFAULT.

         "COMMONWEALTH" SHALL MEAN THE COMMONWEALTH OF MASSACHUSETTS.

         "COST OF ISSUANCE ACCOUNT" SHALL MEAN THE ACCOUNT SO DESIGNATED AND ESTABLISHED IN THE SERVICES FUND BY THE INDENTURE.

         "COSTS OF ISSUANCE" FOR EACH SERIES OF NOTES OR CERTIFICATES SHALL MEAN ALL ITEMS OF EXPENSE ALLOCABLE TO THE AUTHORIZATION, ISSUANCE, SALE AND DELIVERY OF SUCH SERIES OF NOTES OR CERTIFICATES, INCLUDING WITHOUT LIMITATION COSTS OF PLANNING AND FEASIBILITY STUDIES, COSTS OF FINANCIAL ADVISORY, LEGAL, ACCOUNTING AND MANAGEMENT SERVICES AND SERVICES OF OTHER CONSULTANTS AND PROFESSIONALS AND RELATED CHARGES, FEES AND DISBURSEMENTS, COSTS OF PREPARATION AND REPRODUCTION OF DOCUMENTS, COSTS OF PREPARATION AND PRINTING OF ANY OFFERING DOCUMENT RELATING TO THE NOTES OR CERTIFICATES, ADVERTISING AND PRINTING COSTS, FILING AND RECORDING FEES, ANY INITIAL FEES AND CHARGES OF THE INDENTURE TRUSTEE, AUTHENTICATING AGENT OR OWNER TRUSTEE, RATING AGENCY FEES, COSTS OF PREPARATION, EXECUTION, TRANSPORTATION AND SAFEKEEPING OF NOTES OR CERTIFICATES, AND ANY OTHER COSTS, CHARGES OR FEES INCURRED IN CONNECTION WITH THE ISSUANCE OF THE NOTES OR CERTIFICATES.

         "CUSTODIAN," SHALL MEAN USA LOAN SERVICES, INC., A DELAWARE CORPORATION, ITS CORPORATE SUCCESSORS AND ASSIGNS, AND ANY OTHER ORGANIZATION WITH WHICH THE INDENTURE TRUSTEE AND THE ISSUER HAVE ENTERED INTO OR WILL ENTER INTO IN THE FUTURE A CUSTODY AGREEMENT.

         "CUSTODY AGREEMENT" SHALL MEAN THE AGREEMENT TO BE ENTERED INTO AMONG THE INDENTURE TRUSTEE, THE CUSTODIAN AND THE ISSUER REGARDING THE CUSTODY OF THE PROMISSORY NOTES SIGNED BY THE OBLIGORS OF THE FINANCED LOANS.

         "DEBT SERVICE RESERVE FUND" SHALL MEAN THE FUND SO DESIGNATED AND ESTABLISHED BY THE INDENTURE.

         "DEBT SERVICE RESERVE REQUIREMENT" SHALL MEAN AN AMOUNT EQUAL TO THE GREATER OF (i) TWO PERCENT (2%) OF THE AGGREGATE PRINCIPAL AMOUNT OUTSTANDING OF THE SERIES 1996-A NOTES AND THE CLASS 1996-A CERTIFICATES OR (ii) $500,000.

         "DEFAULTED LOAN" SHALL MEAN A FINANCED LOAN WHICH IS MORE THAN 180 DAYS DELINQUENT IN PAYMENT OF PRINCIPAL OR INTEREST.

         "DEFERRED INTEREST" WITH RESPECT TO EACH SERIES AND CLASS OF NOTES SHALL HAVE THE MEANING SET FORTH IN THE RELATED TERMS SUPPLEMENT AND WITH RESPECT TO EACH CLASS OF CERTIFICATES SHALL HAVE THE MEANING SET FORTH IN THE RELATED TRUST SUPPLEMENT.

         "DEPOSITOR" SHALL MEAN THE SELLER IN ITS CAPACITY AS DEPOSITOR UNDER THE TRUST AGREEMENT.

         "DISTRIBUTION DATE" SHALL MEAN AS TO EACH SERIES AND CLASS OF NOTES AND TO EACH CLASS OF CERTIFICATES, THE FIFTEENTH (15TH) DAY OF EACH MONTH.

         "DOLLAR" AND "$" SHALL MEAN THE LAWFUL CURRENCY OF THE UNITED STATES OF AMERICA.

         "ERISA" SHALL MEAN THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED.

         "EXCHANGE ACT" SHALL MEAN THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         "FINANCED LOAN" SHALL MEAN ANY LOAN WHICH, FROM TIME TO TIME, IS ASSIGNED BY THE ISSUER TO THE INDENTURE TRUSTEE TO SERVE AS SECURITY FOR THE PAYMENT OF ALL AMOUNTS DUE TO NOTEHOLDERS UNDER THE NOTES AND INCLUDED IN THE STUDENT LOAN PORTFOLIO FUND. THE INITIAL FINANCED LOANS SUBJECT TO THE LIEN OF THE INDENTURE SHALL BE LISTED ON THE SCHEDULE OF FINANCED LOANS SET FORTH IN SCHEDULE A TO THE SALES AGREEMENT. THE FINANCED LOANS TO BE PLEDGED BY THE ISSUER TO THE INDENTURE TRUSTEE IN CONNECTION WITH THE ISSUANCE OF EACH ADDITIONAL SERIES OF NOTES SHALL BE LISTED ON THE SCHEDULE OF FINANCED LOANS APPEARING ON SCHEDULE A TO THE RELATED SUPPLEMENTAL SALES AGREEMENT. A MASTER SCHEDULE OF FINANCED LOANS LISTING ALL FINANCED LOANS SHALL BE MAINTAINED BY THE ISSUER. EACH SCHEDULE OF FINANCED LOANS SHALL BE AMENDED FROM TIME TO TIME BY THE ISSUER TO REFLECT ACCURATELY THE FINANCED LOANS THEN SUBJECT TO THE LIEN OF THE INDENTURE.

         "FITCH" SHALL MEAN FITCH INVESTORS SERVICE, INC. (WHOSE ADDRESS IS ONE STATE STREET PLAZA, NEW YORK, NEW YORK 10004) AND ITS CORPORATE SUCCESSORS.

         "FUND" SHALL MEAN ANY OF THE FUNDS SO DESIGNATED AND ESTABLISHED BY THE INDENTURE OR THE TRUST AGREEMENT.

         "GUARANTOR" SHALL MEAN TERI OR PENN, AS APPLICABLE OR ANY OTHER GUARANTOR AS SPECIFIED IN THE RELATED TERMS SUPPLEMENT.

         "GUARANTY AGREEMENT" SHALL MEAN THE TERI GUARANTY AGREEMENT OR THE PENN GUARANTY AGREEMENT, AS APPLICABLE, INCLUDING, IN EITHER CASE, ANY SUPPLEMENT OR AMENDMENT THERETO ENTERED INTO IN ACCORDANCE WITH THE PROVISIONS THEREOF, OR ANY OTHER GUARANTY AGREEMENT AS SPECIFIED IN THE RELATED TERMS SUPPLEMENT.

         "HOLDER" OR "HOLDERS" SHALL MEAN A REGISTERED OWNER OF THE NOTES OR THE CERTIFICATES, AS THE CONTEXT REQUIRES.

         "INDENTURE" SHALL MEAN THE MASTER INDENTURE AND ANY TERMS SUPPLEMENT, EACH AS FROM TIME TO TIME AMENDED OR SUPPLEMENTED WITH RESPECT TO WHICH THE NOTES ISSUED THEREUNDER ARE STILL OUTSTANDING.

         "INDENTURE TRUST ESTATE" SHALL MEAN (i) ALL REVENUES; (ii) THE BALANCES ON DEPOSIT IN ALL SUBACCOUNTS, ACCOUNTS AND FUNDS (WHETHER DERIVED FROM PROCEEDS OF SALE OF THE NOTES, FROM REVENUES OR FROM ANY OTHER SOURCE, EXCLUDING THE CERTIFICATE FUND); (iii) ALL RIGHTS, TITLE, INTEREST AND PRIVILEGES OF THE ISSUER AS OWNER OF THE FINANCED LOANS IN AND TO (a) THE FINANCED LOANS, INCLUDING ALL PROMISSORY NOTES EVIDENCING THE INDEBTEDNESS FOR FINANCED LOANS AND ALL RELATED DOCUMENTATION, AND ALL RIGHTS OF THE ISSUER TO RECEIVE ANY AND ALL PAYMENTS OF ANY NATURE AND FROM ANY SOURCE WITH RESPECT TO THE FINANCED LOANS, (b) EACH GUARANTY AGREEMENT INSOFAR AS IT RELATES TO FINANCED LOANS, (c) THE ADMINISTRATION AGREEMENT, (d) THE SERVICING AGREEMENT AND (e) ANY SALES AGREEMENTS WITH THE SELLER WITH RESPECT TO THE FINANCED LOANS; (iv) ALL PRODUCTS AND PROCEEDS OF ANY OF THE FOREGOING; AND (v) ALL OTHER PROPERTY OF EVERY KIND AND NATURE WHICH IS NOW OR FROM TIME TO TIME HEREAFTER PLEDGED, ASSIGNED OR TRANSFERRED AS AND FOR SECURITY HEREUNDER TO THE INDENTURE TRUSTEE BY THE ISSUER OR BY ANYONE ON ITS BEHALF.

         "INDENTURE TRUSTEE" SHALL MEAN STATE STREET BANK AND TRUST COMPANY, A MASSACHUSETTS TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS INDENTURE TRUSTEE UNDER THE INDENTURE.

         "INITIAL PERIOD" SHALL MEAN, AS TO ANY CLASS OF NOTES AND CLASS OF CERTIFICATES, THE PERIOD COMMENCING ON THE CLOSING DATE AND CONTINUING WITH RESPECT TO EACH CLASS OF NOTES, THROUGH THE DAY IMMEDIATELY PRECEDING THE INITIAL RATE ADJUSTMENT DATE FOR SUCH CLASS OF NOTES, AND WITH RESPECT TO EACH CLASS OF CERTIFICATES, THROUGH THE DAY IMMEDIATELY PRECEDING THE INITIAL RATE ADJUSTMENT DATE FOR SUCH CLASS OF CERTIFICATES.

         "INITIAL POOL BALANCE" SHALL MEAN, WITH RESPECT TO ANY SERIES, THE SUM OF THE RELATED POOL BALANCE AS OF THE CLOSING DATE, PLUS THE PRINCIPAL BALANCE OF EACH ADDITIONAL FINANCED LOAN PURCHASED BY THE ISSUER ON EACH TRANSFER DATE DURING THE RELATED FUNDING PERIOD.

         "INSOLVENCY EVENT" MEANS, WITH RESPECT TO A SPECIFIED PERSON, (a) THE FILING OR ENTRY OF A DECREE OR ORDER FOR RELIEF BY A COURT HAVING JURISDICTION IN THE PREMISES IN RESPECT OF SUCH PERSON OR ANY SUBSTANTIAL PART OF ITS PROPERTY IN AN INVOLUNTARY CASE UNDER ANY APPLICABLE FEDERAL OR STATE BANKRUPTCY, INSOLVENCY OR OTHER SIMILAR LAW NOW OR HEREAFTER IN EFFECT, OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, CUSTODIAN, TRUSTEE, SEQUESTRATOR OR SIMILAR OFFICIAL FOR SUCH PERSON OR ANY SUBSTANTIAL PART OF ITS PROPERTY, OR ORDERING THE WINDING-UP OR LIQUIDATION OF SUCH PERSON'S AFFAIRS, AND SUCH DECREE OR ORDER SHALL REMAIN UNSTAYED AND IN EFFECT FOR A PERIOD OF 60 CONSECUTIVE DAYS; OR (b) THE COMMENCEMENT BY SUCH PERSON OF A VOLUNTARY CASE UNDER ANY APPLICABLE FEDERAL OR STATE BANKRUPTCY, INSOLVENCY OR OTHER SIMILAR LAW NOW OR HEREAFTER IN EFFECT, OR THE CONSENT BY SUCH PERSON TO THE ENTRY OF AN ORDER FOR RELIEF IN AN INVOLUNTARY CASE UNDER SUCH LAW, OR THE CONSENT BY SUCH PERSON TO THE APPOINTMENT OF OR TAKING POSSESSION BY A RECEIVER, LIQUIDATOR, ASSIGNEE, CUSTODIAN, TRUSTEE, SEQUESTRATOR OR SIMILAR OFFICIAL FOR SUCH PERSON OR ANY SUBSTANTIAL PART OF ITS PROPERTY, OR THE MAKING BY SUCH PERSON ANY GENERAL ASSIGNMENT FOR THE BENEFIT OF CREDITORS, OR THE FAILURE BY SUCH PERSON GENERALLY TO PAY ITS DEBTS AS SUCH DEBTS BECOME DUE, OR THE TAKING OF ACTION BY SUCH PERSON IN FURTHERANCE OF ANY OF THE FOREGOING.

         "INTEREST PERIOD" SHALL MEAN, AS TO EACH SERIES AND CLASS OF NOTES AND EACH CLASS OF CERTIFICATES, THE INITIAL PERIOD AND THEREAFTER EACH PERIOD COMMENCING ON A RATE ADJUSTMENT DATE AND ENDING ON THE DAY BEFORE THE NEXT RATE ADJUSTMENT DATE.

         "INTEREST RATE" SHALL MEAN, WITH RESPECT TO EACH CLASS OF NOTES, THE RATE OF INTEREST PER ANNUM BORNE BY SUCH CLASS OF NOTES AS SET FORTH IN THE RELATED TERMS SUPPLEMENT, AND WITH RESPECT TO EACH CLASS OF CERTIFICATES, THE RATE OF INTEREST PER ANNUM BORNE BY SUCH CLASS OF CERTIFICATES AS SET FORTH IN THE RELATED TRUST SUPPLEMENT.

         "ISSUER" SHALL MEAN THE NELLIE MAE EDUCATION LOAN TRUST ESTABLISHED UNDER THE TRUST AGREEMENT UNTIL A SUCCESSOR REPLACES IT AND, THEREAFTER, SHALL MEAN THE SUCCESSOR AND, FOR PURPOSES OF ANY PROVISION CONTAINED IN THE INDENTURE AND REQUIRED BY THE TIA, EACH OTHER OBLIGOR OF THE NOTES.

         "LIBOR RATE" SHALL MEAN, WITH RESPECT TO ANY CLASS OF NOTES OR CLASS OF CERTIFICATES, THE RATE PER ANNUM EQUAL TO (a) THE ANNUAL RATE OF INTEREST PUBLISHED OR REPORTED BY THE TELERATE SERVICE (BY REFERENCE TO THE SCREEN PAGE CURRENTLY DESIGNATED AS "PAGE 3750" ON THAT SERVICE OR SUCH OTHER SERVICE AS MAY BE NOMINATED BY THE BRITISH BANKERS' ASSOCIATION AS THE INFORMATION VENDOR FOR THE PURPOSE OF DISPLAYING BRITISH BANKERS' ASSOCIATION INTEREST SETTLEMENT RATES FOR U.S. DOLLAR DEPOSITS) AS OF 11:00 A.M., LONDON TIME, ON THE RATE DETERMINATION DATE FOR A ONE MONTH PERIOD, OR (b) IF SUCH A RATE DOES NOT APPEAR ON TELERATE PAGE 3750, THE "LIBOR RATE" FOR THE GIVEN DAY SHALL BE THE ARITHMETIC MEAN OF THE OFFERED RATES FOR DOLLAR DEPOSITS FOR A ONE MONTH PERIOD COMMENCING ON THE RATE DETERMINATION DATE, WHICH RATE APPEARS ON REUTERS LIBO PAGE AS OF 11:00 A.M., LONDON TIME, ON THE RATE DETERMINATION DATE. IF THE RATE DESCRIBED ABOVE DOES NOT APPEAR ON TELERATE PAGE 3750 AND FEWER THAN TWO RATES APPEAR ON REUTERS LIBO PAGE, THE "LIBOR RATE" FOR THE APPLICABLE RATE DETERMINATION DATE SHALL BE DETERMINED IN GOOD FAITH BY THE INDENTURE TRUSTEE FROM SUCH SOURCE AS IT SHALL DETERMINE TO BE COMPARABLE TO TELERATE PAGE 3750 AND REUTERS LIBO PAGE.

         "LIEN" SHALL MEAN A SECURITY INTEREST, LIEN, CHARGE, PLEDGE, EQUITY OR ENCUMBRANCE OF ANY KIND, OTHER THAN TAX LIENS AND OTHER LIENS, IF ANY, WHICH ATTACH TO THE RESPECTIVE FINANCED LOAN BY OPERATION OF LAW AS A RESULT OF ANY ACT OR OMISSION.

         "LOAN" OR "LOANS" SHALL MEAN ANY LOAN ACQUIRED BY THE ISSUER FROM THE SELLER.

         "MASTER INDENTURE" SHALL MEAN THE MASTER TRUST INDENTURE DATED AS OF JUNE 1, 1996 BETWEEN THE ISSUER AND THE INDENTURE TRUSTEE, AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME.

         "MINIMUM AUTHORIZED DENOMINATION" SHALL MEAN, WITH RESPECT TO THE INITIAL OFFERING OF THE SECURITIES, $20,000, AND IN ALL OTHER RESPECTS SHALL MEAN $1,000.

         "MOODY'S" SHALL MEAN MOODY'S INVESTORS SERVICE, INC. (WHOSE ADDRESS IS 99 CHURCH STREET, NEW YORK, NEW YORK 10007-2796, ATTENTION: ABS MONITORING DEPARTMENT, AND ITS CORPORATE SUCCESSORS.

         "NOTEHOLDER" SHALL MEAN ANY PERSON WHO SHALL BE THE REGISTERED OWNER OF ANY NOTE OR THE DULY AUTHORIZED ATTORNEY-IN-FACT OR REPRESENTATIVE OF SUCH PERSON.

         "NOTES" SHALL MEAN THE ASSET-BACKED NOTES ISSUED PURSUANT TO THE MASTER INDENTURE AND A RELATED TERMS SUPPLEMENT.

         "NOTE FUND" SHALL MEAN THE FUND SO DESIGNATED AND ESTABLISHED BY THE INDENTURE.

         "NOTE INTEREST ACCOUNT" SHALL MEAN THE ACCOUNT SO DESIGNATED AND ESTABLISHED IN THE NOTE FUND BY THE INDENTURE.

         "NOTE PAYMENT ACCOUNT" SHALL MEAN THE ACCOUNT SO DESIGNATED AND ESTABLISHED IN THE NOTE FUND BY THE INDENTURE.

         "OUTSTANDING," (A) WHEN USED WITH RESPECT TO NOTES, SHALL REFER TO ANY NOTES EXECUTED, AUTHENTICATED, ISSUED AND DELIVERED UNDER THIS INDENTURE OTHER THAN NOTES (i) FOR THE TRANSFER OR EXCHANGE OF OR IN LIEU OF WHICH OTHER NOTES SHALL HAVE BEEN AUTHENTICATED AND DELIVERED BY THE INDENTURE TRUSTEE PURSUANT TO THE INDENTURE OR (ii) WHICH HAVE BEEN CANCELED, (B) WHEN USED WITH RESPECT TO CERTIFICATES, SHALL REFER TO ANY CERTIFICATES EXECUTED, AUTHENTICATED, ISSUED AND DELIVERED UNDER THE TRUST AGREEMENT OTHER THAN CERTIFICATES (i) FOR THE TRANSFER OR EXCHANGE OF OR IN LIEU OF WHICH OTHER CERTIFICATES SHALL HAVE BEEN AUTHENTICATED AND DELIVERED BY THE OWNER TRUSTEE PURSUANT TO THE TRUST AGREEMENT OR (ii) WHICH HAVE BEEN CANCELED, AND (C) WHEN USED WITH RESPECT TO FINANCED LOANS, SHALL MEAN THE PRINCIPAL BALANCE UNPAID AS OF THE APPLICABLE DATE.

         "OUTSTANDING AMOUNT" SHALL MEAN THE AGGREGATE PRINCIPAL AMOUNT OF ALL NOTES, OR SERIES OR CLASS OF NOTES, OR ALL CERTIFICATES, OR CLASS OF CERTIFICATES, AS APPLICABLE, OUTSTANDING AS OF THE DATE OF DETERMINATION.

         "OWNER TRUSTEE" SHALL MEAN FLEET NATIONAL BANK, A NATIONAL BANKING ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS OWNER TRUSTEE UNDER THE TRUST AGREEMENT.

         "POOL BALANCE" SHALL MEAN, AT ANY TIME, THE AGGREGATE PRINCIPAL BALANCE OF THE FINANCED LOANS AT THE END OF THE PRECEDING INTEREST PERIOD (INCLUDING ACCRUED INTEREST THEREON FOR SUCH INTEREST PERIOD TO THE EXTENT SUCH INTEREST WILL BE CAPITALIZED), AFTER GIVING EFFECT TO THE FOLLOWING, WITHOUT DUPLICATION:
(i) ALL PAYMENTS IN RESPECT OF PRINCIPAL RECEIVED BY THE TRUST DURING SUCH INTEREST PERIOD FROM OR ON BEHALF OF BORROWERS AND GUARANTORS, (ii) THE PRINCIPAL PORTION OF THE PURCHASE PRICE OF ALL FINANCED LOANS PURCHASED FROM THE TRUST FOR SUCH INTEREST PERIOD FROM THE SELLER, THE ADMINISTRATION OR THE SERVICER, AND (iii) THE PRINCIPAL PORTION OF ALL ADDITIONAL FINANCED LOANS MADE FROM THE PRE-FUNDING ACCOUNT WITH RESPECT TO SUCH INTEREST PERIOD.

         "PRE-FUNDING ACCOUNT" MEANS THE ACCOUNT DESIGNATED AS SUCH, ESTABLISHED AND MAINTAINED PURSUANT TO THE INDENTURE.

         "PRIMARY PARITY TRIGGER" SHALL MEAN, AS OF ANY DATE OF DETERMINATION, AN AMOUNT (EXPRESSED AS A PERCENTAGE) EQUAL TO THE SUM OF (i) THE BALANCES THEN ON DEPOSIT IN ALL FUNDS AND ACCOUNTS UNDER THE INDENTURE (EXCLUDING BALANCES ATTRIBUTABLE TO PRINCIPAL OF OR ACCRUED INTEREST ON DEFAULTED LOANS) AND (ii) AMOUNTS ON DEPOSIT IN THE LOCKBOX ACCOUNT HELD BY THE SERVICER AND ALLOCABLE TO THE 1996 FINANCED LOANS, DIVIDED BY AN AMOUNT EQUAL TO THE PRINCIPAL AMOUNT OF ALL NOTES THEN OUTSTANDING PLUS ALL ACCRUED AND UNPAID INTEREST THEREON PLUS ANY UNPAID PORTION OF THE ADMINISTRATION REQUIREMENT. THE PRIMARY PARITY

TRIGGER SHALL BE CALCULATED BY THE ADMINISTRATOR AS OF THE DATE OF THE INFORMATION CONTAINED IN THE THEN MOST RECENT REPORT OF THE SERVICER PROVIDED BY THE ISSUER TO THE INDENTURE TRUSTEE.

         "PRINCIPAL CORPORATE TRUST OPERATIONS OFFICE" SHALL MEAN THE PRINCIPAL CORPORATE TRUST OPERATIONS OFFICE OF THE INDENTURE TRUSTEE IN BOSTON, MASSACHUSETTS, OR SUCH OTHER OFFICE AS MAY BE DESIGNATED BY WRITTEN NOTICE OF THE INDENTURE TRUSTEE TO THE ISSUER AND EACH NOTEHOLDER AT THE ADDRESS OF SUCH NOTEHOLDER AS IT APPEARS ON THE BOOKS OF REGISTRY MAINTAINED IN ACCORDANCE WITH THE INDENTURE.

         "PRINCIPAL FACTOR" SHALL HAVE THE MEANING SET FORTH IN THE INDENTURE.

         "PURCHASE AGREEMENT" SHALL MEAN THE MASTER TERMS PURCHASE AGREEMENT DATED JUNE 1, 1996 BETWEEN NELLIE MAE, INC. AND NELLIE MAE FUNDING, LLC, AS AMENDED FROM TIME TO TIME.

         "RATE ADJUSTMENT DATE" SHALL MEAN, WITH RESPECT TO EACH CLASS OF NOTES AND EACH CLASS OF CERTIFICATES, THE DATE ON WHICH THE APPLICABLE INTEREST RATE FOR SUCH CLASS OF NOTES OR CERTIFICATES, AS APPROPRIATE, IS EFFECTIVE AND SHALL MEAN, WITH RESPECT TO EACH SUCH CLASS OF NOTES AND CERTIFICATES, THE DATE OF COMMENCEMENT OF EACH RELATED INTEREST PERIOD.

         "RATE DETERMINATION DATE" SHALL MEAN THE SECOND BUSINESS DAY IMMEDIATELY PRECEDING THE RATE ADJUSTMENT DATE FOR SUCH INTEREST PERIOD.

         "RATING AGENCY" SHALL MEAN (i) MOODY'S AND (ii) FITCH, IF THE NOTES ARE THEN RATED BY FITCH, OR, IF EITHER OF THEM NO LONGER EXISTS AND HAS NO SUCCESSORS, THEN ANY OTHER RATING AGENCY, IF ANY, OF NATIONALLY RECOGNIZED STATUS THEN RATING THE NOTES.

         "RECORD DATE" SHALL MEAN THE LAST DAY OF THE MONTH.

         "RESPONSIBLE OFFICER" SHALL MEAN, WITH RESPECT TO THE INDENTURE TRUSTEE, ANY OFFICER WITHIN THE CORPORATE TRUST OFFICE OF THE INDENTURE TRUSTEE WITH DIRECT RESPONSIBILITY FOR THE ADMINISTRATION OF THE INDENTURE AND THE OTHER BASIC DOCUMENTS ON BEHALF OF THE INDENTURE TRUSTEE, INCLUDING ANY VICE PRESIDENT, ASSISTANT VICE PRESIDENT, ASSISTANT TREASURER, ASSISTANT SECRETARY, OR ANY OTHER OFFICER OF THE INDENTURE TRUSTEE CUSTOMARILY PERFORMING FUNCTIONS SIMILAR TO THOSE PERFORMED BY ANY OF THE ABOVE DESIGNATED OFFICERS.

         "REUTERS LIBO PAGE" SHALL MEAN THE DISPLAY DESIGNATED AS PAGE "LIBO" ON THE REUTER MONITOR MONEY RATES SERVICE (OR SUCH OTHER PAGE AS MAY REPLACE THE REUTERS LIBO PAGE ON THAT SERVICE FOR THE PURPOSE OF DISPLAYING LONDON INTERBANK OFFERED RATES OF MAJOR BANKS FOR DOLLAR DEPOSITS).

         "REVENUE FUND" SHALL MEAN THE FUND ESTABLISHED BY THE INDENTURE.

         "REVENUES" SHALL MEAN ALL REVENUES, RECEIPTS AND MONEYS PAYABLE INTO OR TO THE CREDIT OF THE REVENUE FUND PURSUANT TO THE INDENTURE AND ANY INTEREST EARNINGS ON INVESTMENT SECURITIES CREDITED TO ANY OTHER FUND OR ACCOUNT AS PROVIDED IN THE INDENTURE.

         "SALES AGREEMENT" SHALL MEAN THE MASTER TERMS SALES AGREEMENT DATED JUNE 1, 1996, AMONG THE ISSUER, THE SELLER AND THE OWNER TRUSTEE, AS AMENDED FROM TIME TO TIME.

         "SECONDARY PARITY TRIGGER" SHALL MEAN, AS OF ANY DATE OF DETERMINATION, AN AMOUNT (EXPRESSED AS A PERCENTAGE) EQUAL TO THE SUM OF (i) THE BALANCES THEN ON DEPOSIT IN ALL FUNDS AND ACCOUNTS UNDER THE INDENTURE (EXCLUDING BALANCES ATTRIBUTABLE TO PRINCIPAL OF OR ACCRUED INTEREST ON DEFAULTED LOANS) AND (ii) AMOUNTS ON DEPOSIT IN THE LOCKBOX ACCOUNT HELD BY THE SERVICER AND ALLOCABLE TO THE 1996 FINANCED LOANS, DIVIDED BY AN AMOUNT EQUAL TO THE PRINCIPAL AMOUNT OF ALL NOTES AND CERTIFICATES THEN OUTSTANDING PLUS ALL ACCRUED AND UNPAID INTEREST THEREON PLUS ANY UNPAID PORTION OF THE ADMINISTRATION REQUIREMENT. THE

SECONDARY PARITY TRIGGER SHALL BE CALCULATED BY THE ADMINISTRATOR AS OF THE DATE OF THE INFORMATION CONTAINED IN THE THEN MOST RECENT REPORT OF THE SERVICER PROVIDED BY THE ISSUER TO THE INDENTURE TRUSTEE.

         "SECURITIES" SHALL MEAN THE NOTES AND THE CERTIFICATES TOGETHER.

         "SECURITIES ACT" SHALL MEAN THE SECURITIES ACT OF 1933, AS AMENDED.

         "SECURITIES DEPOSITORY" SHALL MEAN AN ORGANIZATION REGISTERED AS A "CLEARING AGENCY" PURSUANT TO SECTION 17A OF THE EXCHANGE ACT AND SHALL INITIALLY BE THE DEPOSITORY TRUST COMPANY.

         "SECURITIES DEPOSITORY PARTICIPANT" SHALL MEAN A BROKER, DEALER, BANK, OTHER FINANCIAL INSTITUTION OR OTHER PERSON FOR WHOM FROM TIME TO TIME A SECURITIES DEPOSITORY EFFECTS BOOK-ENTRY TRANSFERS AND PLEDGES OF SECURITIES DEPOSITED WITH THE SECURITIES DEPOSITORY.

         "SELLER" SHALL MEAN THE NELLIE MAE EDUCATION FUNDING, LLC, A DELAWARE LIMITED LIABILITY COMPANY.

         "SERIES" SHALL MEAN A SEPARATE SERIES OF NOTES ISSUED PURSUANT TO THE MASTER INDENTURE, WHICH SERIES MAY, AS PROVIDED IN THE RELATED TERMS SUPPLEMENT, BE DIVIDED INTO TWO OR MORE CLASSES.

         "SERVICER DEFAULT" SHALL MEAN AN "EVENT OF DEFAULT" AS DEFINED IN THE SERVICING AGREEMENT.

         "SERVICER" SHALL MEAN USA GROUP LOAN SERVICES, INC., A DELAWARE CORPORATION, ITS CORPORATE SUCCESSORS AND ASSIGNS, AND ANY OTHER ORGANIZATION WITH WHICH THE ISSUER HAS ENTERED INTO OR SHALL IN THE FUTURE ENTER INTO A SERVICING AGREEMENT PROVIDING FOR THE ADMINISTRATION, SERVICING AND COLLECTION OF, AMONG OTHERS, THE FINANCED LOANS.

         "SERVICES FUND" SHALL MEAN THE FUND ESTABLISHED BY THE INDENTURE.

         "SERVICING AGREEMENT" SHALL MEAN THE SERVICING AGREEMENT BETWEEN THE ISSUER AND USA GROUP LOAN SERVICES, INC. DATED AS OF JUNE 1, 1996, AND ANY OTHER SIMILAR SERVICING AGREEMENT ENTERED INTO BETWEEN THE ISSUER AND A SERVICER PROVIDING FOR THE ADMINISTRATION, SERVICING AND COLLECTION OF FINANCED LOANS, IN EACH CASE AS ORIGINALLY EXECUTED AND AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF AND WITH THE INDENTURE.

         "SERVICING FEES" SHALL MEAN, AS OF ANY DATE OF CALCULATION, THE SUM OWED TO THE SERVICER PURSUANT TO THE TERMS OF THE SERVICING AGREEMENT.

         "STUDENT LOAN ACQUISITION FUND" SHALL MEAN THE FUND SO DESIGNATED AND ESTABLISHED BY THE INDENTURE.

         "STUDENT LOAN PORTFOLIO FUND" SHALL MEAN THE FUND SO DESIGNATED AND ESTABLISHED BY THE INDENTURE.

         "SUBACCOUNT" SHALL MEAN ANY OF THE SUBACCOUNTS ESTABLISHED BY THE INDENTURE AND THE RELATED TERMS SUPPLEMENT.

         "SUPPLEMENTAL INDENTURE" SHALL MEAN ANY SUPPLEMENT TO OR AMENDMENT OF THE INDENTURE ENTERED INTO BY THE ISSUER AND THE INDENTURE TRUSTEE PURSUANT TO AND IN ACCORDANCE WITH THE PROVISIONS OF THE INDENTURE.

         "SUPPLEMENTAL PURCHASE AGREEMENT" SHALL MEAN ANY SUPPLEMENTAL PURCHASE AGREEMENT BETWEEN NELLIE MAE AND THE SELLER.

         "SUPPLEMENTAL SALES AGREEMENT" SHALL MEAN ANY SUPPLEMENTAL SALES AGREEMENT AMONG THE SELLER, THE TRUST AND THE OWNER TRUSTEE.

         "TERMS SUPPLEMENT" SHALL MEAN EACH SUPPLEMENTAL INDENTURE WHICH AUTHORIZES A PARTICULAR SERIES OF NOTES.

         "TRANSFER AGREEMENT" SHALL MEAN A DULY WRITTEN ASSIGNMENT AND BILL OF SALE DELIVERED BY THE SELLER TO THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE EVIDENCING THE SALE OF ADDITIONAL FINANCED LOANS TO THE ISSUER.

         "TRANSFER DATE" SHALL MEAN EACH DATE ON WHICH THE ISSUER PURCHASES ADDITIONAL FINANCED LOANS PURSUANT TO A SUPPLEMENTAL SALES AGREEMENT DURING A RELATED FUNDING PERIOD.

         "TREASURY REGULATIONS" SHALL MEAN REGULATIONS, INCLUDING PROPOSED OR TEMPORARY REGULATIONS, PROMULGATED UNDER THE CODE. REFERENCES IN ANY DOCUMENT OR INSTRUMENT TO SPECIFIC PROVISIONS OF PROPOSED OR TEMPORARY REGULATIONS SHALL INCLUDE ANALOGOUS PROVISIONS OF FINAL TREASURY REGULATIONS OR OTHER SUCCESSOR TREASURY REGULATIONS.

         "TRUST AGREEMENT" SHALL MEAN THE TRUST AGREEMENT DATED AS OF JUNE 1, 1996 BETWEEN THE DEPOSITOR AND THE OWNER TRUSTEE, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME.

         "TRUST ESTATE" SHALL MEAN ALL PROPERTY OF THE ISSUER FROM TIME TO TIME, INCLUDING ALL FUNDS HELD BY THE OWNER TRUSTEE UNDER THE TRUST AGREEMENT AND ALL RIGHTS OF THE OWNER TRUSTEE AND THE TRUST PURSUANT TO THE SERVICING AGREEMENT, THE ADMINISTRATION AGREEMENT, THE SALES AGREEMENT AND ANY SUPPLEMENTAL SALES AGREEMENT.

         "TRUST INDENTURE ACT" OR "TIA" SHALL MEAN THE TRUST INDENTURE ACT OF 1939 AS IN FORCE ON THE DATE HEREOF, UNLESS OTHERWISE SPECIFICALLY PROVIDED.

         "TRUST SUPPLEMENT" SHALL MEAN EACH SUPPLEMENT TO THE TRUST AGREEMENT THAT AUTHORIZES AN ISSUANCE OF A CLASS OF CERTIFICATES.

         NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFER HEREIN CONTAINED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE HEREOF.

                               -------------------

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Summary of Terms .........................................................    1
Risk Factors .............................................................   12
Formation of the Trust ...................................................   16
The Trust Estate .........................................................   18
Trading Information ......................................................   31
Consumer Protection Laws .................................................   31
Treatment of Education Loans in Bankruptcy ...............................   32
Use of Proceeds ..........................................................   32
Fund Balances at Closing .................................................   33
Nellie Mae Education Funding, LLC ........................................   33
Nellie Mae, Inc. .........................................................   33
Servicer .................................................................   34
The 1996 Notes ...........................................................   34
The 1996 Certificates ....................................................   38
Information Regarding the 1996 Securities ................................   41
Description of the Indenture .............................................   44
Description of the Sales and Purchase Agreem1nts .........................   61
Description of ADMINISTRATION AGREEMENT ..................................   62
Transfer of Student Loans ................................................   66
Federal Income Tax Consequences ..........................................   66
ERISA Considerations .....................................................   72
Underwriting .............................................................   73
Financial Information ....................................................   73
Legal Matters ............................................................   73
Reports to Securityholders ...............................................   74
Available Information ....................................................   74
Incorporation of Certain Documents by Reference ..........................   74
Glossary of Major Defined Terms...........................................  G-1


                               ------------------


         UNTIL 90 DAYS AFTER THE DATE HEREOF, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPRIONS.


                        NELLIE MAE EDUCATION LOAN TRUST


                      $67,000,000 LIBOR Rate Asset Backed
                                  Class A-1 Notes
                      $48,000,000 LIBOR Rate Asset Backed
                                  Class A-2 Notes
                      $ 7,700,000 LIBOR Rate Asset Backed
                                  Certificates




                               ------------------

                                   PROSPECTUS

                               ------------------



                               SMITH BARNEY INC.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth all expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except the registration fee.


SEC Registration Fee .........................................   $ 42,586.21
Fees and expenses of accountants .............................   $    *
Fees and expenses of counsel .................................   $    *
Fees and expenses of INDENTURE Trustee and COUNSEL ...........   $    *
Fees and expenses OF OWNER TRUSTEE AND COUNSEL ...............   $    *
PRINTING AND ENGRAVING .......................................   $    *
Rating Agency FEES ...........................................   $    *
Miscellaneous ................................................   $    *
                                                                 -----------

Total ........................................................   $    *
                                                                 ===========

- ---------------------------
* TO BE PROVIDED BY AMENDMENT.


ITEM 15  INDEMNIFICATION OF DIRECTORS AND OFFICERS


         THE OPERATING AGREEMENT OF THE REGISTRANT PROVIDES THAT, TO THE MAXIMUM EXTENT PERMITTED UNDER DELAWARE LAW, THE REGISTRANT SHALL INDEMNIFY ITS MANAGERS FOR ALL COSTS, LOSSES, LIABILITIES AND DAMAGES PAID OR ACCRUED BY SUCH MANAGERS IN CONNECTION WITH THE BUSINESS OF THE REGISTRANT, AND THAT THE REGISTRANT WILL INDEMNIFY ITS OFFICERS, EMPLOYEES AND OTHER AGENTS WHO ARE NOT MANAGERS TO THE FULLEST EXTENT PERMITTED BY LAW, PROVIDED THAT THE INDEMNIFICATION IN ANY GIVEN SITUATION IS APPROVED BY THE BOARD OF MANAGERS.


ITEM 16  EXHIBITS


         (1.1)*   -    Form of Underwriting Agreement FOR THE NOTES.

         (1.2)*   -    FORM OF UNDERWRITING AGREEMENT FOR THE CERTIFICATES.

         (3.1)*   -    CERTIFICATE OF ORGANIZATION OF NELLIE MAE EDUCATION
                       FUNDING, LLC.

         (3.2)*   -    OPERATING AGREEMENT OF NELLIE MAE EDUCATION FUNDING, LLC.

         (3.3)*   -    FORM OF DECLARATION OF TRUST FOR THE Nellie Mae Education
                       Loan Trust(INCLUDED IN EXHIBIT 4.3).

         (4.1)*   -    FORM OF MASTER TRUST INDENTURE, DATED AS OF JUNE 1, 1996,
                       BETWEEN NELLIE MAE EDUCATION LOAN TRUST AND STATE STREET
                       BANK AND TRUST COMPANY, as Indenture Trustee.

         (4.2)*   -    Form of First Terms Supplement to the Master Trust
                       Indenture.

         (4.3)*   -    Form of Trust Agreement, dated as of JUNE 1, 1996,
                       between Nellie Mae Education Funding, LLC and FLEET
                       NATIONAL BANK, AS OWNER TRUSTEE.

         (4.4)*   -    FORM OF First Trust Supplement to the Trust Agreement.

         (4.5)*   -    FORM OF NOTE (INCLUDED AS AN EXHIBIT TO EXHIBIT 4.1).

         (4.6)*   -    FORM OF CERTIFICATE (INCLUDED AS AN EXHIBIT TO EXHIBIT
                       4.3).

         (5.1)*   -    Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
                       P.C. WITH RESPECT TO LEGALITY OF THE NOTES AND
                       CERTIFICATES.

         (8.1)*   -    Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
                       P.C. as to tax matters.

         (23.2)*  -    Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
                       P.C. (included in Exhibit 5.1).

         (24.1)*  -    Powers of Attorney (included as part of signature page).

         (25.1)*  -    Statement of Eligibility and Qualification under the
                       TRUST Indenture Act of 1939 on Form T-1 of State Street
                       Bank and Trust Company.

         (99.1)*  -    Form of Master Terms Sales Agreement, dated as of JUNE 1,
                       1996, among Nellie Mae Education Funding, LLC, Nellie Mae
                       Education Loan Trust and FLEET NATIONAL BANK, AS OWNER
                       TRUSTEE.

         (99.2)*  -    Form of Master Terms Purchase Agreement, dated as of JUNE
                       1, 1996, between Nellie Mae, Inc. and Nellie Mae
                       Education Funding, LLC.

         (99.3)*  -    Form of Administration Agreement, dated as of JUNE 1,
                       1996, among Nellie Mae, Inc., Nellie Mae Education Loan
                       Trust, STATE STREET BANK AND TRUST COMPANY, AS INDENTURE
                       TRUSTEE AND FLEET NATIONAL BANK, AS OWNER TRUSTEE.

- ---------------------------
*Filed herewith.


ITEM 17. UNDERTAKINGS


         A.       UNDERTAKINGS PURSUANT TO RULE 415.

                  The REGISTRANT hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this REGISTRATION STATEMENT;


                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;


                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the REGISTRATION STATEMENT. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the REGISTRATION STATEMENT is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the REGISTRANT pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the REGISTRATION STATEMENT.


                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         B.       FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
                  REFERENCE.

                  THE REGISTRANT hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the REGISTRANT'S annual report pursuant to
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.       UNDERTAKING IN RESPECT OF INDEMNIFICATION.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Boston, and Commonwealth of Massachusetts, on the 17TH day of JUNE, 1996.



                                               NELLIE MAE EDUCATION FUNDING, LLC



                                               BY/S/John F. Remondi
                                                 -------------------------------
                                                 Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated and on JUNE 17, 1996; and each of the undersigned officers and Directors, hereby severally constitute and appoint John F. Remondi and Lawrence W. O'Toole, and each of them, so sign for him, and in his name in the capacity indicated below, all amendments, including post-effective amendments, to such registration statement and any related Rule 462(b) registration statement or amendment thereto, hereby ratifying and confirming such signatures as they may be signed by such attorneys to such registration statements and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on JUNE 17, 1996.



         Principal executive officer:           CLASS A Managers
                                                NELLIE MAE, INC.

         /S/LAWRENCE W. O'Toole                 /S/LAWRENCE W. O'Toole
         ---------------------------            ------------------------------
         Lawrence W. O'Toole                    BY: Lawrence W. O'Toole

                                                NMI EDUCATION LOAN CORPORATION

         Principal financial officer:           /S/JOHN F. Remondi
                                                ------------------------------
                                                BY: John F. Remondi

         /S/JOHN F. Remondi
         ---------------------------
         John F. Remondi

         Principal accounting officer:

         /S/JOHN F. Remondi
         ---------------------------
         John F. Remondi

                                  Exhibit Index

Exhibit Number and Description


         (1.1)*   -    Form of Underwriting Agreement FOR THE NOTES.

         (1.2)*   -    FORM OF UNDERWRITING AGREEMENT FOR THE CERTIFICATES.

         (3.1)*   -    CERTIFICATE OF ORGANIZATION OF NELLIE MAE EDUCATION
                       FUNDING, LLC.

         (3.2)*   -    OPERATING AGREEMENT OF NELLIE MAE EDUCATION FUNDING, LLC.

         (3.3)*   -    FORM OF DECLARATION OF TRUST FOR THE Nellie Mae Education
                       Loan Trust(INCLUDED IN EXHIBIT 4.3).

         (4.1)*   -    FORM OF MASTER TRUST INDENTURE, DATED AS OF JUNE 1, 1996,
                       BETWEEN NELLIE MAE EDUCATION LOAN TRUST AND STATE STREET
                       BANK AND TRUST COMPANY, as Indenture Trustee.

         (4.2)*   -    Form of First Terms Supplement to the Master Trust
                       Indenture.

         (4.3)*   -    Form of Trust Agreement, dated as of JUNE 1, 1996,
                       between Nellie Mae Education Funding, LLC and FLEET
                       NATIONAL BANK, AS OWNER TRUSTEE.

         (4.4)*   -    First Trust Supplement to the Trust Agreement.

         (4.5)*   -    FORM OF NOTE (INCLUDED AS AN EXHIBIT TO EXHIBIT 4.1).

         (4.6)*   -    FORM OF CERTIFICATE (INCLUDED AS AN EXHIBIT TO EXHIBIT
                       4.3).

         (5.1)*   -    Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
                       P.C. WITH RESPECT TO LEGALITY.

         (8.1)*   -    Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
                       P.C. as to tax matters.

         (23.1)*  -    Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
                       P.C. (included in Exhibit 5.1).

         (24.1)*  -    Powers of Attorney (included as part of signature page).

         (25.1)*  -    Statement of Eligibility and Qualification under the
                       TRUST Indenture Act of 1939 on Form T-1 of State Street
                       Bank and Trust Company.

         (99.1)*  -    Form of Master Terms Sales Agreement, dated as of JUNE 1,
                       1996, among Nellie Mae Education Funding, LLC, Nellie Mae
                       Education Loan Trust and FLEET NATIONAL BANK, AS OWNER
                       TRUSTEE.

         (99.2)*  -    Form of Master Terms Purchase Agreement, dated as of JUNE
                       1, 1996, between Nellie Mae, Inc. and Nellie Mae
                       Education Funding, LLC.

         (99.3)*  -    Form of Administration Agreement, dated as of JUNE 1,
                       1996, among Nellie Mae, Inc., Nellie Mae Education Loan
                       Trust, STATE STREET BANK AND TRUST COMPANY, AS INDENTURE
                       TRUSTEE AND FLEET NATIONAL BANK, AS OWNER TRUSTEE.


- ---------------------------
*Filed herewith